    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 1997

                                                      REGISTRATION NO. 333-26717
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3
                                       TO
                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-3
             (WITH RESPECT TO TOYOTA MOTOR CREDIT CORPORATION ONLY)
                                  AND FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


           TOYOTA AUTO LEASE TRUST 1997-A                             TOYOTA MOTOR CREDIT CORPORATION
      (Issuer with respect to the Certificates)          (Originator of Toyota Lease Trust, transferor of SUBI to
                                                                Transferor and Issuer of TMCC Demand Notes)
                TOYOTA LEASING, INC.                                        TOYOTA LEASE TRUST
 (Originator of, and Transferor of the SUBI to, the                  (Issuer with respect to the SUBI)
           Toyota Auto Lease Trust 1997-A)

            (Exact name of Registrants as specified in its charter)

          CALIFORNIA                         6146                  33-0755530
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                                 No.)

                         ------------------------------

                           19001 SOUTH WESTERN AVENUE
                           TORRANCE, CALIFORNIA 90509
                                 (310) 618-4000
              (Address, including zip code, and telephone number,
       including area code, of Originator's principal executive offices)
                         ------------------------------

                              ALAN F. COHEN, ESQ.
                                GENERAL COUNSEL
                        TOYOTA MOTOR CREDIT CORPORATION
                           19001 SOUTH WESTERN AVENUE
                           TORRANCE, CALIFORNIA 90509
                                 (310) 787-1310
           (Name, address, including zip code, and telephone number,
   including area code, of agent for service with respect to the Registrant)

                                   COPIES TO:


     DAVID J. JOHNSON, JR., ESQ.                 RENWICK D. MARTIN, ESQ.
     AND DANIEL F. PASSAGE, ESQ.                     Brown & Wood LLP
        Andrews & Kurth L.L.P.              One World Trade Center, 58th Floor
     601 S. Figueroa, Suite 4200                 New York, New York 10048
    Los Angeles, California 90017


                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plan, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 134, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
    PROPOSED TITLE OF SECURITIES TO BE          AMOUNT TO BE       OFFERING PRICE        AGGREGATE          REGISTRATION
                REGISTERED                       REGISTERED         PER UNIT(1)      OFFERING PRICE(1)         FEE(2)
Automobile Lease Asset Backed Certificates,
  Class A-1................................                             100%
Automobile Lease Asset Backed Certificates,
  Class A-2................................    $1,146,000,000           100%           $1,146,000,000       $347,272.73
Automobile Lease Asset Backed Certificates,
  Class A-3................................                             100%
Special Unit of Beneficial Interest........         (3)                 (3)                 (3)                 (3)
TMCC Demand Notes..........................         (4)                 (4)                 (4)                 (4)

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.


(2) Previously paid.



(3) The Special Unit of Beneficial Interest (the "SUBI") issued by Toyota Lease Trust will constitute a beneficial interest in certain specified assets of Toyota Lease Trust, including certain lease contracts and the automobile and light-duty trucks relating to such lease contracts. The SUBI is not being offered to investors hereunder but will be transferred by Toyota Motor Credit Corporation (the originator of Toyota Lease Trust) to Toyota Leasing, Inc. (the originator of Toyota Auto Lease Trust 1997-A), and (excluding certain insurance proceeds) from Toyota Leasing, Inc. to Toyota Auto Lease Trust 1997-A.


(4) The TMCC Demand Notes represent investments by the Trust of Collections in demand notes issued from time to time by TMCC.


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
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INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

SUBJECT TO COMPLETION, DATED AUGUST 28, 1997

PROSPECTUS


                         TOYOTA AUTO LEASE TRUST 1997-A



       $410,000,000    % AUTO LEASE ASSET BACKED CERTIFICATES, CLASS A-1
       $650,000,000    % AUTO LEASE ASSET BACKED CERTIFICATES, CLASS A-2
        $72,750,000    % AUTO LEASE ASSET BACKED CERTIFICATES, CLASS A-3



                              TOYOTA LEASING, INC.
                                  (TRANSFEROR)



                        TOYOTA MOTOR CREDIT CORPORATION
                                   (SERVICER)

                            ------------------------

    The Auto Lease Asset Backed Certificates (the "Certificates") will represent undivided interests in the Toyota Auto Lease Trust 1997-A (the "Trust") formed pursuant to a securitization trust agreement (the "Agreement") between Toyota Leasing, Inc. (the "Transferor") and U.S. Bank National Association (formerly known as First Bank National Association), as trustee (the "Trustee"). The property of the Trust will consist of a Special Unit of Beneficial Interest (the "SUBI"), which, in turn, will evidence a beneficial interest in certain specified assets (the "SUBI Assets") of Toyota Lease Trust, a Delaware business trust (the "Titling Trust"), monies on deposit in the Reserve Fund and certain other accounts and certain other assets described more fully herein under "The Trust and the SUBI". The assets of the Titling Trust (the "Titling Trust Assets") will consist primarily of retail closed-end lease contracts and the automobiles and light duty trucks relating thereto and certain other assets described more fully herein. Toyota Motor Credit Corporation ("TMCC") will service the lease contracts included in the Titling Trust Assets.
                                                        (CONTINUED ON NEXT PAGE)


FOR A DISCUSSION OF MATERIAL RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH
AN INVESTMENT       IN THE CLASS A CERTIFICATES, SEE "RISK FACTORS" ON PAGE
                                   20 HEREIN.


THE CLASS A CERTIFICATES WILL REPRESENT BENEFICIAL INTERESTS IN THE TRUST AND
    WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF TOYOTA MOTOR CREDIT
      CORPORATION, TOYOTA MOTOR SALES, U.S.A., INC., TOYOTA LEASING, INC.,
           TOYOTA LEASE TRUST OR ANY OF THEIR RESPECTIVE AFFILIATES.
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
            REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
APPLICATION WILL BE MADE TO LIST THE CLASS A CERTIFICATES ON THE LUXEMBURG STOCK EXCHANGE AND FOR LISTING AND PERMISSION TO DEAL IN THE CLASS A CERTIFICATES ON
                    THE STOCK EXCHANGE OF HONG KONG LIMITED.


                                                                     UNDERWRITING        PROCEEDS TO THE
                                             PRICE TO PUBLIC(1)      DISCOUNTS(2)      TRANSFEROR(1)(2)(3)
Per Class A-1 Certificate..................           %                    %                    %
Per Class A-2 Certificate..................           %                    %                    %
Per Class A-3 Certificate                             %                    %                    %
Total......................................           $                    $                    $


(1) Plus accrued interest, if any, calculated at the related Certificate Rate from the date of initial issuance.


(2) The Underwriting Discount will be    % per Class A-3 Certificate sold to
    certain noninstitutional investors. Therefore, to the extent of any such sales to such investors, the actual total Underwriting Discount will be more than, and the actual Proceeds to the Seller will be less than, the amounts indicated in this table.



(3) Before deducting expenses payable by the Transferor estimated to be $      .

                            ------------------------

    The Class A Certificates are offered subject to prior sale, when, as and if issued to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Class A Certificates will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company in the United States, and Cedel Bank, societe anonyme and the Euroclear System in Europe and Asia, on or
about September   , 1997, against payment therefor in immediately available
funds.
                            ------------------------

                               JOINT BOOKRUNNERS

MERRILL LYNCH & CO.          LEHMAN BROTHERS          MORGAN STANLEY DEAN WITTER
 (GLOBAL COORDINATOR)

               The date of this Prospectus is             , 1997.

(CONTINUED FROM FRONT COVER)

    From time to time until principal is first allocated or distributed to the holders of Certificates ("Certificateholders"), as described below, Principal Collections on or in respect of the SUBI Assets will be reinvested in additional lease contracts originated as described herein and assigned to the Titling Trust, together with the automobiles and light duty trucks relating thereto, which at the time of reinvestment will become SUBI Assets. The SUBI will not evidence a direct interest in the SUBI Assets, nor will it represent a beneficial interest in any of the Titling Trust Assets other than the SUBI Assets. Payments made on or in respect of the Titling Trust Assets not represented by the SUBI will not be available to make payments on the Certificates.


    The Certificates will consist of three classes of senior certificates (respectively, the "Class A-1 Certificates", the "Class A-2 Certificates" and the "Class A-3 Certificates", and collectively, the "Class A Certificates") and one class of subordinated certificates (the "Class B Certificates"). The Class A Certificates are the only Certificates offered hereby. The Initial Certificate Balance of the Class B Certificates will be $73,850,000, and the Class B Certificates will be subordinated to the Class A Certificates to the extent described herein. The Class A-1, Class A-2, Class A-3 and Class B Certificates will initially evidence in the aggregate approximately 33%, 53%, 6% and 6% undivided interests in the Trust, respectively. The Transferor will own the undivided interest in the Trust not represented by the Certificates (the "Transferor Interest"). The initial balance of the Transferor Interest will be $24,631,519.20. SEE "Description of the Certificates".



    Interest on the Certificates will accrue at the respective per annum interest rates specified above and, except upon the occurrence of a Monthly Payment Event, if any, or in the case of a Class of Certificates that is not fully paid on its Targeted Maturity Date, will be distributed to holders thereof semiannually on March 25 and September 25 of each year (or, if such day is not a Business Day, on the next succeeding Business Day), commencing on March 25, 1998.



    The Targeted Maturity Date for the Class A-1 Certificates will be September 27, 1999, for the Class A-2 Certificates will be September 25, 2000, for the Class A-3 Certificates will be March 26, 2001 and for the Class B Certificates will be September 25, 2001. In general, the Certificates will be "sequential pay" certificates meaning that no principal payments will be made on the Class A-2 Certificates until the Class A-1 Certificates have been paid in full, no principal payments will be made on the Class A-3 Certificates until the Class A-2 Certificates have been paid in full and no principal payments will be made on the Class B Certificates until the Class A-3 Certificates are paid in full. Except upon the occurrence of a Monthly Payment Event, principal in respect of a Class of Class A Certificates will not be distributed until its respective Targeted Maturity Date. Upon the occurrence of certain Monthly Payment Events, if any, or in the event the full amount of principal of any Class of Class A Certificates is not available on its Targeted Maturity Date, principal will be distributed to holders of the related Class of Class A Certificates to the extent and in the order of priority described herein on Certificate Payment Dates which will thereafter be monthly on each Monthly Allocation Date. A "Monthly Allocation Date" is the day on which Collections in respect of the Contracts and Leased Vehicles represented by the SUBI are allocated, and shall occur on the twenty-fifth day of each month (or, if such day is not a Business Day, on the next succeeding Business Day) commencing on September 25, 1997. Each Class of Class A Certificates will also have a Stated Maturity Date on or before which payment in full is due.


    Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A Certificates. Such transactions may include stabilizing and the purchase of Class A Certificates to cover syndicate short positions. For a description of these activities, see "Underwriting".

    UNTIL DECEMBER   , 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. UPON RECEIPT OF A REQUEST BY AN INVESTOR WHO HAS RECEIVED AN ELECTRONIC PROSPECTUS OR A REQUEST BY SUCH INVESTOR'S REPRESENTATIVE WITHIN THE PERIOD DURING WHICH THERE IS A PROSPECTUS DELIVERY OBLIGATION, THE TRANSFEROR OR THE UNDERWRITERS WILL PROMPTLY DELIVER, OR CAUSE TO BE DELIVERED, WITHOUT CHARGE, A PAPER COPY OF THE PROSPECTUS.

                             AVAILABLE INFORMATION


    The Transferor, as originator of the Trust, and the Trust, as issuer of the Certificates, have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (together with all amendments and exhibits thereto, the "Registration Statement") of which this Prospectus is a part, under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Class A Certificates. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511 and Suite 1300, Seven World Trade Center, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, copies of the Registration Statement and all of the documents incorporated by reference herein (including the Titling Trust Agreement and the Agreement) may be obtained at no charge at the offices of Bankers Trust Luxembourg S.A., 14 Boulevard F.D. Roosevelt, L-2450, Luxembourg and at the offices of Merrill Lynch & Co. at Asia Pacific Financial, 3 Garden Road, Hong Kong. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. Electronic filings made through the Electronic Data Gathering Analysis and Retrieval System are publicly available through the Commission's Website at http://www.sec.gov.


                      DOCUMENTS INCORPORATED BY REFERENCE

    Certain documents with respect to Toyota Motor Credit Corporation ("TMCC") are incorporated herein. The documents incorporated by reference herein relate solely to TMCC as a registrant on the Registration Statement on Form S-3 with respect to the TMCC Demand Notes. The Certificates will represent beneficial interests in the Trust and will not represent interests in or obligations of TMCC or any of its affiliates.

    TMCC is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission:
New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Citibank Center, Suite 1800, 500 West Madison Street, Chicago, Illinois 60611-2511. In addition, certain of TMCC's securities are listed on the New York Stock Exchange and the aforementioned material may also be inspected at the offices of such exchange.


    TMCC's Annual Report on Form 10-K for the year ended September 30, 1996, and TMCC's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1996, March 31, 1997, and June 30, 1997, have been filed with the Commission and are made a part of this Registration Statement. All reports filed by TMCC pursuant to Sections 13(a) or 15(d) of the Exchange Act subsequent to the date of the Registration Statement and prior to the termination of the offering of the Class A Certificates and all supplements to the Registration Statement filed from time to time shall be deemed to be incorporated by reference into the Registration Statement to be a part hereof from the date of filing such documents.


    Any statement contained herein or made a part hereof, or contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for the purposes of the Registration Statement to the extent that a statement contained therein (or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

                         REPORTS TO CERTIFICATEHOLDERS


    U.S. Bank National Association, as Trustee, will provide to Certificateholders (which shall be Cede & Co. as the nominee of DTC unless Definitive Certificates are issued under the limited circumstances described herein) unaudited monthly and annual reports concerning the Contracts and Leased Vehicles. SEE "Description of the Certificates--Reports to Certificateholders". For so long as the Class A Certificates are outstanding, each such report (including a statement of the Class Certificate Balance of each Class of Certificates) also shall be delivered to the Luxembourg Stock Exchange and The Stock Exchange of Hong Kong Limited on the related date for delivery to Certificateholders. Copies of such reports may be obtained at no charge at the offices of Bankers Trust Luxembourg S.A., 14 Boulevard F.D. Roosevelt, L-2450, Luxembourg and at the offices of Merrill Lynch & Co. at Asia Pacific Financial, 3 Garden Road, Hong Kong.

                            OVERVIEW OF TRANSACTION

                                [GRAPH]

                                    SUMMARY


    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. CERTAIN CAPITALIZED TERMS USED HEREIN ARE DEFINED ELSEWHERE IN THIS PROSPECTUS ON THE PAGES INDICATED IN THE "INDEX OF TERMS" BEGINNING ON PAGE 102 HEREOF.



OVERVIEW..........................  Certain motor vehicle dealers ("Dealers") whose dealerships are located in California, Florida,
                                    Michigan, Pennsylvania and Ohio (the "Trust States")
                                    have assigned and will assign retail closed- end
                                    automobile and light duty truck leases to the Titling
                                    Trust pursuant to their dealer agreements with the
                                    Titling Trust. The Titling Trust was created in October
                                    1996 to avoid the administrative difficulty and expense
                                    associated with retitling leased vehicles in connection
                                    with the securitization of automobile and light duty
                                    truck leases. The Titling Trust has issued to TMCC an
                                    Undivided Trust Interest (the "UTI") representing the
                                    entire beneficial interest in the unallocated Titling
                                    Trust Assets. SEE "The Trust and the SUBI--The Trust".

                                    TMCC will instruct the trustee of the Titling Trust to
                                    allocate a separate portfolio of leases and leased
                                    vehicles from and among the Titling Trust Assets
                                    represented by the UTI and create a special unit of
                                    beneficial interest (the "SUBI") which will represent
                                    the entire beneficial interest in such portfolio.
                                    Titling Trust Assets allocated to the SUBI will no
                                    longer be represented by the UTI. TMCC will sell the
                                    SUBI to the Transferor and the Transferor will
                                    contribute substantially all of the SUBI (excluding the
                                    related rights to proceeds of the Residual Value Insur-
                                    ance Policy described herein) to the Trust. In return,
                                    the Trust will issue the Class A Certificates offered
                                    hereby and the Class B Certificates, and will create the
                                    Transferor Interest for the benefit of the Transferor.
                                    The "Transferor Interest" is the undivided interest in
                                    the Trust not evidenced by the Certificates and will be
                                    permanently retained by the Transferor.

                                    TMCC, from time to time in the future, may cause the
                                    Titling Trust to allocate additional separate portfolios
                                    of leases and leased vehicles and to create additional
                                    special units of beneficial interest similar to the SUBI
                                    relating to such portfolios ("Other SUBIs") which may be
                                    sold to the Transferor or one or more other entities.
                                    The Trust and the Certificateholders will have no
                                    interest in the UTI, any Other SUBI or any Titling Trust
                                    Assets evidenced by the UTI or any Other SUBI.

THE TRUST.........................  The Trust will be formed pursuant to the Agreement between the Transferor and U.S. Bank National
                                    Association (formerly known as First Bank National
                                    Association, "U.S. Bank"), as Trustee. The property of
                                    the Trust will consist primarily of the SUBI and monies
                                    on deposit in certain accounts established as described
                                    herein.

THE TITLING TRUST.................  The Titling Trust is a Delaware business trust formed pursuant to the Titling Trust Agreement. The primary
                                    business purpose of the Titling Trust is to take
                                    assignments of and serve as holder of

                                    title to substantially all of the lease contracts and
                                    the related leased vehicles originated by the Dealers
                                    beginning on dates prior to the execution of the SUBI
                                    Supplement. Pursuant to the Servicing Agreement, TMCC
                                    will service the lease contracts included in the Titling
                                    Trust Assets, including the Contracts. SEE "Additional
                                    Document Provisions--The Trust Agreement" and "--The
                                    Servicing Agreement" and "Certain Legal Aspects of the
                                    Titling Trust--The Titling Trust".

                                    The Titling Trust is governed by an Amended and Restated
                                    Trust and Servicing Agreement (the "Titling Trust
                                    Agreement") among TMCC, as grantor, initial beneficiary
                                    and Servicer, TMTT, Inc., as trustee (the "Titling
                                    Trustee"), and U.S. Bank, as trust agent (the "Trust
                                    Agent"). TMTT, Inc. is a Delaware corporation and a
                                    wholly owned, special purpose subsidiary of U.S. Bank
                                    that was organized solely for the purpose of acting as
                                    Titling Trustee. TMTT, Inc. is not affiliated with TMCC
                                    or any affiliate thereof. SEE "The Titling Trust-- The
                                    Titling Trustee".

TITLING TRUST ASSETS
  ALLOCATED AS SUBI ASSETS........  The Titling Trust Assets consist primarily of retail closed-end lease contracts and the automobiles and light
                                    duty trucks relating thereto. The SUBI will evidence a
                                    beneficial interest in a specified portion of the
                                    Titling Trust Assets allocated to the SUBI. Certain
                                    lease contracts (the "Initial Contracts") originated by
                                    the Dealers, the automobiles and light duty trucks
                                    relating thereto (the "Initial Leased Vehicles") and
                                    certain monies due under or payable in respect of the
                                    Initial Contracts and the Initial Leased Vehicles on or
                                    after August 1, 1997 (the "Cutoff Date") will be
                                    allocated to the SUBI on the Closing Date. During the
                                    Revolving Period, payments made on or in respect of the
                                    SUBI Assets allocable to the Discounted Principal
                                    Balance thereof will be reinvested in additional retail
                                    closed-end lease contracts (the "Subsequent Contracts"
                                    and, together with the Initial Contracts, the
                                    "Contracts") assigned to the Titling Trust by Dealers
                                    and the related automobiles and light duty trucks (the
                                    "Subsequent Leased Vehicles" and, together with the
                                    Initial Leased Vehicles, the "Leased Vehicles"). At the
                                    time of such reinvestment, such Subsequent Contracts and
                                    Subsequent Leased Vehicles will be allocated to the SUBI
                                    and will no longer be UTI Assets. All such assets,
                                    together with certain other assets and rights, are the
                                    "SUBI Assets". SEE "--Principal--The Revolving Period"
                                    and "The Trust and the SUBI--The SUBI".

                                    The SUBI will evidence an indirect beneficial interest,
                                    rather than a direct legal interest, in the SUBI Assets.
                                    The SUBI will not represent a beneficial interest in any
                                    Titling Trust Assets other than the SUBI Assets.
                                    Payments made on or in respect of the Titling Trust
                                    Assets other than the SUBI Assets will not be available
                                    to make payments on the Certificates.

THE TRANSFEROR....................  Toyota Leasing, Inc. is a California corporation which is a wholly

                                    owned, special purpose subsidiary of TMCC. SEE "The
                                    Transferor".

TMCC..............................  TMCC is a California corporation that has 34 branches in various locations in the United States and one branch in
                                    the Commonwealth of Puerto Rico. TMCC's primary business
                                    is providing retail leasing, retail and wholesale
                                    financing and certain other financial services to
                                    authorized Toyota and Lexus vehicle and Toyota
                                    industrial equipment dealers and their customers in the
                                    United States (excluding Hawaii) and Puerto Rico. TMCC
                                    is a wholly owned subsidiary of Toyota Motor Sales,
                                    U.S.A., Inc. ("TMS"), which is primarily engaged in the
                                    wholesale distribution of automobiles, light duty
                                    trucks, industrial equipment and related replacement
                                    parts and accessories throughout the United States
                                    (excluding Hawaii). TMS is a wholly-owned subsidiary of
                                    Toyota Motor North America, Inc. ("TMA"). Substantially
                                    all of TMS's products are either manufactured by its
                                    affiliates or are purchased from Toyota Motor
                                    Corporation ("TMC"), which wholly owns TMA, or
                                    affiliates of TMC.

                                    Pursuant to the Agreement and the Series 1997-A SUBI
                                    Servicing Supplement to the Titling Trust Agreement
                                    dated as of September 1, 1997, among TMCC, the Titling
                                    Trustee and the Transferor (the "Servicing Supplement"
                                    and, together with the Titling Trust Agreement, the
                                    "Servicing Agreement"), TMCC will act as the initial
                                    servicer of the Titling Trust Assets, including the SUBI
                                    Assets (in such capacity, the "Servicer"). Pursuant to
                                    the terms of the Servicing Agreement, the Trustee is a
                                    third party beneficiary thereof.

SECURITIES OFFERED

A. GENERAL........................  The Certificates will represent fractional undivided beneficial interests in the Trust. The Certificates will
                                    consist of three classes of senior certificates (the
                                    Class A-1, Class A-2 and Class A-3 Certificates) and one
                                    class of subordinated certificates (the Class B
                                    Certificates). Only the Class A Certificates are being
                                    offered hereby.

                                    Each Certificate will represent the right to receive
                                    semiannual payments of interest at the related
                                    Certificate Rate and, to the extent described herein,
                                    payments of principal during the Amortization Period. It
                                    is expected that repayment of principal on each Class of
                                    Certificates will be made on the related Targeted
                                    Maturity Date.

                                    Payments on the Certificates will be funded from
                                    payments received by the Trust on or in respect of the
                                    SUBI and, in certain circumstances, from monies on
                                    deposit in the Reserve Fund, from earnings in respect of
                                    monies, if any, on deposit in the Certificateholders'
                                    Account, and monies that otherwise would be
                                    distributable in respect of the Transferor Interest.
                                    Interests in the assets of the Trust will be allocated
                                    among the Class A-1

                                    Certificateholders, the Class A-2 Certificateholders,
                                    the Class A-3 Certificateholders and the Class B
                                    Certificateholders (collectively, the "Investor
                                    Interest") and the Transferor Interest.

                                    In general, the Certificates will be "sequential pay"
                                    certificates, meaning that no principal payments will be
                                    made on the Class A-2 Certificates until the Class A-1
                                    Certificates have been paid in full, no principal
                                    payments will be made on the Class A-3 Certificates
                                    until the Class A-2 Certificates have been paid in full
                                    and no principal payments will be made on the Class B
                                    Certificates until the Class A-3 Certificates are paid
                                    in full. The Class B Certificates will be subordinated
                                    to the Class A Certificates to the extent described
                                    herein. SEE "Description of the
                                    Certificates--Allocations and Distributions on the
                                    Certificates". The Transferor Interest also will be
                                    subordinated to the Certificates, as described herein.

                                    Payments will be made to Certificateholders of record as
                                    of the day immediately preceding each relevant
                                    Certificate Payment Date or, if Definitive Certificates
                                    are issued, as of the last Business Day of the preceding
                                    month (each, a "Record Date"). A "Business Day" is a day
                                    other than a Saturday, a Sunday or a day on which
                                    banking institutions in New York, New York, Chicago,
                                    Illinois, or Los Angeles, California are authorized or
                                    obligated by law, regulation, executive order or decree
                                    to be closed; provided that, solely for purposes of
                                    identifying any Certificate Payment Date with respect to
                                    the making of payments on the Class A Certificates in
                                    Luxembourg or Hong Kong by a paying agent there located,
                                    "Business Day" shall also exclude any day on which
                                    banking institutions located in that jurisdiction are
                                    authorized by law, regulation, governmental order or
                                    decree to be closed, whether or not payments are made
                                    with respect to such Certificates in any other
                                    jurisdiction on such date, but such definition shall not
                                    be used for making any other calculation.

                                    On the date of initial issuance of the Certificates (the
                                    "Closing Date"), the Trust will issue $410,000,000
                                    aggregate initial Certificate Balance of Class A-1
                                    Certificates (the "Initial Class A-1 Certificate
                                    Balance"), $650,000,000 aggregate initial Certificate
                                    Balance of Class A-2 Certificates (the "Initial Class
                                    A-2 Certificate Balance"), $72,750,000 aggregate initial
                                    Certificate Balance of Class A-3 Certificates (the
                                    "Initial Class A-3 Certificate Balance" and, together
                                    with the Initial Class A-1 Certificate Balance and the
                                    Initial Class A-2 Certificate Balance, the "Initial
                                    Class A Certificate Balance") and $73,850,000 aggregate
                                    initial Certificate Balance of Class B Certificates (the
                                    "Initial Class B Certificate Balance" and, together with
                                    the Initial Class A Certificate Balance, the "Initial
                                    Certificate Balance"). Except as described below, such
                                    Class Certificate Balances will remain fixed at the
                                    indicated Initial Certificate Balances during the
                                    Revolving Period and until the related Targeted Maturity
                                    Date,

                                    except that such Class Certificate Balances may decline
                                    in connection with the allocation of Loss Amounts
                                    thereto or, commencing upon the occurrence of a Monthly
                                    Payment Event, in connection with distributions thereto
                                    in respect of principal to the extent described herein.

                                    The "Class Certificate Balance" of any Class of
                                    Certificates on any day will equal the Initial
                                    Certificate Balance thereof, reduced by the sum of all
                                    distributions made in respect of principal of such Class
                                    (including any distributions in respect of Loss Amounts
                                    and Certificate Principal Loss Amounts allocable to such
                                    Class) on or prior to such day and any unreimbursed
                                    Certificate Principal Loss Amounts in respect of such
                                    Class (and in the case of the Class B Certificates,
                                    minus the aggregate amount of unreimbursed Class B
                                    Available Principal applied to cover interest shortfalls
                                    and reimburse Loss Amounts and Certificate Principal
                                    Loss Amounts allocated to the Class A Certificates), as
                                    described herein. The "Class A Certificate Balance" will
                                    mean the sum of the Class A-1, Class A-2 and Class A-3
                                    Class Certificate Balances. The "Certificate Balance"
                                    with respect to the Certificates will mean the sum of
                                    the Class A Certificate Balance and the Class B
                                    Certificate Balance. The Transferor Interest will
                                    represent the interest in the Trust not represented by
                                    the Investor Interest. The Transferor Interest will
                                    initially equal $24,631,519.20 (2% of the Aggregate Net
                                    Investment Value as of the Cutoff Date) and on any day
                                    will equal the difference between the Aggregate Net
                                    Investment Value and the Adjusted Certificate Balance,
                                    calculated as described below. SEE "Summary--The
                                    SUBI--1. The Contracts". As more fully described herein,
                                    the Aggregate Net Investment Value can change daily and
                                    the Transferor Interest can decrease daily as the
                                    Aggregate Net Investment Value decreases. The Transferor
                                    Interest may increase on a Monthly Allocation Date as
                                    the Adjusted Certificate Balance declines. SEE
                                    "Description of the Certificates--General".

B. DISTRIBUTIONS..................  INTEREST.  Payments of interest on each Class of
                                    Certificates will be made, to the extent funds are
                                    allocated and are available therefor as described
                                    herein, (i) on each Monthly Allocation Date in March and
                                    September, commencing in March 1998, as well as on the
                                    Targeted Maturity Date for such Class and (ii) for any
                                    Class of Certificates not paid in full on the related
                                    Targeted Maturity Date, on any subsequent Certificate
                                    Payment Date until such Class is paid in full. In
                                    addition, after the occurrence of any Monthly Payment
                                    Event, payments of interest on each Class of
                                    Certificates will be made monthly, to the extent funds
                                    are allocated and are available therefor as described
                                    herein, on each Monthly Allocation Date (and each such
                                    subsequent Monthly Allocation Date will be a Certificate
                                    Payment Date).

                                    PRINCIPAL.  Principal of each Class of Certificates will
                                    be payable in full on the related Targeted Maturity
                                    Date. If Principal Collections during the Collection
                                    Periods preceding such date (but

                                    commencing after the end of the Revolving Period) that
                                    are allocable to such Class of Certificates, together
                                    with amounts allocated thereto from amounts on deposit
                                    in the Reserve Fund, through subordination or from any
                                    related Maturity Advance, are insufficient to make such
                                    payment in full, all such amounts available will be paid
                                    to the related Certificateholders on the related
                                    Targeted Maturity Date and, thereafter, payment of all
                                    Principal Collections in respect of the related
                                    Collection Period allocable to the Investor Interest
                                    will be paid on each related Certificate Payment Date on
                                    a monthly basis until such Class of Class A Certificates
                                    has been paid in full. In addition, after the occurrence
                                    of any Monthly Payment Event, payments of principal of
                                    the Certificates will be made monthly, sequentially as
                                    described herein to the extent funds are allocated and
                                    are available therefor as described herein, on each
                                    Certificate Payment Date (and each such subsequent
                                    Monthly Allocation Date will be a Certificate Payment
                                    Date).

                                    Each Monthly Allocation Date on which any such
                                    distribution of interest or principal is required to be
                                    made with respect to any Class of Certificates is a
                                    "Certificate Payment Date" with respect to such Class.

                                    The Targeted Maturity Date for each Class of
                                    Certificates is as follows:



CLASS        TARGETED MATURITY DATE
-----------  ----------------------
Class A-1    September 27, 1999
Class A-2    September 25, 2000
Class A-3    March 26, 2001
Class B      September 25, 2001



                                    The Stated Maturity Date for each Class of Certificates
                                    (the date on which ultimate payment thereof in full is
                                    due) is April 26, 2004.

C. INTEREST.......................  Interest will accrue on the Certificates at the following rates (the "Certificate Rates"): (i) Class A-1
                                    Certificates,    % per annum (the "Class A-1 Rate"),
                                    (ii) Class A-2 Certificates,    % per annum (the "Class
                                    A-2 Rate"), (iii) Class A-3 Certificates,    % per annum
                                    (the "Class A-3 Rate") and (iv) Class B Certificates
                                       % per annum (the "Class B Rate"). Interest will
                                    accrue on the Class Certificate Balance of each Class of
                                    Certificates and on Certificate Principal Loss Amounts
                                    allocated thereto at the applicable Certificate Rate
                                    during each Interest Period. The "Interest Period" with
                                    respect to each related Certificate Payment Date for a
                                    Class of Certificates will be the period from and
                                    including the preceding Certificate Payment Date, to but
                                    excluding such Certificate Payment Date. However, the
                                    first Interest Period for any Class of Certificates will
                                    be the period from and including the Closing Date, to
                                    but excluding the related first Certificate Payment
                                    Date. Interest will be calculated on the basis of a
                                    360-day year consisting of twelve 30-day months.

                                    Interest allocations and payments to all Classes of
                                    Class A Certificates will have the same priority. Under
                                    certain circumstances, the amount available for interest
                                    allocations or distributions could be less than the
                                    amount of interest allocable to or distributable on the
                                    Class A Certificates on any Monthly Allocation Date, in
                                    which case each Class of Class A Certificates will be
                                    allocated or paid its ratable share (based upon the
                                    aggregate amount of interest due thereon) of the
                                    aggregate amount available to be allocated or paid in
                                    respect of interest on the Class A Certificates.

D. PRINCIPAL, REVOLVING PERIOD
  AND AMORTIZATION PERIOD.........  Unless a Monthly Payment Event has occurred, principal will be paid to the holders of each Class of
                                    Certificates on the related Targeted Maturity Date in an
                                    amount equal to the lesser of (i) the related Class
                                    Certificate Balance, and (ii) the sum of (x) all amounts
                                    allocated for distributions in respect of principal of
                                    the Certificates then on deposit in the
                                    Certificateholders' Account and (y) any Maturity
                                    Advance. SEE "--Maturity Advances".

                                    To the extent that the entire Class Certificate Balance
                                    is not paid on the related Targeted Maturity Date,
                                    distributions of principal in respect of the related
                                    Class of Certificates will be made on each Certificate
                                    Payment Date commencing in the month immediately
                                    following such Targeted Maturity Date, and shall con-
                                    tinue on a monthly basis until such Class is paid in
                                    full. Interest at the related Certificate Rate will
                                    continue to accrue on the outstanding Certificate
                                    Balance of each Class of Certificates (and on
                                    unreimbursed Certificate Principal Loss Amounts allo-
                                    cated thereto) and will be distributable on each such
                                    Certificate Payment Date. SEE "--Interest".

                                    Failure to pay the entire Class Certificate Balance of
                                    any Class of Certificates on its Targeted Maturity Date
                                    because Collections and other amounts allocable thereto
                                    are insufficient therefor will not constitute a Monthly
                                    Payment Event or an Event of Servicing Termination.
                                    However, failure to make any scheduled interest payment
                                    on or within three Business Days of a relevant
                                    Certificate Payment Date, or failure to pay in full any
                                    Class of Certificates on or before its Stated Maturity
                                    Date, will constitute an Event of Servicing Termination.
                                    SEE "Additional Document Provisions--The Servicing
                                    Agreement--Events of Servicing Termination" and
                                    "--Rights Upon Event of Servicing Termination."

                                    THE REVOLVING PERIOD.  No principal will be allocable or
                                    distributable on the Certificates until the Monthly
                                    Allocation Date (the "First Principal Monthly Allocation
                                    Date") in the month commencing after the earlier to
                                    occur of October 1, 1998 (the "Amortization Date") or an
                                    Early Amortization Event. From the

                                    Closing Date and through the Business Day preceding the
                                    commencement of the Amortization Period (I.E., the
                                    earlier of October 1, 1998, or the date of an Early
                                    Amortization Event) (the "Revolving Period"), all
                                    Principal Collections and amounts otherwise
                                    distributable to Certificateholders as reimbursements of
                                    Loss Amounts and Certificate Principal Loss Amounts will
                                    be reinvested in Subsequent Contracts and Subsequent
                                    Leased Vehicles so as to maintain the Certificate
                                    Balance at a constant level during the Revolving Period;
                                    provided that during the Revolving Period the
                                    Certificate Balance of a Class of Certificates will
                                    decrease to the extent Certificate Principal Loss
                                    Amounts are allocated thereto and not reimbursed. Early
                                    Amortization Events are described under "Description of
                                    the Certificates--Early Amortization Events". While any
                                    Early Amortization Event will terminate the Revolving
                                    Period, only certain Early Amortization Events (which
                                    are Monthly Payment Events) will cause monthly
                                    distributions in respect of principal to commence.

                                    During the Revolving Period, on one or more Business
                                    Days selected by the Servicer each month (each, a
                                    "Transfer Date"), the Servicer will direct the Titling
                                    Trustee to reinvest Principal Collections and certain
                                    reimbursed Loss Amounts in Subsequent Contracts and
                                    Subsequent Leased Vehicles. Upon such reinvestment, such
                                    Subsequent Contracts and Subsequent Leased Vehicles will
                                    become SUBI Assets. If on the last Business Day of any
                                    month during the Revolving Period commencing in October
                                    1997 the Servicer determines that the amount of
                                    Principal Collections and reimbursed Loss Amounts and
                                    Certificate Principal Loss Amounts for the preceding
                                    Collection Period not reinvested in Subsequent Contracts
                                    and Subsequent Leased Vehicles as of the first day of
                                    such month exceeds $1,000,000, an Early Amortization
                                    Event will be deemed to have occurred, the Revolving
                                    Period will terminate as of such day and all Principal
                                    Collections and reimbursed Loss Amounts not reinvested
                                    as of such day will then be allocable or distributable
                                    to Certificateholders on the succeeding Monthly
                                    Allocation Date. SEE "Description of the
                                    Certificates--Allocations and Distributions on the
                                    Certificates--Revolving Period".

                                    During the Revolving Period, Subsequent Contracts and
                                    Subsequent Leased Vehicles will be selected from the
                                    Titling Trust's portfolio of lease contracts and related
                                    vehicles not allocated to any Other SUBI, based on the
                                    criteria specified in the Titling Trust Agreement and
                                    SUBI Supplement as described under the "The
                                    Contracts--Representations, Warranties and Covenants".
                                    Reinvestment of Principal Collections and reimbursed
                                    Loss Amounts and Certificate Principal Loss Amounts will
                                    be in the lease contracts having the earliest
                                    origination dates and the related vehicles and Titling
                                    Trust Assets (excluding those previously allocated to
                                    any Other SUBI). If any Other SUBI is created and
                                    allocations are being made in respect of such Other

                                    SUBI at the same time out of the Titling Trust's general
                                    pool of unallocated lease contracts, reinvestment in
                                    respect of the SUBI will be given priority. SEE "The
                                    Contracts".

                                    "Principal Collections" will mean, with respect to any
                                    Collection Period, all Collections allocable to the
                                    principal component of any Contract (including any
                                    payment in respect of the related Leased Vehicle, other
                                    than any payment as to which a Loss Amount has been
                                    realized and allocated during any prior Collection
                                    Period), discounted to the extent described below, less
                                    the portions of Advances and Nonrecoverable Advances
                                    reimbursable to the Servicer therefrom. With respect to
                                    any Monthly Allocation Date, the related "Collection
                                    Period" will be the preceding calendar month. For
                                    purposes of determining Principal Collections, the
                                    principal component of all payments made on or in
                                    respect of a Contract (or the related Leased Vehicle)
                                    with a Lease Rate less than 9.75% per annum (each, a
                                    "Discounted Contract") will be discounted at a per annum
                                    rate of 9.75%, thereby effectively reallocating a
                                    portion of the payments received in respect of the
                                    principal component of the Contracts to Interest
                                    Collections and providing additional credit enhancement
                                    for the benefit of the Certificateholders. With respect
                                    to any Collection Period, "Collections" will include all
                                    net collections received in respect of the Contracts and
                                    Leased Vehicles during such Collection Period, such as
                                    Monthly Payments (including previously collected
                                    Payments Ahead that represent Monthly Payments due
                                    during such Collection Period), Prepayments, Advances,
                                    Net Matured Leased Vehicle Proceeds, Net Repossessed
                                    Vehicle Proceeds and other Net Liquidation Proceeds,
                                    less (i) amounts representing Payments Ahead with
                                    respect to future Collection Periods, (ii) amounts
                                    retained by or paid to the Servicer in respect of
                                    outstanding Advances and Nonrecoverable Advances and
                                    (iii) Additional Loss Amounts in respect of such
                                    Collection Period. In addition, for each Collection
                                    Period during the Revolving Period, amounts otherwise
                                    allocable or distributable to the Certificateholders on
                                    the related Monthly Allocation Date as reimbursement of
                                    Loss Amounts or Certificate Principal Loss Amounts
                                    allocable to the Investor Interest will be treated as
                                    Principal Collections and reinvested in Subsequent
                                    Contracts and Subsequent Leased Vehicles. SEE
                                    "Description of the Certificates--Allocations and
                                    Distributions on the Certificates--Allocations and
                                    Distributions of Collections".

                                    With respect to any Collection Period "Interest
                                    Collections" generally will equal the amount by which
                                    Collections exceed Principal Collections, less the
                                    portions of Advances and Nonrecoverable Advances
                                    reimbursable to the Servicer therefrom. "Net Repossessed
                                    Vehicle Proceeds" will equal Repossessed Vehicle
                                    Proceeds net of Repossessed Vehicle Expenses, and "Net
                                    Liquidation Proceeds" will equal Liquidation Proceeds
                                    net of Liquidation Expenses.

                                    AMORTIZATION PERIOD.  The "Amortization Period" shall
                                    commence on the earlier of the Amortization Date or the
                                    day on which an Early Amortization Event occurs, and
                                    will end when (i) the Class Certificate Balance of each
                                    Class of Certificates has been reduced to zero, or (ii)
                                    the Trust otherwise terminates. During the Amortization
                                    Period, Principal Collections and reimbursed Loss
                                    Amounts and Certificate Principal Loss Amounts will no
                                    longer be reinvested in Subsequent Contracts and Subse-
                                    quent Leased Vehicles.

                                    During the Amortization Period, the amount of Principal
                                    Collections allocable to the Investor Interest in
                                    respect of a Collection Period (the "Principal
                                    Allocation") generally will mean the Principal
                                    Collections in respect of such Collection Period alloca-
                                    ble to the SUBI multiplied by the Investor Percentage
                                    for such Principal Collections. The "Investor
                                    Percentage" for purposes of the Principal Allocation
                                    will equal the percentage equivalent of a fraction (not
                                    to exceed 100%), the numerator of which is the Adjusted
                                    Certificate Balance and the denominator of which is the
                                    Aggregate Net Investment Value, calculated as of the
                                    last day of the Collection Period (i) preceding the
                                    Amortization Date or (ii) preceding the month, if any,
                                    during which an Early Amortization Event occurs. The
                                    "Adjusted Certificate Balance" for any Class of
                                    Certificates is the Initial Certificate Balance thereof
                                    reduced by the sum of all amounts deposited into the
                                    Certificateholders' Account in respect of principal on
                                    such Class plus the amount of all unreimbursed Loss
                                    Amounts and Certificate Principal Loss Amounts
                                    previously allocated thereto (and in the case of the
                                    Class B Certificates, minus the aggregate amount of
                                    unreimbursed Class B Available Principal applied to
                                    cover interest shortfalls and reimburse Loss Amounts and
                                    Certificate Principal Loss Amounts allocated to the
                                    Class A Certificates). SEE "Description of the
                                    Certificates--Calculation of Investor Percentage and
                                    Transferor Percentage."

                                    Following the occurrence of a Monthly Payment Event, if
                                    any, allocations based upon the Principal Allocation may
                                    result in allocations or distributions to
                                    Certificateholders of Principal Collections in amounts
                                    that are greater relative to the declining Certificate
                                    Balances than would be the case if no fixed Investor
                                    Percentage were used. To the extent that on any Monthly
                                    Allocation Date during the Amortization Period any
                                    portion of the Investor Percentage of Interest
                                    Collections in respect of the related Collection Period
                                    remains after required distributions have been made,
                                    such excess interest will be deposited into the Reserve
                                    Fund until the amount on deposit therein equals the
                                    Specified Reserve Fund Balance. Any remaining excess
                                    interest, up to but not exceeding the product of (i)
                                    one-twelfth of 0.25% and (ii) the Aggregate Net
                                    Investment Value as of the last day of such Collection
                                    Period will constitute the "Accelerated Principal
                                    Distribution Amount". The Accelerated Principal
                                    Distribution

                                    Amount will be allocable or distributable to the
                                    Certificateholders (or for reimbursements of Maturity
                                    Advances) in addition to (and in the same manner and
                                    priority as) ordinary allocations and distributions of
                                    principal in respect of the Certificates. SEE
                                    "Description of the Certificates--Allocations and
                                    Distributions on the Certificates--Allocations and
                                    Distributions of Collections" and "Assets of the
                                    Trust--The Accounts; Collections--The SUBI Collection
                                    Account" and "--Certain Withdrawals from the SUBI
                                    Collection Account".

                                    The "Aggregate Net Investment Value" as of any date will
                                    equal the sum of (i) the Discounted Principal Balance of
                                    all Contracts other than Charged-off, Liquidated,
                                    Matured and Additional Loss Contracts, (ii) the
                                    aggregate Residual Value of all Leased Vehicles to the
                                    extent that the related Contracts have reached their
                                    scheduled maturities and been terminated (each, a
                                    "Matured Contract") within the three immediately
                                    preceding Collection Periods but which Leased Vehicles
                                    as of the last day of the most recent Collection Period
                                    have remained unsold and not otherwise disposed of by
                                    the Servicer for no more than three full Collection
                                    Periods (the "Matured Leased Vehicle Inventory") plus
                                    certain related charges and (iii) during the Revolving
                                    Period, the amount of unreinvested Principal Collections
                                    and reimbursed Loss Amounts and Certificate Principal
                                    Loss Amounts. The "Discounted Principal Balance" for
                                    each Contract with a Lease Rate less than 9.75% will be
                                    its Outstanding Principal Balance discounted by 9.75%
                                    (each such Contract, a "Discounted Contract"), and for
                                    each Contract with a Lease Rate at least equal to 9.75%
                                    will be its Outstanding Principal Balance. As of the
                                    Cutoff Date, the Aggregate Net Investment Value equaled
                                    the aggregate Discounted Principal Balance of the
                                    Initial Contracts or $1,231,231,519.20.

E. INVESTMENT OF COLLECTIONS PRIOR
  TO MONTHLY PAYMENT EVENT........  So long as a Monthly Payment Event has not occurred, and so long as the Certificates of any Class are
                                    outstanding, amounts allocated to interest on the
                                    Certificates during the Revolving Period, and amounts
                                    allocated to interest or principal in respect of the
                                    Certificates during the Amortization Period, in each
                                    case on Monthly Allocation Dates that are not relevant
                                    Certificate Payment Dates will be deposited into the
                                    Certificateholders' Account and invested in Permitted
                                    Investments maturing prior to the succeeding relevant
                                    Certificate Payment Date or Targeted Maturity Date, as
                                    appropriate, and bearing rates of interest equal to the
                                    related Required Rates. Such Permitted Investments are
                                    expected to include one or more demand obligations
                                    issued by TMCC (each a "TMCC Demand Note"). SEE "Addi-
                                    tional Document Provisions--TMCC Demand Notes". From and
                                    after the occurrence of a Monthly Payment Event,
                                    payments of interest on, and payments of principal of
                                    each Class of Certificates in the sequential order
                                    described herein, will instead

                                    be made monthly on each subsequent relevant Certificate
                                    Payment Date.

                                    "Monthly Payment Events", the occurrence of which will
                                    terminate the investment of amounts held in the
                                    Certificateholders' Account and will cause payments of
                                    interest on and principal of the Certificates to be made
                                    monthly thereafter, will include (a) the occurrence of
                                    any of the Early Amortization Events described in
                                    clauses (ii) through (vi) and (viii) of the definition
                                    thereof or (b) the downgrade by Standard & Poor's of
                                    TMCC's short-term debt to a rating less than A-1+, or
                                    the downgrade by Moody's of TMCC's short term debt to a
                                    rating less than P-1 or TMCC's long term debt to a
                                    rating less than Aa3, unless within ten Business Days of
                                    such event alternative arrangements satisfactory to the
                                    Rating Agencies are made with respect to the investment
                                    of Collections to be invested. The Trustee is expected
                                    to exercise the demand feature of the TMCC Demand Notes
                                    only upon the occurrence of a Monthly Payment Event and
                                    at the direction of the Certificateholders. The exercise
                                    of such feature by the Trustee will not of itself
                                    constitute a Monthly Payment Event.

F. PRIORITY OF MONTHLY ALLOCATIONS
 AND DISTRIBUTIONS................  On each Monthly Allocation Date, the Trustee will make allocations, payments and distributions with respect to
                                    the related Collection Period in accordance with the
                                    priorities set forth herein. SEE "Description of the
                                    Certificates--Allocations and Distributions on the
                                    Certificates".

G. OPTIONAL PURCHASE..............  The Transferor will have an option to purchase the SUBI
                                    Certificate on any Monthly Allocation Date on or after
                                    the Class A-3 Targeted Maturity Date if, either before
                                    or after giving effect to any payment of principal
                                    required to be made on the related Certificate Payment
                                    Date, the Adjusted Certificate Balance has been reduced
                                    to an amount less than or equal to $123,123,151.92 (10%
                                    of the Aggregate Net Investment Value as of the Cutoff
                                    Date) or amounts sufficient to effectively reduce the
                                    Certificate Balance to such amount have been deposited
                                    in the Collection Account on such date. Such a purchase
                                    would result in the retirement of the Certificates of
                                    each outstanding Class. SEE "Description of the
                                    Certificates--Termination of the Trust; Retirement of
                                    the Certificates".

H. FORM, DENOMINATIONS AND
  REGISTRATION OF THE
  CLASS A CERTIFICATES............  Except under limited circumstances, the Class A
                                    Certificates will be available only in book-entry form
                                    in minimum denominations of $1,000. Persons acquiring
                                    beneficial ownership interests in the Class A
                                    Certificates ("Certificate Owners") will hold their Cer-
                                    tificates through The Depository Trust Company ("DTC"),
                                    in the United States, or Cedel Bank, societe anonyme
                                    ("Cedel Bank") or the Euroclear System ("Euroclear") in
                                    Europe or

                                    Asia. SEE "Description of the Certificates--Book-Entry
                                    Registration" and "ANNEX I: Global Clearance, Settlement
                                    and Tax Documentation Procedures".

I. LISTING........................  Application will be made for listing of the Class A
                                    Certificates on the Luxembourg Stock Exchange and for
                                    listing of and permission to deal in the Class A
                                    Certificates on The Stock Exchange of Hong Kong Limited.
                                    The Trust has requested that such permission be made
                                    effective on or before September 23, 1997.

THE SUBI..........................  The SUBI will be evidenced by a certificate (the "SUBI
                                    Certificate") evidencing a 100% beneficial interest in
                                    the SUBI Assets and will not evidence an interest in any
                                    Titling Trust Assets other than the SUBI Assets.
                                    Payments made on or in respect of any other Titling
                                    Trust Assets (and proceeds of the Residual Value
                                    Insurance Policy) will not be available to make payments
                                    on the Certificates. The Titling Trust Assets evidenced
                                    by the SUBI will primarily include the Contracts and
                                    Leased Vehicles allocated to the SUBI. SEE "The Trust
                                    and the SUBI" and "The Titling Trust".

  1. THE CONTRACTS................  The Contracts will consist of retail closed-end lease contracts originated by the Dealers in California,
                                    Florida, Michigan, Ohio and Pennsylvania (the "Trust
                                    States") having original terms of not more than 60
                                    months. Each Contract will be a finance lease for
                                    accounting purposes and will have been written for a
                                    "capitalized cost" (which may exceed the manufacturer's
                                    suggested retail price and may include certain
                                    origination fees), plus a lease charge which is based on
                                    an imputed interest rate (the "Lease Rate"). Each
                                    Contract will provide for equal monthly payments (each,
                                    a "Monthly Payment") that when allocated between
                                    principal and the lease charge at the Lease Rate on a
                                    constant yield basis, will be sufficient to amortize the
                                    capitalized cost over the term of the lease to an amount
                                    equal to the Residual Value. A Residual Value is
                                    established at the origination of a lease contract
                                    (based on documentation provided to the Dealers by TMCC)
                                    and represents the estimated wholesale market value at
                                    the end of the lease term, as such estimated value may
                                    be reduced in connection with any extension granted as
                                    described herein ("Residual Value"). The amount to which
                                    the capitalized cost of a Contract has been amortized at
                                    any point in time is referred to herein as its
                                    "Outstanding Principal Balance".

                                    The Initial Contracts consist of 56,340 lease contracts.
                                    As of the Cutoff Date, the Initial Contracts had Lease
                                    Rates ranging from 0.254% to 13.653% and a weighted
                                    average Lease Rate of 7.655%. As of the Cutoff Date, the
                                    Initial Contracts had an aggregate Outstanding Principal
                                    Balance of $1,287,004,969.02, an Aggregate Net
                                    Investment Value of $1,231,231,519.20 (of which amount
                                    approximately 69.35% represented Residual Values), a
                                    weighted average original term of 39.8 months and a

                                    weighted average remaining term to scheduled maturity of
                                    35.8 months. SEE "The Contracts".

  2. THE LEASED VEHICLES..........  The Leased Vehicles will be comprised of automobiles and light duty trucks. As of the times of origination of the
                                    Contracts, the related Leased Vehicles will include new
                                    vehicles, including dealer demonstrator vehicles driven
                                    fewer than 20,000 miles, or used vehicles up to four
                                    model years old at the time of origination of the
                                    related Contract, including certified used vehicles and
                                    vehicles previously sold under manufacturer's programs.
                                    Certified used vehicles are Toyota or Lexus vehicles
                                    that are purchased by dealers, reconditioned and
                                    certified to meet certain Toyota/Lexus required
                                    standards and sold or leased with an extended warranty
                                    from the manufacturer. Manufacturer's program vehicles
                                    are Toyota or Lexus vehicles that have been sold to
                                    rental car companies, repurchased by the manufacturer
                                    and subsequently purchased by the dealer to sell or
                                    lease as current year and one year old used vehicles
                                    with 20,000 miles or less. SEE "The Contracts--General".

                                    The certificates of title to the Initial Leased Vehicles
                                    are, and the certificates of title to all Leased
                                    Vehicles will be, registered at all times prior to
                                    liquidation in the name of the Titling Trust. The
                                    certificates of title will not reflect the indirect
                                    interest of the Trustee in the Leased Vehicles by virtue
                                    of its beneficial interest in the SUBI. Therefore, if
                                    the Class A Certificates were recharacterized as secured
                                    loans, the Trustee would have a perfected security
                                    interest in the SUBI Certificate (excluding rights to
                                    proceeds of the Residual Value Insurance Policy retained
                                    by the Transferor), Contracts and Contract Rights but
                                    not in the Leased Vehicles. SEE "Certain Legal Aspects
                                    of the Titling Trust--Structural Considerations" and
                                    "--Back-up Security Interests".

THE SUBI COLLECTION ACCOUNT;
  COLLECTIONS.....................  The Titling Trustee will maintain the SUBI Collection
                                    Account for the benefit of the holders of interests in
                                    the SUBI. Except under certain limited circumstances,
                                    the Servicer will be permitted to deposit amounts
                                    collected in respect of payments made on or in respect
                                    of the Contracts or the Leased Vehicles during each
                                    Collection Period into the SUBI Collection Account on
                                    the Business Day preceding the related Monthly
                                    Allocation Date (the related "Deposit Date") rather than
                                    when received. Such payments will include, but will not
                                    be limited to, (i) Monthly Payments, not including
                                    Monthly Payments (or portions thereof) determined by the
                                    Servicer to be due in one or more future Collection
                                    Periods, (each, a "Payment Ahead") until the Collection
                                    Period during which such Payment Ahead is due, (ii)
                                    Prepayments, (iii) proceeds from the sale or other
                                    disposition of Leased Vehicles under Matured Contracts,
                                    including payments for excess mileage and excess wear
                                    and tear ("Matured Leased Vehicle Proceeds"), (iv)
                                    proceeds received in connection with the sale or other
                                    disposition of Leased Vehicles

                                    that have been repossessed ("Repossessed Vehicle
                                    Proceeds") and (v) other amounts received in connection
                                    with the realization of the amounts due under any
                                    Contract (together with Matured Leased Vehicle Proceeds
                                    and Repossessed Vehicle Proceeds, "Liquidation
                                    Proceeds").

                                    The Servicer will be entitled to reimbursement for
                                    expenses incurred in connection with the realization of
                                    Matured Leased Vehicle Proceeds ("Matured Leased Vehicle
                                    Expenses"), Repossessed Vehicle Proceeds ("Repossessed
                                    Vehicle Expenses") and other Liquidation Proceeds (such
                                    expenses, together with Matured Leased Vehicle Expenses
                                    and Repossessed Vehicle Expenses, "Liquidation
                                    Expenses"), to be netted from proceeds or Collections in
                                    respect of such payments (including other Liquidation
                                    Proceeds), whether or not on deposit in the SUBI
                                    Collection Account. The Servicer also will be entitled
                                    to reimbursement of certain payments made and expenses
                                    and charges incurred by it in the ordinary course of
                                    servicing the Contracts (including payments it makes on
                                    behalf of the related lessees in connection with the
                                    payment of taxes, vehicle registration, clearance of
                                    parking tickets and similar items) from Collections with
                                    respect to the related Contracts, separate payment
                                    thereof by the related lessees or from amounts realized
                                    upon the final disposition of the related leased
                                    vehicle. To the extent such amounts are reimbursed prior
                                    to or at the final disposition of the related leased
                                    vehicle but remain unpaid by the related lessee, such
                                    unreimbursed amounts (together with any unpaid Monthly
                                    Payments under the related Contract) will be treated as
                                    Matured Leased Vehicle Expenses or Liquidation Expenses,
                                    as the case may be, and will therefore reduce Matured
                                    Leased Vehicle Proceeds or Liquidation Proceeds, as the
                                    case may be.

                                    On each Deposit Date, the following additional amounts
                                    also will be deposited into the SUBI Collection Account:
                                    (i) Advances by the Servicer, (ii) any Maturity Advances
                                    by the Transferor and (iii) Reallocation Payments by
                                    TMCC (together with, under certain circumstances during
                                    the Amortization Period, Reallocation Deposit Amounts)
                                    in respect of certain Contracts as to which an uncured
                                    breach of certain representations and warranties or
                                    certain servicing covenants has occurred. In addition,
                                    to the extent set forth herein, amounts will be
                                    withdrawn from the Reserve Fund and deposited into the
                                    SUBI Collection Account on each Deposit Date to cover
                                    certain Loss Amounts or shortfalls in Collections.
                                    Thereafter, the Interest Collections (and, with respect
                                    to the Deposit Date in any month following the month
                                    during which the Amortization Period commences, the
                                    Principal Collections) on deposit in the SUBI Col-
                                    lection Account in respect of the related Collection
                                    Period will be available for allocation or distribution
                                    of required amounts to Certificateholders and the
                                    Transferor. SEE "Assets of the Trust-- The Accounts;
                                    Collections--The SUBI Collection Account".

                                    The Certificateholders and the Transferor (as holder of
                                    the Transferor Interest) are entitled on any Monthly
                                    Allocation Date to be allocated or to receive Matured
                                    Leased Vehicle Proceeds up to, but not in excess of, the
                                    aggregate of the Residual Values of Leased Vehicles sold
                                    or otherwise disposed of from Matured Leased Vehicle
                                    Inventory during the related Collection Period. It is
                                    possible that in any Collection Period the Servicer
                                    could incur Matured Lease Vehicle Expenses that, if
                                    reimbursed from collections in respect of Matured Leased
                                    Vehicle Proceeds, would result in Net Matured Leased
                                    Vehicle Proceeds being less than the sum of the Residual
                                    Values of all Leased Vehicles so sold or otherwise
                                    disposed. Any such shortfall will result in the
                                    realization of Residual Value Loss Amounts. On each
                                    Deposit Date on which Matured Leased Vehicle Proceeds
                                    received during the related Collection Period net of
                                    related Matured Leased Vehicle Expenses incurred during
                                    such Collection Period ("Net Matured Leased Vehicle Pro-
                                    ceeds") exceed the aggregate Residual Value of the
                                    related Leased Vehicles (the "Residual Value Surplus"),
                                    such excess will be released to the Transferor and
                                    neither the Trust nor the Certificateholders will have
                                    any further claim thereto or interest therein.

THE RESERVE FUND..................  A Reserve Fund will be maintained with the Trustee for the benefit of the Certificateholders and the
                                    Transferor. The Reserve Fund is designed to provide
                                    additional funds for the benefit of the
                                    Certificateholders in the event that on any Monthly
                                    Allocation Date Interest and Principal Collections allo-
                                    cable to the Investor Interest for the related
                                    Collection Period are insufficient to allocate for or
                                    make distributions in respect of, among other things,
                                    (i) accrued interest, (ii) overdue interest (with
                                    interest thereon at the applicable Interest Rate, to the
                                    extent lawful) and (iii) Loss Amounts allocable to the
                                    Investor Interest and unreimbursed Certificate Principal
                                    Loss Amounts, together with interest thereon at the
                                    applicable Certificate Rate (the aggregate amount of
                                    such deficiency, the "Required Amount"). A portion of
                                    the amounts on deposit in the Reserve Fund (the Class B
                                    Interest Reserve Amount) will be available only to cover
                                    interest shortfalls with respect to the Class B
                                    Certificates, and will not be available to cover
                                    interest shortfalls, Loss Amounts or Certificate
                                    Principal Loss Amounts allocated to the Class A
                                    Certificates. Monies on deposit in the Reserve Fund also
                                    will be available to Certificateholders should Collec-
                                    tions ultimately be insufficient to pay in full any
                                    Class of Certificates at its Stated Maturity Date. The
                                    Reserve Fund will not be an asset of the Trust. SEE
                                    "Assets of the Trust--The Accounts; Collections-- The
                                    Reserve Fund".

                                    The Reserve Fund will be created with an initial deposit
                                    (the "Initial Deposit") by the Transferor of
                                    $30,780,787.98 (2.50% of the Aggregate Net Investment
                                    Value as of the Cutoff Date). On

                                    each Monthly Allocation Date, the Reserve Fund will be
                                    supplemented by Interest Collections and Principal
                                    Collections that would otherwise be released to the
                                    Transferor after making all required allocations and
                                    distributions to Certificateholders, until the amount on
                                    deposit therein equals the applicable Specified Reserve
                                    Fund Balance. After giving effect to all payments from
                                    the Reserve Fund on a Monthly Allocation Date, monies on
                                    deposit therein in excess of the Specified Reserve Fund
                                    Balance will be paid to the Transferor, free and clear
                                    of any interest of the Trust. SEE "Description of the
                                    Certificates--Allocations and Distributions on the
                                    Certificates--Allocations and Distributions of
                                    Collections" and "Assets of the Trust--The Accounts;
                                    Collections--The Reserve Fund--The Specified Reserve
                                    Fund Balance".

                                    Under certain circumstances it is possible that, as of
                                    any Monthly Allocation Date, the amount of funds
                                    actually on deposit in the Reserve Fund could be less
                                    than the Specified Reserve Fund Balance. Moreover,
                                    pursuant to the Agreement, the Specified Reserve Fund
                                    Balance may, under certain circumstances, be reduced on
                                    one or more Monthly Allocation Dates to the extent
                                    approved by each Rating Agency.

SUBORDINATION.....................  The Class B Certificates will be subordinated to the
                                    Class A Certificates so that on any Certificate Payment
                                    Date (i) interest payments generally will not be made in
                                    respect of the Class B Certificates until interest on
                                    the Class Certificate Balance of each Class of Class A
                                    Certificates and on Certificate Principal Loss Amounts
                                    previously allocated thereto has been paid on such
                                    Certificate Payment Date and (ii) principal payments
                                    generally will not be made in respect of the Class B
                                    Certificates until all of the Class A Certificates have
                                    been paid in full.

                                    To provide additional credit enhancement for the
                                    Certificates, payments will not be made to the
                                    Transferor in respect of the Transferor Interest on any
                                    Monthly Allocation Date until all allocations or
                                    distributions required to be made with respect to the
                                    Certificates on such date have been made as described
                                    under "Description of the Certificates--Allocations and
                                    Distributions on the Certificates--Allocations and
                                    Distributions of Collections" and the amount on deposit
                                    in the Reserve Fund on such Monthly Allocation Date
                                    equals the Specified Reserve Fund Balance. SEE
                                    "Description of the Certificates--Certain Payments to
                                    the Transferor".

ADVANCES..........................  On each Deposit Date, the Servicer will be obligated to make an advance with respect to each outstanding
                                    delinquent Contract and certain Contracts as to which
                                    payments have been deferred that have not been
                                    reallocated to the UTI with an accompanying Reallocation
                                    Payment as described herein, provided that the Servicer
                                    will not be required to make any Advance to the extent
                                    that it determines such Advance may not be ultimately
                                    recoverable from Net Liquidation Proceeds or otherwise.
                                    Each such

                                    advance will be made by deposit into the SUBI Collection
                                    Account of an amount equal to the aggregate amount of
                                    Monthly Payments due but not received during the related
                                    Collection Period (each, an "Advance"). SEE "Additional
                                    Document Provisions--The Servicing
                                    Agreement--Collections" and "--Advances".

MATURITY ADVANCES.................  Pursuant to the Agreement, on the Targeted Maturity Date
                                    for any Class of Class A Certificates on which the
                                    aggregate of amounts available to be paid as principal
                                    thereof (including any amount of Interest Collections or
                                    net investment income applied to cover such shortfall on
                                    such date) are insufficient to pay in full the related
                                    Certificate Principal Balance, the Transferor will have
                                    the option to make an advance (a "Maturity Advance") in
                                    any amount up to the amount of such shortfall. All such
                                    amounts advanced by the Transferor will be reimbursable
                                    to the Transferor from the Investor Percentage of
                                    Principal Collections on subsequent Monthly Allocation
                                    Dates as described herein.

SERVICING COMPENSATION............  The Servicer will be entitled to receive a monthly fee with respect to the SUBI Assets (the "Servicing Fee"),
                                    payable on each Monthly Allocation Date, equal to
                                    one-twelfth of 1% of the Aggregate Net Investment Value
                                    as of the first day of the related Collection Period
                                    (or, in the case of the first Monthly Allocation Date,
                                    as of the Cutoff Date). The Servicer also will be
                                    entitled to additional servicing compensation in the
                                    form of, among other things, late fees, Deferral Fees
                                    and other administrative fees or similar charges under
                                    the Contracts. SEE "Additional Document Provisions--The
                                    Servicing Agreement--Servicing Compensation".

TAX STATUS........................  Andrews & Kurth L.L.P., special federal income tax counsel to the Transferor, is of the opinion that the
                                    Class A Certificates will be characterized as
                                    indebtedness for federal income tax purposes. Each Class
                                    A Certificateholder, by its acceptance of a Class A
                                    Certificate, and each Certificate Owner by its acquisi-
                                    tion of an interest in the Class A Certificates, will
                                    agree to treat the Class A Certificates as indebtedness
                                    for federal, state and local income tax purposes. SEE
                                    "Material Federal Income Tax Considerations".

ERISA CONSIDERATIONS..............  Subject to considerations described below, the Class
                                    A-1, Class A-2 and Class A-3 Certificates are eligible
                                    for purchase by employee benefit plan investors as of
                                    the Closing Date. Under a regulation issued by the
                                    Department of Labor, the Trust's assets would not be
                                    deemed "plan assets" of an employee benefit plan holding
                                    Class A Certificates if certain conditions are met,
                                    including that Certificates of each such Class must be
                                    held, upon completion of the public offering made
                                    hereby, by at least 100 investors who are independent of
                                    the Transferor and of one another and that such
                                    Certificates are registered under the Exchange Act.
                                    Although no assurances can be given, and no monitoring
                                    or other measures will be taken to ensure, that such

                                    condition will be met, the Underwriters expect that the
                                    Class A-1, Class A-2 and Class A-3 Certificates will be
                                    held by at least 100 independent investors at the
                                    conclusion of the offering. The Transferor anticipates
                                    that the other conditions of the regulation will be met.

                                    The Transferor has applied to the DOL for the Requested
                                    Exemption described herein pursuant to which the Class
                                    A-1, Class A-2 and Class A-3 Certificates would be
                                    eligible to be held by employee benefit plan investors
                                    meeting the conditions specified therein as of the
                                    effective date of the Requested Exemption. In the event
                                    the Requested Exemption is granted substantially in the
                                    form for which such application was made, the Transferor
                                    intends to deregister the Class A Certificates under the
                                    Exchange Act as soon as permitted by law. As a result,
                                    the Class A Certificates may no longer be eligible to be
                                    held by Benefit Plans that did not meet the eligibility
                                    criteria for the Requested Exemption, even if more than
                                    100 other qualified investors continued to hold
                                    securities of each such Class. The Transferor
                                    anticipates that all of the conditions of the Requested
                                    Exemption that are within its control will be satisfied
                                    if and when the Requested Exemption is granted. There
                                    can be no assurance that the Requested Exemption will be
                                    granted, or the date on which the Requested Exemption
                                    might be granted.

                                    If the Trust's assets were deemed to be "plan assets" of
                                    an employee benefit plan investor (e.g., if the 100
                                    independent investor criterion is not satisfied and any
                                    of the conditions upon which the Requested Exemption is
                                    contingent are not satisfied), violations of the
                                    "prohibited transaction" rules of the Employee
                                    Retirement Income Security Act of 1974, as amended
                                    ("ERISA"), could result and generate excise tax and
                                    other liabilities under ERISA and section 4975 of the
                                    Internal Revenue Code of 1986, as amended (the "Code"),
                                    unless another statutory, regulatory or administrative
                                    exemption is available. It is uncertain whether existing
                                    exemptions from the "prohibited transaction" rules of
                                    ERISA would apply to all transactions involving the
                                    Trust's assets if such assets were treated for ERISA
                                    purposes as "plan assets" of employee benefit plan
                                    investors. SEE "ERISA Considerations".

RATINGS...........................  It is a condition of issuance that each of Moody's
                                    Investors Service, Inc. ("Moody's") and Standard &
                                    Poor's Ratings Service, a division of The McGraw-Hill
                                    Companies, Inc. ("Standard & Poor's" and, together with
                                    Moody's, the "Rating Agencies") rate each Class of Class
                                    A Certificates in its highest rating category. The
                                    ratings of the Class A Certificates should be evaluated
                                    independently from similar ratings on other types of
                                    securities. A security rating is not a recommendation to
                                    buy, sell or hold a security. The ratings of each Class
                                    of Class A Certificates address the likelihood of the
                                    payment of principal of and interest on such
                                    Certificates in accordance with their terms and may be
                                    subject to revision or withdrawal at any time by the
                                    assigning Rating Agency. SEE "Ratings of the Class A
                                    Certificates".

                                  RISK FACTORS

RISK OF LIMITED LIQUIDITY FOR THE CLASS A CERTIFICATES; ABSENCE OF SECONDARY
  MARKET FOR THE CLASS A CERTIFICATES


    There is currently no market for the Class A Certificates. The Underwriters currently intend to make a market in each Class of Class A Certificates but are under no obligation to do so. There can be no assurance that a secondary market for any Class of Class A Certificates will develop or, if one does develop, that it will provide the related Certificateholders with liquidity of investment or will continue for the life of the related Class of Class A Certificates.


RISK OF ABSENCE OF FUNDS FOR REIMBURSEMENT OF CERTAIN LOSSES


    In the event that Loss Amounts are incurred in respect of the Contracts and the Leased Vehicles during a Collection Period relating to a Monthly Allocation Date during the Revolving Period, an amount equal to the Investor Percentage of such Loss Amounts, to the extent reimbursed out of Collections available therefor or otherwise, will be treated as Principal Collections received during the succeeding Collection Period and will be available for reinvestment in Subsequent Contracts and Subsequent Leased Vehicles. If the related Monthly Allocation Date occurs during the Amortization Period, reimbursements of Loss Amounts will be distributed or allocated to the Class A Certificateholders (pro rata, based on their Certificate Principal Balances as of the last day of the related Collection Period, in an amount equal to the Investor Percentage of such Loss Amounts), as a distribution or allocation of principal from, to the extent available therefor, the Investor Percentage of Interest Collections remaining after certain other applications thereof, amounts on deposit in the Reserve Fund available therefor, Transferor Amounts and Class B Available Principal. Loss Amounts (including Certificate Principal Loss Amounts) will be allocated first to the Class B Certificates and then to the Class A Certificates on a pro rata basis as described above. Reimbursements of Loss Amounts realized during the Amortization Period may accelerate the rate of return of principal on the Certificates. To the extent that Principal Collections and reimbursements of Loss Amounts are reinvested in Subsequent Contracts during the Revolving Period, the aggregate Residual Value of the Leased Vehicles as a percentage of the Aggregate Net Investment Value may increase, thereby increasing the exposure of the Certificates of each Class to the risk of being allocated Residual Value Loss Amounts. Furthermore, to the extent that Loss Amounts (including Residual Value Loss Amounts) ultimately exceed the sources available for repayment thereof, such Loss Amounts will be allocated to the Certificates as Certificate Principal Loss Amounts, temporarily or permanently reducing the Class Certificate Balances of each Class to which they are allocated. Because Loss Amounts and Certificate Principal Loss Amounts will not be reimbursable to Class A Certificates after the related Certificate Principal Balance is reduced to zero, investors in the Class A Certificates of any Class may ultimately incur a loss on their investment.


    "Loss Amounts" will include Charged-off Amounts, Residual Value Loss Amounts and Additional Loss Amounts. The "Residual Value Loss Amount" for any Collection Period generally will represent the aggregate net losses on dispositions of Matured Leased Vehicle Inventory, and will be equal to the sum of (a) the aggregate of the Residual Values of all those Leased Vehicles that were included in Matured Leased Vehicle Inventory but that had remained unsold and not otherwise disposed of by the Servicer for at least three full Collection Periods as of the last day of such Collection Period and (b) the excess, if any, of (i) the aggregate of the Residual Values of all Leased Vehicles previously included in Matured Leased Vehicle Inventory that were sold or otherwise disposed of during such Collection Period over (ii) Net Matured Vehicle Proceeds for such Collection Period. SEE "TMCC--Delinquency, Repossession and Loss Data". Residual Value Loss Amounts experienced will depend on a variety of factors, including the effect of TMCC's active encouragement of lessees under lease contracts with remaining terms of less than one year to buy, trade in or refinance the related vehicles, and the supply of, and demand for, vehicles similar to the Leased Vehicles in the used car market. Uncollected payments for excess mileage or excess wear and use also could affect the related proceeds. No assurance can be given as to the likely Residual Value Loss Amounts allocated to the Investor Interest over the life of the Certificates.

MATURITY AND PREPAYMENT CONSIDERATIONS


    No principal will be paid to the Certificateholders until the first Certificate Payment Date that is a Targeted Maturity Date or, following the occurrence of a Monthly Payment Event, each subsequent Certificate Payment Date. During the Revolving Period, Principal Collections will be reinvested in Subsequent Contracts and Subsequent Leased Vehicles. The continuation of the Revolving Period will be dependent upon, among other things, the continued origination and assignment to the Titling Trust of lease contracts and leased vehicles meeting the eligibility criteria described herein in amounts corresponding to Principal Collections and reimbursed Loss Amounts and Certificate Principal Loss Amounts to be reinvested. An unexpectedly high rate of Principal Collections (including Prepayments) received during any Collection Period or a significant decline in the number of qualifying lease contracts available to be assigned to the Titling Trust could result in the occurrence of an Early Amortization Event and the commencement of the Amortization Period prior to the Amortization Date. The retail automobile and light duty truck leasing business in the United States or in one or more of the Trust States may be affected by a variety of social, economic and geographic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions. However, it is not possible to determine or predict whether or to what extent economic, geographic or social factors will affect retail automobile and light duty truck leasing in general, or that of the Dealers in particular. As a result, there can be no assurance that the Revolving Period will not terminate prior to the Amortization Date, possibly shortening the final maturities and weighted average lives of and affecting the yields on one or more Classes of Certificates. SEE "Description of the Certificates--Early Amortization Events".



    The payment, prepayment, loss and liquidation experience with respect to the Contracts, which cannot be predicted, will affect the weighted average lives of each Class of Certificates then outstanding if a Monthly Payment Event occurs, and will affect the weighted average life of any Class of Certificates as to which the related Certificate Principal Balance is not reduced to zero on the related Targeted Maturity Date. If on any Monthly Allocation Date during the Amortization Period the amount on deposit in the Reserve Fund is at least equal to the Specified Reserve Fund Balance and the Investor Percentage of Collections exceeds the aggregate of amounts required to be allocated or distributed to Certificateholders as described herein, the related Accelerated Principal Distribution Amount will be allocated or distributed as additional principal to Certificateholders. SEE "Description of the Certificates--Allocations and Distributions on the Certificates--Allocations and Distributions of Collections". A substantial increase in the rate of payments on or in respect of the Contracts and Leased Vehicles (including prepayments and liquidations of the Contracts) after the occurrence of a Monthly Payment Event may shorten the final maturity and weighted average lives of, and may significantly affect the yields on, each then-outstanding Class of Certificates. The rate of payment of principal of the Certificates may also be affected (i) during such period by payment by TMCC of Reallocation Payments (and under certain circumstances during the Amortization Period, Reallocation Deposit Amounts) in respect of Contracts as to which an uncured breach of certain representations and warranties or certain servicing covenants has occurred and (ii) by the exercise by the Transferor of its right to purchase the SUBI Certificate under certain circumstances, thereby retiring the Certificates. SEE "Description of the Certificates--Termination of the Trust; Retirement of the Certificates", "The Contracts--Representations, Warranties and Covenants" and "Additional Document Provisions--The Servicing Agreement--Collections".


    Each of the Contracts may be prepaid by the related lessee without penalty in full or in part at any time. TMCC actively encourages lessees under lease contracts with remaining terms of less than one year to either buy, trade in or refinance the related leased vehicles prior to their scheduled maturities. TMCC estimates that, of the retail automobile and light duty truck lease contracts in its portfolio that were scheduled to mature during fiscal year 1996 or during the nine-month period ended June 30, 1997, approximately 52% and 49%, respectively, were purchased by the related lessee or a dealer prior to the scheduled maturity date specified in the related lease contract. Such early terminations primarily were due to voluntary prepayments. No assurance can be given that the Contracts will experience the same rate of prepayment or default or any greater or lesser rate than TMCC's historical rate for the retail automobile and light duty truck lease contracts in its portfolio. SEE "Maturity, Prepayment and Yield Considerations".



    Because the Certificates have Targeted Maturity Dates prior to which principal thereof will not be paid unless a Monthly Payment Event occurs or the Transferor exercises its option to repurchase the SUBI, the weighted average life of any such Class of Certificates will not be reduced by prepayments prior to the occurrence of a Monthly Payment Event. Moreover, there can be no assurance as to whether a Maturity Advance will be made or, if made, will be sufficient to pay in full the related Class Certificate Balance on the Targeted Maturity Date with respect to any Class of Certificates and, therefore, any such Class may mature significantly later than its Targeted Maturity Date. In addition, earlier collections in respect of interest on, or the Discounted Principal Balance of, the Contracts due to full or partial prepayments may result in increased amounts of collections being held in the Certificateholder's Account, and then invested in Permitted Investments at any given time than would otherwise be the case. Irrespective of the rate of payments on the Contracts, because the Certificateholders generally will receive payments only on Certificate Payment Dates, more collections will be invested in Permitted Investments at any given time than would be the case in a securitization in which all securities are entitled to monthly distributions of interest and principal. Because it is anticipated that such investments will include one or more TMCC Demand Notes, the effect of an increased rate of prepayment will be to expose significant portions of the amounts allocable, payable and distributable to Certificateholders to risk of default by TMCC on such obligations.


RISKS ASSOCIATED WITH SEQUENTIAL PAYMENT OF PRINCIPAL ON THE CERTIFICATES


    In general, the Certificates will be "sequential pay" certificates meaning that no principal payments will be made on the Class A-2 Certificates until the Class A-1 Certificates have been paid in full, no principal payments will be made on the Class A-3 Certificates until the Class A-2 Certificates have been paid in full and no principal payments will be made on the Class B Certificates until the Class A-3 Certificates are paid in full.



    During the Amortization Period, reimbursements of Loss Amounts will be distributed or allocated to the Certificateholders (first to the Class A Certificates pro rata, based on their Class Certificate Balances as of the last day of the related Collection Period, and then to the Class B Certificates up to the Investor Percentage of such Loss Amounts), as a distribution or allocation of principal from, to the extent available therefor, the Investor Percentage of Interest Collections remaining after certain other applications thereof, amounts on deposit in the Reserve Fund available therefor and Transferor Amounts (and, in the case of the Class A Certificates, from Class B Available Principal). SEE "Description of the Certificates-- Allocations and Distributions on the Certificates--Allocations and Distributions of Collections". Certificate Principal Loss Amounts will be allocated first to the Class B Certificates and then to the Class A Certificates on a pro rata basis as described above. To the extent net proceeds of any sale or other disposition of the SUBI, the SUBI Certificate or other property of the Trust constitute Principal Collections, which may occur under certain circumstances involving an Insolvency Event of the Transferor (as described under "Description of the Certificates--Early Amortization Events"), they will be distributed first, on a pro rata basis, to the Class A Certificateholders based on their respective Class Certificate Balances until the Class A Certificates have been paid in full, and second, to the Class B Certificateholders until the Class B Certificates have been paid in full.


    Sequential payment of the Certificates is also likely to cause Classes of Certificates that pay later than other Classes to be outstanding during periods when an increasingly large percentage of the Aggregate Net Investment Value will be represented by Residual Values as opposed to unpaid Monthly Payments, thereby increasing the exposure of such Certificates to the risk of being allocated Residual Value Loss Amounts.

As a result, Class A Certificates that have lower sequential principal payment priority may be allocated more Loss Amounts (including Residual Value Loss Amounts) and Certificate Principal Loss Amounts than Class A Certificates with higher payment priority as a relative percentage of their respective Initial Certificate Balances, primarily because Loss Amounts and Certificate Principal Loss Amounts will be allocated thereto on each Monthly Allocation Date based on the outstanding Class Certificate Balances thereof as of the last day of the related Collection period, which will be relatively higher as the Class Certificate Balances of the higher priority Class A Certificates decrease during the Amortization Period.


    However, any portion of Principal Collections comprised of the Investor Percentage of the net proceeds of any sale or other disposition of the SUBI Interest, the SUBI Certificate or other property of the Trust (which may occur under certain circumstances involving an Insolvency Event with respect to the Transferor as described under "Description of the Certificates--Early Amortization Events") will not be distributed to the Class A Certificateholders sequentially, but instead will be distributed to the holders of each Class of Class A Certificates pro rata, based on the respective Class A Certificate Balances, until all Class A Certificates have been paid in full, and then to the Class B Certificateholders.

RISKS ASSOCIATED WITH GEOGRAPHIC, ECONOMIC AND OTHER FACTORS


    The Dealers which originated and will originate the Contracts are located in California, Florida, Michigan, Ohio and Pennsylvania (the "Trust States") and the Contracts and Leased Vehicles generally are and will be located in the Trust States. However, a significant number of lessees may live in or relocate to other states and may register and/or operate Leased Vehicles in other states. For a breakdown of the percentage of Initial Contracts originated in each of the Trust States, see "The Contracts--Characteristics of Contracts--Distribution of the Initial Contracts by State". Due to the geographic concentration of Contracts in the Trust States, adverse economic conditions in one or more of the Trust States may have a significant impact on the performance of the SUBI Assets.



    Approximately 58% of the Initial Contracts, based on outstanding Principal Balance as of the Cutoff Date, were originated in the State of California. TMCC's loss experience for retail automobile and light-duty truck lease contracts originated by branches serving California has been an average of approximately 60% higher than TMCC's loss experience with respect to its entire lease contract portfolio over the past five years. However, TMCC's loss experience for lease contracts originated through branches serving all of the Trust States considered as one pool over the same period has been only slightly higher than its loss experience with respect to its entire lease contract portfolio. Branches serving each Trust State also serve other states that are not Trust States, and therefore information available and provided herein with respect to loss experience for the Trust States is influenced by the inclusion of contracts originated in states other than the Trust States, but serviced by a branch that also serves the Trust States (although such contracts represent a relatively small percentage of total contracts serviced by such branches).


    Economic factors such as unemployment, interest rates, the rate of inflation and consumer perceptions of the economy may affect the rate of prepayment and defaults on the Contracts and the ability to sell or otherwise dispose of Leased Vehicles relating to Matured Contracts for an amount at least equal to their respective Residual Values. These economic factors, as well as other factors such as consumer perceptions of used vehicle values, also may affect the ability to realize the Residual Values of Leased Vehicles upon sale.


RISKS ASSOCIATED WITH VEHICLES RETURNED AT THE TERMINATION OF THE LEASE



    The number of leased vehicles returned to TMCC (as opposed to the number being purchased by the related lessee or a dealer) at the termination of the related lease contracts as a percentage of the number of leased vehicles scheduled to terminate during the related period (the "Full Term Ratio") can be affected by a variety of factors including new and used car markets which may influence the related vehicles' market values at the related termination date relative to their contractual residual values, the duration of the lease

(leased vehicles that have shorter term leases have a greater likelihood of being returned rather than purchased) and other factors. TMCC's Full Term Ratio has generally increased during the year ended September 30, 1996 as compared to the same period for the previous year and again for the nine month period ended June 30, 1997, and is expected to increase in the future. SEE "TMCC's Leasing Operations-- Delinquency, Repossession and Loss Data". A higher rate of return at the termination of a lease exposes the lessor to a higher risk of loss on such vehicles since the related vehicle will not be purchased by the lessee or a dealer and must be disposed of through means that may result in a purchase price which may be lower than the related residual value.


RISKS ASSOCIATED WITH CONCENTRATIONS OF VEHICLE TYPES


    The Full Term Ratio for Lexus vehicles has increased for each of the past five years, and has historically been significantly higher than the Full Term Ratio for Toyota leased vehicles. Of the Lexus leased vehicles scheduled to terminate during the nine months ended June 30, 1997, 41.4% were returned to TMCC. The Full Term Ratio for Toyota leased vehicles has generally decreased for each of the past five years, but increased to 10.3% for the nine months ended June 30, 1997. SEE "TMCC's Leasing Operations-- Delinquency, Repossession and Loss Data". A higher Full Term Ratio exposes the lessor to a higher risk of loss on such vehicles since the related vehicles will not have been purchased by the related lessees or dealers and must be disposed of through means that may result in purchase prices which may be lower than the related residual value. Although approximately 19.27% of the leased vehicles in TMCC's entire portfolio as of June 30, 1997 were Lexus vehicles, only approximately 12.47% of the Initial Contracts relate to Lexus leased vehicles, based on number of vehicles.



    The used car market for any particular model type could be adversely affected by factors not affecting other model types, such as changes in consumer tastes or discovery of defects in respect of such model type. TMCC tracks twenty-five model types in its lease portfolio, of which twenty-one model types initially will be included as SUBI Assets. By number of vehicles, the Camry, Corolla, 4Runner and Tacoma pick-up represent approximately 26.4%, 15.6%, 11.1% and 8.2%, respectively, of the Initial Leased Vehicles as compared to approximately 27.1%, 16.2%, 8.4% and 3.6%, respectively, of leased vehicles included in TMCC's entire lease portfolio as of June 30, 1997. Any such adverse change with respect to a specific model type could result in less proceeds upon the liquidation or other disposition of Leased Vehicles of such model type, and therefore could result in increased Residual Value Losses.


RISKS ASSOCIATED WITH CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws, including the federal Consumer Leasing Act of 1976 and Regulation M promulgated by the Board of Governors of the Federal Reserve System, impose requirements upon lessors and servicers of retail lease contracts such as the Contracts. Each of California and Florida have enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased. These laws apply to the Titling Trust as the lessor under the Contracts and may also apply to the Trust as owner of the SUBI Certificate. Failure by the Titling Trust or the Servicer to comply with such requirements may give rise to liabilities on the part of the Titling Trust, and enforcement of the Contracts by the Titling Trust may be subject to set-off as a result of such noncompliance. Many states, including each of the Trust States, have adopted Lemon Laws that provide vehicle users certain rights in respect of substandard vehicles. A successful claim under a Lemon Law could result in, among other things, the termination of the Contract relating to a substandard Leased Vehicle and/or require the refund of all or a portion of payments previously paid thereon. TMCC will make representations and warranties that each Contract complies with all requirements of law in all material respects. If any such representation and warranty proves incorrect, has certain material adverse effects and is not timely cured, TMCC will be required to make a Reallocation Payment (together with, under certain circumstances during the Amortization Period, Reallocation Deposit Amounts) into the SUBI Collection Account and reallocate the related Contract and Leased Vehicle out of the SUBI, as described under "The Contracts--Representations, Warranties and Covenants" and "Description of the Certificates--Reallocation Payments and Reallocation Deposit Amounts". SEE "Certain Legal Aspects of the Contracts and the Leased Vehicles--Consumer Protection Laws".

RISKS ASSOCIATED WITH ERISA LIABILITIES

    It is possible that the Titling Trust Assets, including the SUBI Assets, could become subject to liens in favor of the Pension Benefit Guaranty Corporation to satisfy unpaid ERISA obligations of any member of an "affiliated group" that includes TMCC, TMS, Toyota Leasing, Inc. and their respective affiliates. However, the Transferor believes that the likelihood of any such liability being asserted against the Titling Trust Assets, including the SUBI Assets, or being successfully pursued is remote. In particular, the Transferor believes that the Titling Trust should, as a legal matter, be treated as a distinct entity separate and apart from such affiliated group, under ERISA's "common control" provisions. All such plans maintained by such affiliated group historically have had assets that significantly exceeded their liabilities. However, no assurance can be given that any of these conditions will continue in the future.

RISKS ASSOCIATED WITH VICARIOUS TORT LIABILITY WITH RESPECT TO LEASED VEHICLES

    Although the Titling Trust will own the Leased Vehicles and the Trust will have an interest therein, they will be controlled and operated by the related lessees and their invitees. State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership. To the extent that applicable state law permits such an action, the Titling Trust and the Titling Trust Assets, including the SUBI Assets, may be subject to liability to such an injured party. However, the laws of most states, including the Trust States, either do not permit such suits or limit the lessor's liability to the amount of any liability insurance that the lessee was required under applicable law to maintain (or in the case of Florida, the lessor was permitted to maintain), but failed to maintain. Notwithstanding the foregoing, in the event that vicarious liability is imposed on the Titling Trust as owner of a Leased Vehicle and the coverage provided by the Contingent and Excess Liability Insurance Policies is insufficient to cover such loss, including in certain circumstances with respect to a leased vehicle that is an Other SUBI Asset or a UTI Asset, investors in the Class A Certificates could incur a loss on their investments. SEE "Certain Legal Aspects of the Contracts and the Leased Vehicles-- Vicarious Tort Liability", "Certain Legal Aspects of the Titling Trust--Structural Considerations--Allocation of Titling Trust Liabilities", "--Third-Party Liens on SUBI Assets" and "Assets of the Trust--The Contingent and Excess Liability Insurance Policies".


    All of the Contracts will contain provisions requiring the lessees to maintain levels of insurance satisfying applicable state law. Such policies may lapse, be terminated or otherwise not be maintained properly by a lessee. It is the practice of TMCC not to obtain insurance on behalf of and at the expense of the related lessee. TMCC's central insurance tracking unit, which monitors compliance with such lease contract provisions, will initiate follow-up procedures, including the telephone and mail contact with the related lessee, upon being alerted by the tracking system that any lessee has not obtained or is not maintaining required insurance. Typically, if such default is not cured within 70 days from the date TMCC's central insurance tracking unit becomes aware of such default, the related lease contract is forwarded to the appropriate TMCC branch for follow-up handling, including possible repossession of the related Leased Vehicles if the related lessee does not timely obtain a satisfactory replacement policy. Moreover, the policies issued with respect to a significant number of the Initial Contracts name TMCC rather than the Titling Trust as additional loss payee. If a primary insurer makes payment under such a policy to TMCC, TMCC will apply such amounts or forward such amounts to the Titling Trust for application as appropriate. If a primary insurer failed to make payments under a policy to the lessee and also to TMCC and the Titling Trust, losses could be experienced by the Certificateholders. However, the Transferor has been advised by the primary provider of the Contingent and Excess Liability Policies described herein that such provider will not refuse any claim under the Contingent and Excess Liability

Policies solely because a primary policy names TMCC or an approved TMCC affiliate, rather than the Titling Trust, as additional loss payee (although under such circumstances, if the primary insurer denies a claim on such basis, a deductible of $250,000 (rather than the standard deductible of $125,000) will be payable by TMCC, as to which TMCC will indemnify the Trust).

    Actions by third parties might exceed the limits of the policies maintained by lessees or claims might arise based on legal theories other than negligence, such as a product defect or improper vehicle preparation prior to the origination of the related lease contract that are not covered thereby. The Titling Trust will be the beneficiary of the Contingent and Excess Liability Insurance Policies which will cover certain claims in excess of the limits of the lessees' policies. Such Contingent and Excess Liability Insurance Policy will be subject to significant per occurrence deductibles in respect of which TMCC will indemnify the Trust. SEE "Assets of the Trust--The Contingent and Excess Liability Insurance Policies". Although the Titling Trust's insurance coverage is for $100 million per claim, with an allowance for multiple claims in any policy period, in the event that all such insurance coverage were exhausted and/or TMCC did not satisfy its indemnity obligations such that damages were assessed against the Titling Trust, various claims could be imposed against the Titling Trust Assets, including the SUBI Assets. If any such claims are imposed against any SUBI Assets or, in certain limited circumstances, any Other SUBI Assets or UTI Assets, investors in the Class A Certificates could incur a loss on their investment. SEE "Certain Legal Aspects of the Titling Trust--Structural Considerations--Allocation of Titling Trust Liabilities", "--Third-Party Liens on SUBI Assets" and "Certain Legal Aspects of the Contracts and the Leased Vehicles--Vicarious Tort Liability".

RISKS ASSOCIATED WITH POSSIBLE FUTURE INSOLVENCY OF TMCC; SUBSTANTIVE
  CONSOLIDATION WITH TMCC

    The Transferor has taken steps in structuring the transactions contemplated hereby intended to ensure that the voluntary or involuntary application for relief under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") by TMCC will not result in the consolidation of the assets and liabilities of the Transferor, the Titling Trust or the Trust with those of TMCC. With respect to the Transferor, these steps include its creation as a separate, special purpose finance subsidiary of TMCC pursuant to articles of incorporation containing certain limitations (including the requirement that it must have at all times at least one "independent director" and restrictions on the nature of its businesses and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the affirmative vote of a majority of its directors including the independent director).

    Reallocation Payments or deposits of Reallocation Deposit Amounts made by TMCC and unreimbursed Advances made by TMCC, as Servicer, may be recoverable by TMCC as debtor-in-possession or by a creditor or a trustee in bankruptcy of TMCC as a preferential transfer from TMCC if such payments were made within one year prior to the filing of a bankruptcy case in respect of TMCC. In addition, the insolvency of TMCC could result in the replacement of TMCC as Servicer, which could result in a temporary interruption of payments on the Certificates.


    If prior to the Amortization Date a conservator, receiver or bankruptcy trustee were appointed by the Transferor, or if certain other events relating to the bankruptcy or insolvency of the Transferor were to occur (each, an "Insolvency Event"), the Amortization Period would commence and the Trustee may, and upon receipt of written instructions from holders of Certificates evidencing Voting Interests of not less than 51% of the Class A Certificates (voting together as a single class) or 51% of the Class A Certificates and the Class B Certificates (voting together as a single class) will, attempt to sell the SUBI, the SUBI Certificate and the other property of the Trust. The consummation of such sale would result in an early termination of the Trust and a pro rata loss to the Class A Certificateholders if the Investor Percentage of the net proceeds of such sale were insufficient to pay in full the Class A Certificate Balance, together with any unreimbursed Certificate Principal Loss Amounts, with accrued and unpaid interest thereon at the related Certificate Rates, respectively.

    On the Closing Date, Andrews & Kurth L.L.P., special counsel to the Transferor and TMCC, will render an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) subject to certain facts, assumptions and qualifications specified therein, that, under applicable statutes and precedent, if TMCC were to become a debtor in a case under the Bankruptcy Code, it would not be a proper exercise by a federal bankruptcy court of its equitable discretion to disregard the separate legal forms so as to substantively consolidate the assets and liabilities of the Transferor, the Titling Trust or the Trust with those of TMCC. In addition, on the Closing Date, Andrews & Kurth L.L.P. will render an opinion to the effect that (i) the transfer of the SUBI Certificate by the Transferor to the Trust constitutes a sale of the SUBI Certificate and the SUBI Assets evidenced thereby, subject in each case to the rights of the Transferor as the holder of the Transferor Interest, or (ii) if such transfer does not constitute a sale, then the Agreement creates a valid perfected security interest, for the benefit of Certificateholders, in the Transferor's right, title and interest in the SUBI Certificate. SEE "Certain Legal Aspects of the Titling Trust--Insolvency Related Matters".

    The Titling Trust may be subject to the Insolvency Laws, and claims against the Titling Trust Assets could have priority over the beneficial interest therein represented by the SUBI. In addition, claims of a third party against the Titling Trust Assets, including the SUBI Assets, to the extent such claims are not covered by insurance, would take priority over the holders of beneficial interests in the Titling Trust, such as the Trustee. SEE "Assets of the Trust--The Contingent and Excess Liability Insurance Policies" and "Certain Legal Aspects of the Contracts and Leased Vehicles--Vicarious Tort Liability".

RISKS ASSOCIATED WITH LEGAL PROCEEDINGS RELATING TO LEASED VEHICLES

    The Transferor is not a party to any legal proceeding. Neither the Titling Trust, nor the Titling Trustee on behalf of the Titling Trust, has been named as a defendant in any material legal proceeding. TMCC is a party to, and is vigorously defending, several legal proceedings, all of which it believes constitute ordinary routine litigation incidental to the business and activities conducted by TMCC. Certain of the actions naming TMCC are or purport to be class action suits. The amount of liability on pending claims and actions as of the date of this Prospectus were not determinable; however, in the opinion of management of TMCC, the ultimate liability resulting therefrom should not have a material adverse effect on TMCC's consolidated financial position or results of operations, or on the Titling Trust Assets, the SUBI or on the Dealers' or the Titling Trust's ability to originate sufficient new leases to satisfy reinvestment obligations under the Titling Trust Agreements, the SUBI Supplement and the Servicing Supplement. However, there can be no assurance in this regard.

                             THE TRUST AND THE SUBI

GENERAL

    The Trust and the Certificateholders will have no interest in the UTI, any Other SUBI or any Titling Trust Assets evidenced by the UTI or any Other SUBI. Payments made on or in respect of the Titling Trust Assets not represented by the SUBI will not be available to make payments on the Certificates. SEE "The Titling Trust".

THE TRUST


    Pursuant to the Agreement, the Transferor will establish the Trust by transferring and assigning the SUBI and the SUBI Certificate (excluding proceeds of the Residual Value Insurance Policy) to the Trustee in exchange for the Certificates and a certificate evidencing the Transferor Interest. The property of the Trust will primarily include (i) the SUBI, which evidences a beneficial interest in certain specified Titling Trust Assets (i.e., the SUBI Assets), (ii) such amounts as from time to time may be held in the SUBI Collection Account and the Certificateholders' Account, and investments of amounts on deposit in the SUBI Collection Account and (iii) the Trustee's rights as a third-party beneficiary to the Servicing

Agreement and the SUBI Supplement. The Trust also will have a beneficial interest in such amounts as from time to time may be held in the SUBI Collection Account and investments of such amounts. Because of the administrative difficulty and expense associated with retitling leased vehicles, including federal and state regulatory requirements to obtain odometer readings and to pay vehicle transfer fees and taxes, the Trust will only have an interest in the portion of the SUBI transferred to it by the Transferor, and will not have a direct ownership interest in any Leased Vehicles.

    Except for the protection provided to the Class A Certificateholders by the Reserve Fund, the Class A Certificateholders ultimately will have to look to payments made on or in respect of the Contracts and the Leased Vehicles (including under certain related insurance policies) to make distributions on the SUBI Certificate, which in turn will be distributed to the Certificateholders. In such event, certain factors, such as the fact that the Trust will not have a direct ownership interest in the Contracts or the Leased Vehicles or a perfected security interest in the Leased Vehicles (which will be titled in the name of the Titling Trust) may limit the amount realized to less than the amount due from the related lessees. Investors in the Class A Certificates may thus be subject to delays in payment and may incur losses on their investment in the Class A Certificates as a result of defaults or delinquencies by lessees and because of depreciation in the value of the related Leased Vehicles. SEE "Certain Legal Aspects of the Titling Trust--Structural Considerations", "Assets of the Trust--The Accounts; Collections--The Reserve Fund", "Additional Document Provisions--The Servicing Agreement--Insurance on Leased Vehicles" and "Certain Legal Aspects of the Contracts and the Leased Vehicles".

THE SUBI


    The SUBI will be issued pursuant to the Series 1997-A Supplement to the Titling Trust Agreement (the "SUBI Supplement") and will evidence a beneficial interest in certain specified Titling Trust Assets allocated to the SUBI consisting of (i) the Contracts, the Leased Vehicles and all proceeds or payments related thereto received or due on or after the related Cutoff Date;
(ii) certain monies in the Reserve Fund, and (iii) all other related Titling Trust Assets allocated to the SUBI, including (A) the SUBI Collection Account (to the extent of funds therein relating to the Contracts and Leased Vehicles),
(B) the right to receive payments made to TMCC, the Titling Trust or the Titling Trustee under certain insurance policies relating to the Contracts, the related lessees or the Leased Vehicles, (C) the right to receive the proceeds of any Dealer repurchase obligations in respect of the Contracts or Leased Vehicles, and (D) all proceeds of the foregoing. During the Revolving Period, Principal Collections and reimbursement of Loss Amounts will be reinvested in Subsequent Contracts and Subsequent Leased Vehicles which will become SUBI Assets at the time of such reinvestment.



    Pursuant to the SUBI Supplement, on the Closing Date the Titling Trustee will issue the SUBI Certificate, which will evidence the SUBI, to the Transferor, and the Transferor will transfer and assign the SUBI Certificate to the Trustee pursuant to the Agreement.


                               THE TITLING TRUST

GENERAL

    The Titling Trust is a Delaware business trust formed pursuant to the Titling Trust Agreement. The primary business purpose of the Titling Trust is to take assignments of and serve as holder of title to substantially all of the lease contracts and the related leased vehicles originated by the Dealers beginning on dates prior to the execution of the SUBI Supplement. Pursuant to the Servicing Agreement, TMCC will service the lease contracts included in the Titling Trust Assets, including the Contracts. SEE "Additional Document Provisions--The Trust Agreement" and "--The Servicing Agreement" and "Certain Legal Aspects of the Titling Trust--The Titling Trust".

    Except as otherwise described under "Additional Document Provisions--The Titling Trust Agreement", pursuant to the Titling Trust Agreement the Titling Trust has not and will not (i) issue interests therein or securities thereof other than the SUBI, the SUBI Certificate, Other SUBIs representing divided interests in Other SUBI Assets and certificates (the "Other SUBI Certificates") representing Other SUBIs or portions thereof, and one or more certificates (the "UTI Certificates") representing the UTI or portions thereof; (ii) borrow money (except from TMCC or as described in (vi) below) in connection with funds used to acquire lease contracts and the related leased vehicles; (iii) make loans; (iv) invest in or underwrite securities, other than Permitted Investments or as otherwise permitted by the Titling Trust Agreement or the SUBI Supplement; (v) offer securities in exchange for property (other than the SUBI Certificate, the Other SUBI Certificates and the UTI Certificates); or (vi) repurchase or otherwise reacquire its securities except in connection with financing or refinancing the acquisition of lease contracts and the related leased vehicles or as otherwise permitted by each such financing or refinancing. The Titling Trust will not be permitted to acquire lease contracts other than through the Dealers. The Titling Trust Agreement will permit the Titling Trust, in the course of its activities, to incur certain liabilities relating to its assets other than the SUBI Assets, or relating to its assets generally, and to which, in certain circumstances, the SUBI Assets may be subject. SEE "Certain Legal Aspects of the Titling Trust--Structural Considerations", "-- Allocation of Titling Trust Liabilities" and "--Third-Party Liens on SUBI Assets". However, the Titling Trust Agreement will require the holders of Other SUBI Certificates and UTI Certificates to waive any claim that they might otherwise have with respect to the SUBI Assets and to fully subordinate any claims to the SUBI Assets in the event that this waiver is not given effect. Similarly, by virtue of holding Certificates or a beneficial interest in the Certificates, Certificateholders and Certificate Owners will be deemed to have waived any claim that they might otherwise have with respect to Other SUBI Assets and the UTI Assets and to subordinate their interests therein.


ALLOCATION OF TITLING TRUST LIABILITIES

    The Titling Trust Assets may be comprised of several portfolios of assets other than the SUBI Assets, including portfolios of Other SUBI Assets and the remaining portfolio of UTI Assets. The Titling Trust Agreement permits the Titling Trust, in the course of its activities, to incur certain liabilities relating to its assets other than the SUBI Assets, or relating to its assets generally, and to which, in certain circumstances, the SUBI Assets may be subject. Pursuant to the Titling Trust Agreement, as among the beneficiaries of the Titling Trust, liabilities relating to a particular Titling Trust Asset will be allocated to and charged against the allocated portfolio of Titling Trust Assets to which it belongs. Titling Trust liabilities that are incurred with respect to the Titling Trust Assets generally will be borne pro rata among all portfolios of Titling Trust Assets in proportion to the value of the lease contracts and vehicles in each portfolio. The Titling Trustee and the beneficiaries of the Titling Trust (including the Trustee and the Certificateholders) will be bound by this allocation. In particular, the Titling Trust Agreement will require the holders from time to time of Other SUBI Certificates and any UTI Certificates to waive any claim that they might otherwise have with respect to the SUBI Assets and to fully subordinate any claims to the SUBI Assets in the event that this waiver is not given effect. Similarly, by virtue of holding Certificates or a beneficial interest in the Certificates, Certificateholders and Certificate Owners will be bound by this allocation. Similarly, by virtue of holding Certificates or a beneficial interest in the Certificates, Certificateholders and Certificate Owners will be deemed to have waived any claim that they might otherwise have with respect to Other SUBI Assets and the UTI Assets.

THE TITLING TRUSTEE

    The Titling Trustee is a wholly owned, special purpose subsidiary of U.S. Bank that was organized in 1996 solely for the purpose of acting as Titling Trustee. U.S. Bank, as Trust Agent, serves as agent for the Titling Trustee to perform certain functions of the Titling Trustee pursuant to the Titling Trust Agreement. The Titling Trust Agreement provides that in the event that U.S. Bank no longer can be the Trust Agent, a designee of TMCC (which may not be TMCC or any affiliate thereof) will have the option to purchase the stock of the Titling Trustee for a nominal amount. If TMCC's designee does not timely exercise this option, then the Titling Trustee will appoint a new trust agent, and that new trust agent (or its designee) will next have the option to purchase the stock of the Titling Trustee. If none of these options is timely exercised, U.S. Bank may sell the stock of the Titling Trustee to another party.

PROPERTY OF THE TITLING TRUST


    The property of the Titling Trust consists of (i) fixed rate retail closed-end lease contracts originated in the Trust States and assigned to the Titling Trust by the Dealers since November 1996, all rights thereunder including the right to receive proceeds of Dealer repurchase obligations under the related Dealer agreement, and all monies due from lessees thereunder; (ii) the automobiles and light duty trucks leased pursuant thereto and all proceeds thereof; (iii) the rights to proceeds from physical damage, credit life, disability and all other insurance policies, if any, covering the lease contracts, the related lessees or the leased vehicles, including, but not limited to, the Contingent and Excess Liability Insurance Policies; (v) all security deposits with respect to such lease contracts (to the extent applied to cover excess wear and tear charges or treated as Liquidation Proceeds as described herein and as provided in the contracts), and (vi) all proceeds of the foregoing (collectively, the "Titling Trust Assets"). From time to time after the date of this Prospectus, TMCC will cause Dealers to originate additional retail closed-end lease contracts and assign them to the Titling Trust and, as described below, title the related leased vehicles in the name of the Titling Trust.


CONTRACT ORIGINATION; TITLING OF LEASED VEHICLES

    All lease contracts originated by the Dealers and assigned to the Titling Trust have been, or will be, underwritten by TMCC personnel using the underwriting criteria described under "TMCC--Lease Contract Underwriting Procedures". In connection with the origination of each lease contract, the Titling Trust will be listed as the owner of the related leased vehicle on the related certificate of title. Liens will not be placed on such certificates of title, and new certificates of title will not be issued, to reflect the interest of the Trustee, as holder of the SUBI Certificate, in the Leased Vehicles.

    Pursuant to agreements between the Titling Trust and the Dealers, each Dealer is obligated, after origination of lease contracts of the Titling Trust, to repurchase such lease contracts which do not meet certain representations and warranties made by such Dealer. These representations and warranties relate primarily to the origination of the lease contracts and the titling of the related leased vehicles, and do not typically relate to the creditworthiness of the related lessees or the collectibility of such lease contracts. The Dealer agreements do not generally provide for recourse to the Dealer for unpaid amounts in respect of a defaulted lease contract, other than in connection with the breach of such representations and warranties. The rights of the Titling Trust to receive proceeds of such Dealer repurchase obligations will constitute Titling Trust Assets (and SUBI Assets, to the extent they relate to the Contracts and Leased Vehicles), although the related Dealer agreements will not constitute Titling Trust Assets.

                                USE OF PROCEEDS

    The net proceeds from the sale of the Class A Certificates (i.e., the proceeds of the public offering of the Class A Certificates minus expenses relating thereto) will be applied by the Transferor to purchase the SUBI Certificate and to make the Initial Deposit into the Reserve Fund.

                                 THE TRANSFEROR

    The Transferor is a wholly owned, special purpose finance subsidiary of TMCC and was incorporated under the laws of California in April 1997. TMCC may not transfer its ownership interest in the Transferor except to an affiliate of TMCC so long as any financings involving interests in the Titling Trust (including the transaction described herein) are outstanding. TMCC is the sole shareholder of the Transferor. The principal office of the Transferor is located at 19001 South Western Avenue, Torrance, California 90509 and its telephone number is
(310) 787-1310.

    The Transferor was organized solely for the purpose of acquiring interests in the SUBI and the Other SUBIs, causing the issuance of certificates similar to the Certificates and engaging in related transactions. The certificate of incorporation of the Transferor limits its activities to the foregoing purposes and to any activities incidental to and necessary for such purposes.

                                      TMCC

    Toyota Motor Credit Corporation ("TMCC") was incorporated in California on October 4, 1982, and commenced operations in May 1983. At December 31, 1996, TMCC had 34 branches in various locations in the United States and one branch in the Commonwealth of Puerto Rico. In addition to the Transferor, TMCC has four wholly owned subsidiaries engaged in the insurance business, a wholly owned subsidiary that provides retail and wholesale financing and certain other financial services to authorized Toyota and Lexus vehicle dealers and their customers in Puerto Rico and a wholly owned subsidiary through which TMCC securitizes retail installment sales contracts.

    TMCC's primary business is providing retail leasing, retail and wholesale financing and certain other financial services to authorized Toyota and Lexus vehicle and Toyota industrial equipment dealers and their customers in the United States (excluding Hawaii) and Puerto Rico. TMCC is a wholly owned subsidiary of TMS, which is primarily engaged in the wholesale distribution of automobiles, light duty trucks, industrial equipment and related replacement parts and accessories throughout the United States (excluding Hawaii). Substantially all of TMS's products are either manufactured by its affiliates or are purchased from TMC or its affiliates.

    As of September 30, 1996, September 30, 1995 and September 30, 1994, TMCC had approximately 624,000, 438,000 and 387,000 retail lease contracts outstanding (including retail lease contracts that were assigned to the Titling Trust and are still being serviced by TMCC), respectively. Aggregate net outstanding principal balances of retail lease contracts at such dates, were approximately $12.0 billion, $9.4 billion and $7.6 billion, respectively.

    The principal executive offices of TMCC are located at 19001 South Western Avenue, Torrance, California and its telephone number is (310) 787-1310.

                           TMCC'S LEASING OPERATIONS

LEASE CONTRACT UNDERWRITING PROCEDURES

    TMCC's underwriting standards are intended to evaluate a prospective lessee's credit standing and ability to make payments. Each prospective lessee is required by the Dealer to complete a credit application on a form prepared or approved by TMCC. As part of the description of the applicant's financial condition, the applicant is required to provide information demonstrating, among other things, employment history, residential status, bank account information, annual income and credit references. The Dealer then transmits the completed application to the appropriate branch office. Upon receipt, income and employment data generally are verified by a credit investigator within the branch office and certain data is obtained through an independent credit bureau report that is combined with data from the application and certain calculations made by a credit analyst within the branch office. Such data is entered into a centralized computer network (owned and maintained by TMCC) and weighted by a statistically validated credit scoring process which "scores" the application with the use of a scorecard. The scorecard enables TMCC to review an application and establish the probability that the proposed lease contract will be paid in accordance with its terms. The credit scores rank-order applications according to credit risk, which is the likelihood that the lessee will make all payments when due. TMCC actively monitors and regulates the volume of lease contracts that it acquires of any given credit grade in its efforts to maintain a portfolio it deems to contain an appropriate mix.

INSURANCE

    Each lease contract requires the lessee to maintain automobile bodily injury and property damage liability insurance which must name TMCC or, with respect to the Contracts, the Titling Trust, as an additional insured. Each lease contract further requires the lessee to maintain (all risks) comprehensive and collision insurance covering damage to the leased vehicle and naming TMCC or, with respect to the Contracts, the Titling Trust, as loss payee.

COLLECTION, REPOSSESSION AND DISPOSITION PROCEDURES


    Collection efforts are performed through the applicable branch office. TMCC considers a lease to be past due when a borrower fails to make at least 90% of a scheduled monthly payment by the due date. TMCC automatically reviews all past due accounts for action every three working days. The account is placed in an on-line collection system for branch office follow up (prioritized by degree of delinquency) if payment is not received by the date such payment is 26 days past due.



    Occasionally, situations occur in the collection process when a lessee has become delinquent and is willing but unable to bring the related account current (i.e., where a deferred payment is deemed reasonably likely to be followed by subsequent performance). In this situation, at the discretion of collection department management, but subject to extensive guidelines, one or more payments under the lease contract may be deferred, provided that the lessee pays a deferral fee (each, a "Deferral Fee"). Deferral Fees relating to the Contracts will not be deposited into the SUBI Collection Account, but will be treated as additional servicing compensation. The Servicing Agreement will provide that a Contract may not be deferred more than four times in the aggregate, and that the Servicer will be required to make Advances with respect to the related Contracts as set forth herein. Deferral of payments has the practical effect of extending the maturity date of a lease contract. The Servicing Agreement will provide that Advances be made with respect to Contracts as to which payments are deferred to the extent such deferrals would diminish the amount of Collections received in connection therewith relative to the originally scheduled Monthly Payments. The Servicing Agreement will also provide for the reallocation to the UTI from the SUBI (accompanied by an appropriate Reallocation Payment by TMCC) of each Contract as to which more than four deferrals are made or as to which, through deferrals or extensions, the maturity date is extended beyond the last day of the Collection Period relating to the Stated Maturity Date in respect of the Class B Certificates. Upon any such reallocation, such Contract and the related Leased Vehicle and other related assets and rights will be UTI Assets and will no longer constitute SUBI Assets. SEE "Additional Document Provisions--The Servicing Agreement--Collections".



    Occasionally a lessee requests an extension of a lease contract for one or more months during the period of time between the original specified maturity of such lease and the time such lessee negotiates a new lease contract or sales contract with respect to a different vehicle. Any such extension is effected by the modification of the related lease contract to provide for an additional number of Monthly Payments with a continuation of the appropriate lease charge and a corresponding reduction in the related Residual Value to reflect receipt of additional amortizing payments. The Servicing Agreement will require that Contracts not be extended by more than twelve months in the aggregate or to a date later than the last day of the month immediately preceding the month in which the Stated Maturity Date in respect of the Class B Certificates occurs.


    Generally, TMCC collectors make every effort to preserve a lease as a performing lease. However, if a delinquency cannot be satisfactorily resolved through deferrals or otherwise, the decision to repossess a leased vehicle will be made before a payment is more than 60 days past due. Lessees are typically notified on the day of or within two days after repossession of any right they may have under applicable state law to redeem their vehicles. TMCC attempts to sell all repossessed vehicles within 30 days of repossession. TMCC disposes of off-lease and repossessed vehicles not purchased by the related lessee or the dealer to whom the vehicle is returned through regional automobile auctions.

DELINQUENCY, REPOSSESSION AND LOSS DATA

    The following tables set forth certain delinquency, repossession and loss data with respect to TMCC's entire retail automobile and light duty truck lease contract portfolio, including those Contracts originated in the Trust States during the periods shown, as of and for the periods shown.

    The data presented in the following tables are for illustrative purposes only. Delinquency, repossession and loss experience may be influenced by a variety of economic, social, geographic and other factors. There is no assurance that the Trust's delinquency, repossession and loss experience with respect to its retail automobile and light duty truck lease contracts and the related leased vehicles in the future, or the experience with respect to the Contracts and the Leased Vehicles, will be similar to that set forth below.

                                ENTIRE PORTFOLIO
              RETAIL VEHICLE LEASE CONTRACT DELINQUENCY EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                     AT OR FOR
                                      THE NINE
                                    MONTHS ENDED                      AT OR FOR THE FISCAL YEAR ENDED SEPTEMBER 30,
                             --------------------------  -----------------------------------------------------------------------
                                   JUNE 30, 1997                  1996                     1995                    1994
                             --------------------------  -----------------------  ----------------------  ----------------------
                                  UNITS           %         UNITS          %         UNITS         %         UNITS         %
                             ---------------  ---------  ------------  ---------  -----------  ---------  -----------  ---------
Dollar Amount of Lease
  Contracts(1).............   $  12,579,533      100.0%  $ 12,358,716     100.0%  $ 9,692,671     100.0%  $ 7,934,817     100.0%
Ending Number of Lease
  Contracts................         637,966      100.0%       624,184     100.0%      483,178     100.0%      387,066     100.0%
Number of Delinquent Lease
  Contracts(2)(3)
  0-59 Days................           7,870       1.23%         7,000      1.12%        3,865      0.80%        1,880      0.49%
  60-89 Days...............             635       0.10%           497      0.08%          199      0.04%          113      0.03%
  90 Days or More..........             182       0.03%           134      0.02%           66      0.01%           41      0.01%
                             ---------------  ---------  ------------  ---------  -----------  ---------  -----------  ---------
    TOTAL..................           8,687       1.36%         7,631      1.22%        4,130      0.85%        2,034      0.53%
                             ---------------  ---------  ------------  ---------  -----------  ---------  -----------  ---------
                             ---------------  ---------  ------------  ---------  -----------  ---------  -----------  ---------


                                      1993                    1992
                             ----------------------  ----------------------
                                UNITS         %         UNITS         %
                             -----------  ---------  -----------  ---------
Dollar Amount of Lease
  Contracts(1).............  $ 5,017,258     100.0%  $ 3,542,506     100.0%
Ending Number of Lease
  Contracts................      243,742     100.0%      173,667     100.0%
Number of Delinquent Lease
  Contracts(2)(3)
  0-59 Days................        1,238      0.51%          883      0.51%
  60-89 Days...............           75      0.03%           78      0.04%
  90 Days or More..........           29      0.01%           20      0.01%
                             -----------  ---------  -----------  ---------
    TOTAL..................        1,342      0.55%          981      0.56%
                             -----------  ---------  -----------  ---------
                             -----------  ---------  -----------  ---------


------------------------------

(1) Based on the sum of all principal amounts outstanding under finance lease contracts and net investment in leased assets under operating lease contracts originated by TMCC in the United States (inclusive of the residual values of the related leased vehicles).

(2) Excludes lease contracts the related lessees of which are bankrupt or have commenced bankruptcy proceedings. As of July 24, 1997, approximately 184 lease contracts involving bankrupt lessees were delinquent for at least 60 days.

(3) The period of delinquency is based on the number of days payments are contractually past due.

                                ENTIRE PORTFOLIO
         RETAIL VEHICLE LEASE CONTRACT REPOSSESSION AND LOSS EXPERIENCE
                    (DOLLARS IN THOUSANDS, EXCEPT AS NOTED)


                                         AT OR FOR
                                          THE NINE
                                        MONTHS ENDED      AT OR FOR THE FISCAL YEAR ENDED SEPTEMBER 30,
                                          JUNE 30,    ------------------------------------------------------
                                            1997         1996       1995       1994       1993       1992
                                        ------------  ----------  ---------  ---------  ---------  ---------
Ending Number of Lease Contracts
  Outstanding.........................      637,966      624,184    483,178    387,066    243,742    173,667
Average Number of Lease Contracts
  Outstanding.........................      631,075      553,681    435,122    315,404    208,705    146,092
Repossessions:
  Number of Repossessions.............        8,968        8,440      6,149      3,758      3,236      2,683
  Number of Repossessions as a
    Percentage of Lease Contracts
    Outstanding.......................         1.87%(4)       1.35%      1.27%      0.97%      1.33%      1.54%
Number of Repossessions as a
  Percentage of Average Lease
  Contracts Outstanding...............         1.89%(4)       1.52%      1.41%      1.19%      1.55%      1.84%
Losses:
  Dollar Amount of Net Receivables
    Outstanding(1)....................   $12,579,533  $12,023,192 $9,382,655 $7,597,071 $4,616,064 $3,145,687
  Average Dollar Amount of Net
    Receivables Outstanding(2)........   $12,301,363  $10,702,924 $8,489,863 $6,106,568 $3,880,876 $2,515,159
  Net Repossession Losses(3)..........   $   41,246   $   34,389  $  23,592  $  13,103  $  11,132  $  10,118
  Average Net Repossession Loss per
    Liquidated Contract(1)(4).........   $    4,599   $    4,075  $   3,837  $   3,487  $   3,440  $   3,771
  Net Repossession Losses as a
    Percentage of Average Net
    Receivables Outstanding(2)........         0.45%(5)       0.32%      0.28%      0.21%      0.29%      0.40%


------------------------------


(1) Based on the sum of all principal amounts outstanding under finance lease contracts and net investment in leased assets under operating lease contracts originated by TMCC in the United States (inclusive of the residual values of the related leased vehicles) as of period end.



(2) Average Net Receivables Outstanding is calculated as the average of the sum of all principal amounts outstanding under finance lease contracts and net investment in operating leases as of the beginning and the end of the indicated period.



(3) Losses include expenses incurred to dispose of vehicles.



(4) Dollars not in thousands.



(5) Annualized.


                                ENTIRE PORTFOLIO
                       RESIDUAL VALUE LOSS EXPERIENCE(1)
                    (DOLLARS IN THOUSANDS, EXCEPT AS NOTED)


                                                        AT OR FOR
                                                         THE NINE
                                                       MONTHS ENDED      AT OR FOR THE FISCAL YEAR ENDED SEPTEMBER 30,
                                                         JUNE 30,    -----------------------------------------------------
                                                           1997        1996       1995       1994       1993       1992
                                                       ------------  ---------  ---------  ---------  ---------  ---------
Total Number of Leased Vehicles Scheduled to
  Terminate..........................................      180,643      95,401     54,258     34,298     27,762     13,785
Number of Leased Vehicles Returned to TMCC...........       28,900      13,162      5,787      3,950      4,086      2,229
Full Term Ratio(2)...................................         16.0%       13.8%      10.7%      11.5%      14.7%      16.2%
Total Losses on Vehicles that Reached Scheduled
  Term(3)............................................   $   53,461   $  29,368  $   9,492  $   2,005  $   2,137  $   1,526
Average Loss Per Returned Unit(4)....................   $    1,850   $   2,231  $   1,640  $     508  $     523  $     685


------------------------------

(1) Because the terms of the retail closed-end lease contracts originated by TMCC have gradually shifted from five years to three years since 1991, the residual value loss experience for the periods in the table may not be fully comparable.

(2) The ratio of line 2 over line 1 expressed as a percentage.


(3) Losses include expenses incurred to dispose of vehicles.



(4) Dollars not in thousands.

                                 THE CONTRACTS

GENERAL


    The Initial Contracts will consist of a pool of 56,340 closed-end retail lease contracts, having an aggregate Outstanding Principal Balance as of the Cutoff Date of $1,287,004,969.02, and an aggregate Discounted Principal Balance as of such date of $1,231,231,519.20, selected from the Titling Trust's portfolio of retail closed-end automobile and light duty truck lease contracts. During the Revolving Period, Principal Collections (and reimbursements of Loss Amounts) will be reinvested in Subsequent Contracts and Subsequent Leased Vehicles, which at the time of such reinvestment will become SUBI Assets. SEE "Description of the Certificates--Allocations and Distributions on the Certificates--Revolving Period". The Initial Contracts were, and the Subsequent Contracts will be, originated by the Dealers in the Trust States and assigned to the Titling Trust in accordance with TMCC's underwriting procedures and underwriting criteria. The Initial Contracts have been selected, and the Subsequent Contracts will be selected, based upon the criteria specified in the Titling Trust Agreement and SUBI Supplement. SEE "The Contracts--Characteristics of the Contracts--General" and "--Representations, Warranties and Covenants". Subsequent Contracts may be originated by TMCC using different underwriting criteria than those which were applied to the Initial Contracts (but which criteria will be those that TMCC then applies to the origination of lease contracts for its own account) which may cause the characteristics of the Subsequent Contracts to vary from those of the Initial Contracts, and will be selected from among Titling Trust Assets not allocated or reserved for allocation to any Other SUBI. Principal Collections (and reimbursements of Loss Amounts) will first be reinvested in the eligible lease contract with the earliest origination date, then with the eligible lease contract with the next earliest origination date and so forth. To the extent that reinvestment of such amounts from the SUBI are being made out of the Titling Trust's general pool of available lease contracts at any time after the creation of one or more Other SUBIs, such reinvestment will first be made with respect to the SUBI. TMCC will represent and warrant that no adverse selection procedures were employed or will be employed in selecting the Initial Contracts or the Subsequent Contracts for inclusion in the SUBI Assets and that it is not aware of any bias in the selection of such Contracts that would cause the delinquencies or losses on such Contracts to be worse than other retail closed-end automobile and light duty truck lease contracts held in the Titling Trust's portfolio, although there can be no assurance in this regard.


    Each Contract will have been written for an original term of not more than 60 months, and will have been written for a "capitalized cost" (which may exceed the manufacturer's suggested retail price), plus a lease charge which is based on the imputed Lease Rate. Each Contract will provide for equal monthly payments that when allocated between principal and the lease charge at the Lease Rate on a constant yield basis, will be sufficient to amortize the capitalized cost over the term of the lease to an amount equal to the Residual Value. Each Residual Value is established at the origination of the lease (based on documentation provided to the Dealers by TMCC) and represents the estimated wholesale market value at the end of the lease term.

    At the times of origination of the related Contracts, the Leased Vehicles were, in the case of the Initial Contracts, or will be, in the case of the Subsequent Contracts, new vehicles, including dealer demonstrator vehicles driven fewer than 20,000 miles, or used vehicles up to four model years old at the time of origination of the related Contract, including certified used vehicles and vehicles previously sold under manufacturer's programs. Certified used vehicles are Toyota or Lexus vehicles that are purchased by dealers, reconditioned and certified to meet certain Toyota/Lexus required standards and sold or leased with an extended warranty from the manufacturer. Manufacturer's program vehicles are Toyota or Lexus vehicles that have been sold to rental car companies, repurchased by the manufacturer and subsequently purchased by the dealer to sell or lease as current year and one year old used vehicles with 20,000 miles or less. Although there will be no limit on the number of used Leased Vehicles included as SUBI Assets, TMCC will represent and warrant that no adverse selection procedures were employed or will be employed in selecting the Initial Contracts or the Subsequent Contracts for inclusion in the SUBI Assets and that it is not aware of any bias in the selection of such Contracts that would cause the delinquencies or losses on such Contracts to be worse than other retail closed-end automobile and light duty truck lease contracts held in the Titling Trust's portfolio, although there can be no assurance in this regard.

    All of the Contracts will be closed-end leases. Under a "closed-end lease", at the end of its term, if the lessee does not elect to purchase the related leased vehicle by exercise of the purchase option contained in such lease contract, the lessee is required to return the leased vehicle to or upon the order of the lessor, at which time the lessee will then owe only incidental charges for excess mileage, excessive wear and use and other items as may be due under such lease. In contrast, under an "open-end lease", the lessee is also obligated to pay at the end of the lease term any deficit between the fair market value of the leased vehicle at that time and the residual value established at the time of origination of such lease.

    Each lessee will be permitted to purchase the Leased Vehicle at the end of the term of the related Contract. The purchase price will be a fixed dollar amount equal to the Residual Value plus any applicable taxes and all other incidental charges which may be due under the Contract. In addition, each Contract will allow the related lessee voluntarily to terminate such Contract by paying certain miscellaneous charges and the Payoff Amount described below.

    Each Contract will provide that the lessor may terminate such Contract and repossess the Leased Vehicle in the event of a default by the lessee. Events of default under the Contracts will include, but will not be limited to, failure to make payment when due, certain events of bankruptcy or insolvency, failure to maintain the insurance required by the Contract, failure to maintain or repair the Leased Vehicle as required or to comply with any other term or condition of the Contract and the making of a material misrepresentation by the lessee in the lease application. TMCC regularly tracks lessees' compliance with their payment obligations and monitors the related leases for noncompliance. SEE "TMCC--Insurance" and "--Collection, Repossession and Disposition Procedures".

    In the forms of contract used to originate Contracts, upon termination at or before maturity where the lessee is not in default and does not exercise its option to purchase the Leased Vehicle, the amount owed by the lessee (the "Payoff Amount") will be determined by adding (i) unpaid Monthly Payments and any incidental charges owing under the Contract, less unearned lease charges and
(ii) the Residual Value, subtracting the "Realized Value" (as described below), from the sale or other disposition of the related Leased Vehicle and applying the Security Deposit, if any, to reduce any deficiency. In calculating the amount of unearned lease charges under clause (i) above, the Contracts will provide that the constant yield method will be used, in which lease charges are earned on a daily basis through the payment date immediately following the date of early termination. If, instead, there is an early termination and the lessee is in default, the amount owed by a lessee in default will be determined by adding (i) the Payoff Amount, (ii) payments accrued under the Contract through the date of termination, (iii) collection, repossession, storage, preparation and sale expenses and (iv) attorneys' fees and disbursements incurred after default.

    The "Realized Value" of a Leased Vehicle is the actual wholesale price or the wholesale price otherwise determined by TMCC in a commercially reasonable manner. However, each Contract provides that the lessee has the right to obtain from an independent third party acceptable to the lessor a professional appraisal of the wholesale value of the Leased Vehicle that could be realized at sale. This appraised value then would be used as the wholesale value for purposes of calculating sums due from the lessee.

    In the event of early termination of a Contract where the lessee is in default, the amounts collected with respect to such Contract and the related Leased Vehicle (after deducting the costs and other sums retained by the Servicer in connection therewith) may be less than the Outstanding Principal Balance (and therefore less than the outstanding Discounted Principal Balance) of such Contract. In the event that a Contract reaches the date on which the last Monthly Payment is due, as such date may have been extended (the "Maturity Date"), but the related Leased Vehicle cannot be sold or otherwise disposed of for a net amount at least equal to its Residual Value, there may be an additional shortfall in amounts otherwise expected to be received in respect of the SUBI. In the event that any such shortfalls allocable to the Certificates are not covered by the Investor Percentage of certain excess Interest Collections, available monies on deposit in the Reserve Fund available therefor, Net Insurance Proceeds or Net Liquidation Proceeds, amounts otherwise payable to the Transferor in respect of the Transferor Interest (or as Excess Amounts) and the subordination of amounts otherwise payable to the Class B Certificateholders, in each case to the extent described herein, investors in the Class A Certificates could suffer a loss on their investments.


CHARACTERISTICS OF THE CONTRACTS

    GENERAL


    The Initial Contracts were, and the Subsequent Contracts will be, selected by reference to several criteria, including, as of the related Cutoff Date, that each Contract (i) is written with respect to a Leased Vehicle that was at the time of the origination of the related lease contract a new or used vehicle,
(ii) was originated in the United States, after October 31, 1996 in the case of the Initial Contracts, and on or before October 1, 1998 in the case of the Subsequent Contracts; (iii) has a Maturity Date on or after January 1, 1998 and no later than July 31, 2002 in the case of the Initial Contracts, and no later than October 1, 2003 in the case of the Subsequent Contracts; (iv) fully amortizes to an amount equal to the Residual Value of the related Leased Vehicle based on a fixed Lease Rate calculated on a constant yield basis and provides for level payments over its term (except for payment of the Residual Value); (v) was not more than 60 days past due as of the Cutoff Date or the related Transfer Date, as the case may be; and (vi) has not been deferred more than four times or extended by more than twelve months in the aggregate.

                        COMPOSITION OF INITIAL CONTRACTS


Aggregate Outstanding Principal Balance as of Cutoff Date...........  $1,287,004,969.02
Aggregate Discounted Principal Balance as of Cutoff Date............  $1,231,231,519.20
Aggregate Net Investment Value as of Cutoff Date....................  $1,231,231,519.20
Number of Initial Contracts.........................................  56,340
Average Outstanding Principal Balance as of Cutoff Date(2)..........  $22,843.54
Average Discounted Principal Balance as of Cutoff Date..............  $21,853.59
                                                                      $8,339.00 to
Range of Original Principal Balances of Initial Contracts(2)........  $69,476.03
Weighted Average Lease Rate(1)......................................  7.655%
Range of Lease Rates(2).............................................  0.254% to 13.653%
Weighted Average Original Number of Monthly Payments(1).............  39.8 months
Range of Original Number of Monthly Payments........................  12 months to 60 months
Weighted Average Remaining Number of Monthly Payments(1)............  35.8 months
Range of Remaining Number of Monthly Payments.......................  5 months to 59 months
Average Original Residual Value(2)..................................  $15,155.98
                                                                      $1,277.25 to
Range of Original Residual Values(2)................................  $42,382.00
Aggregate of Residual Values as a Percentage of Aggregate Net
  Investment Value as of Cutoff Date................................  69.35%
Percentage of Lease Contracts for Lexus Vehicles (by Discounted
  Principal Balance as of the Cutoff Date)..........................  20.52%
Percentage of Lease Contracts for Toyota Vehicles (by Discounted
  Principal Balance as of the Cutoff Date)..........................  79.48%
Percentage of Lease Contracts for New Vehicles (by Outstanding
  Principal Balance)(2).............................................  96.95%
Percentage of Lease Contracts for Used Vehicles (by Outstanding
  Principal Balance)(2).............................................  3.05%


------------------------

(1) Weighted by Outstanding Principal Balance as of the Cutoff Date.

(2) Without giving effect to discounting for calculation of Discounted Principal Balances.

                               INITIAL CONTRACTS


                                                                          AVERAGE       MINIMUM        MAXIMUM
                                                                       -------------  ------------  -------------
Original Principal Balance...........................................  $   23,608.29  $   8,339.00  $   69,476.03
Outstanding Principal Balance(1).....................................  $   22,843.54  $   8,157.24  $   66,296.80
Residual Value(1)(2).................................................  $   15,155.98  $   1,277.25  $   42,382.00
Lease Rate(1)(2).....................................................         7.655%        0.254%        13.653%
Seasoning (months)(1)(3).............................................           3.96             0              9
Remaining Term (months)(1)(3)........................................          35.79             5             59


------------------------

(1) As of the Cutoff Date.

(2) Without giving effect to discounting for calculation of Discounted Principal Balances.

(3) Weighted by Outstanding Principal Balance as of the Cutoff Date.

    DISTRIBUTION OF THE INITIAL CONTRACTS BY LEASE RATE

    The distribution of the Initial Contracts as of the Cutoff Date by Lease Rate was as follows:


                                                                                                  PERCENTAGE OF
                                                           PERCENTAGE OF                            AGGREGATE
                                             NUMBER OF       NUMBER OF     INITIAL CUTOFF DATE     CUTOFF DATE
                                              INITIAL         INITIAL          OUTSTANDING         OUTSTANDING
LEASE RATE RANGE                             CONTRACTS       CONTRACTS      PRINCIPAL BALANCE   PRINCIPAL BALANCE
------------------------------------------  ------------  ---------------  -------------------  -----------------
less than 2.00%...........................            21          0.04%    $        732,294.45           0.06%
2.00% to 2.99%............................           189          0.34            4,652,479.21           0.36
3.00% to 3.99%............................           735          1.30           20,041,121.32           1.56
4.00% to 4.99%............................         3,792          6.73           66,575,084.03           5.17
5.00% to 5.99%............................         6,036         10.71          132,994,786.81          10.33
6.00% to 6.99%............................         1,880          3.34           50,446,770.99           3.92
7.00% to 7.99%............................        12,621         22.40          329,367,995.06          25.59
8.00% to 8.99%............................        27,744         49.24          607,537,073.77          47.21
9.00% to 9.99%............................         1,432          2.54           32,998,762.77           2.56
10.00% to 10.99%..........................           750          1.33           16,878,442.99           1.31
11.00% to 11.99%..........................           451          0.80           10,114,477.40           0.79
12.00% to 12.99%..........................           387          0.69            8,189,007.78           0.64
13.00% to 13.99%..........................           302          0.54            6,476,672.44           0.50
                                            ------------        ------     -------------------         ------
    Total.................................        56,340        100.00%    $  1,287,004,969.02         100.00%
                                            ------------        ------     -------------------         ------
                                            ------------        ------     -------------------         ------


    DISTRIBUTION OF THE INITIAL CONTRACTS BY MATURITY

    The distribution of the Initial Contracts as of the Cutoff Date by year of maturity was as follows:

                                                                                                   PERCENTAGE OF
                                                            PERCENTAGE OF                        AGGREGATE CUTOFF
                                               NUMBER OF      NUMBER OF         CUTOFF DATE            DATE
                                                INITIAL        INITIAL          OUTSTANDING         OUTSTANDING
YEARS OF MATURITY                              CONTRACTS      CONTRACTS      PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------------------  -----------  ---------------  -------------------  -----------------
1998........................................         323           0.57%    $      6,136,293.06           0.48%
1999........................................       9,145          16.23          178,137,161.35          13.84
2000........................................      33,927          60.22          778,534,934.93          60.49
2001........................................       5,073           9.00          129,203,254.65          10.04
2002........................................       7,872          13.97          194,993,325.03          15.15
                                              -----------        ------     -------------------         ------
    Total(1)................................      56,340         100.00%    $  1,287,004,969.02         100.00%
                                              -----------        ------     -------------------         ------
                                              -----------        ------     -------------------         ------

------------------------

(1) Percentages may not add to 100% due to rounding.

    DISTRIBUTION OF THE INITIAL CONTRACTS BY STATE

                                                            PERCENTAGE OF                          PERCENTAGE OF
                                               NUMBER OF      NUMBER OF         CUTOFF DATE      AGGREGATE CUTOFF
                                                INITIAL        INITIAL          OUTSTANDING      DATE OUTSTANDING
STATE OF ORIGINATION(1)                        CONTRACTS      CONTRACTS      PRINCIPAL BALANCE   PRINCIPAL BALANCE
--------------------------------------------  -----------  ---------------  -------------------  -----------------
California..................................      32,422          57.55%    $    751,267,173.73          58.37%
Ohio........................................       9,128          16.20          185,627,593.15          14.42
Pennsylvania................................       6,874          12.20          145,319,401.76          11.29
Michigan....................................       5,875          10.43          125,963,096.95           9.79
Florida.....................................       2,041           3.62           78,827,703.43           6.12
                                              -----------        ------     -------------------         ------
    Total(2)................................      56,340         100.00%    $  1,287,004,969.02         100.00%
                                              -----------        ------     -------------------         ------
                                              -----------        ------     -------------------         ------

------------------------

(1) by Dealer location.

(2) Percentages may not add to 100% due to rounding.

REPRESENTATIONS, WARRANTIES AND COVENANTS

    The Initial Contracts and Initial Leased Vehicles will be described in a schedule appearing as an exhibit to the SUBI Supplement, which schedule will be amended from time to time as Subsequent Contracts and Subsequent Leased Vehicles become SUBI Assets during the Revolving Period (collectively, the "Schedule of Contracts and Leased Vehicles").

    The Schedule of Contracts and Leased Vehicles will identify each Contract by identification number, will identify each Leased Vehicle by its vehicle identification number and will set forth as to each such Contract, among other things, its: (i) date of origination; (ii) Maturity Date; (iii) Monthly Payment;
(iv) original capitalized cost; (v) Outstanding Principal Balance and Discounted Principal Balance as of the related Cutoff Date; and (vi) Residual Value. In the Servicing Agreement, representations and warranties will be made with respect to each Contract and Leased Vehicle to the effect described under "The Contracts--Characteristics of the Contracts--General", and that, among other things, each such Contract, and, to the extent applicable, the related Leased Vehicle or lessee: (a) was originated by a Dealer located in the United States in the ordinary course of its business and in compliance with TMCC's normal credit and underwriting policies and practices; (b) is owned by the Titling Trust, free of all liens, encumbrances or rights of others; (c) was originated in compliance with, and complies with, all material applicable legal requirements; (d) all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by the originator of such Contract and the Titling Trustee in connection with (i) the origination of such Contract, (ii) the execution, delivery and performance by such originator of the Contract and
(iii) the acquisition by the Titling Trust of such Contract and Leased Vehicle, have been duly obtained, effected or given and are in full force and effect as of such date of creation or acquisition; (e) is the legal, valid and binding obligation of the lessee; (f) to the knowledge of TMCC, is not subject to any right of rescission, setoff, counterclaim or any other defense of the related lessee to pay the Outstanding Principal Balance due under such Contract and no such right of rescission, setoff, counterclaim or other defense has been asserted or threatened; (g) the related Dealer, the Servicer and the Titling Trust have each satisfied all obligations required to be fulfilled on its part with respect thereto; (h) is payable solely in United States dollars in the United States; (i) the lessee thereunder is located in the United States and is not TMCC, the Transferor or any of their respective affiliates; (j) requires the lessee to maintain insurance against loss or damage to the related Leased Vehicle under an insurance policy that names the Titling Trust as loss payee;
(k) the related certificate of title is registered in the name of the Titling Trust (or a properly completed application for such title has been submitted to the appropriate titling authority); (l) is a closed-end lease that requires equal monthly payments to be made within 60 months of the date of origination of such Contract; (m) is fully assignable and does not require the consent of the lessee as a condition to any transfer, sale or assignment of the rights of the originator; (n) has a Residual Value that does not exceed an amount reasonably established by the Servicer consistent with its policies and practices; (o) has not been deferred more than four times or extended by more than twelve months in the aggregate or otherwise modified except in accordance with TMCC's normal credit and collection policies and practices; (p) is not an Other SUBI Asset; (q) to the knowledge of TMCC, the lessee thereunder is not bankrupt or currently the subject of a bankruptcy proceeding; (r) is not more than 60 days past due; (s) is a finance lease for accounting purposes; and (t) is a "true lease" for applicable state law purposes relating to the perfection of security interests.


    The Servicing Agreement will provide that the reinvestment of Principal Collections (and Loss Amounts otherwise reimbursable to Certificateholders) in Subsequent Contracts and Subsequent Leased Vehicles during the Revolving Period will be subject to the satisfaction of certain conditions precedent including, among other things, that after giving effect to such reinvestment, (i) each Subsequent Contract will be allocated as a SUBI Asset based upon its Discounted Principal Balance as of the relevant Transfer Date, (ii) the weighted average remaining term of the Contracts (including the Subsequent Contracts) is not greater than 39 months and (iii) the weighted average Residual Value of the Leased Vehicles relating to the Contracts (including the Subsequent Contracts), as a percentage of the aggregate Outstanding Principal Balance of the Contracts (including the Subsequent Contracts), in each case as of the related dates of origination, is not greater than 68%. The foregoing criteria may be changed without the consent of any Certificateholder if the Trustee receives notice from each Rating Agency to the effect that the use of such changed criteria will not result in the reduction, withdrawal or qualification of its then current rating of any Certificates.


    The Servicing Agreement will provide that upon the discovery by the Titling Trustee, TMCC, the Trustee or the Transferor of a breach of any representation, warranty or covenant referred to in the second preceding paragraph that materially and adversely affects the owners of interests in the SUBI or the Certificateholders in the related Contract or Leased Vehicle, which breach is not cured in all material respects within 60 days after TMCC discovers such breach or is given notice thereof, such Contract and Leased Vehicle (and the related SUBI Assets) will be reallocated to the UTI and TMCC will be required to deposit (or cause to be deposited) into the SUBI Collection Account an amount (the "Reallocation Payment") equal to the Discounted Principal Balance of such Contract as of the last day of the Collection Period during which the related cure period ended, plus an amount equal to any imputed lease charge on such Contract at the related Lease Rate that was delinquent as of the end of such Collection Period. The foregoing payment obligation will survive any termination of TMCC as Servicer under the Servicing Agreement.

                 MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS


    All of the Contracts will be prepayable, in whole or in part, at any time without penalty. The prepayment experience with respect to the Contracts will affect the weighted average lives of each Class of Certificates then outstanding if a Monthly Payment Event occurs, and will affect the weighted average life of any Class of Certificates as to which the related Class Certificate Balance is not reduced to zero on the related Targeted Maturity Date.



    In general, the rate of prepayments on the Contracts may be influenced by a variety of economic, social, geographic and other factors. The Titling Trust was formed and began to accept assignments of lease contracts in November 1996. All of the lease contracts assigned to the Titling Trust since that time have been, and all of the lease contracts to be assigned to the Titling Trust will be, assigned by Dealers using TMCC's underwriting standards. TMCC actively encourages lessees under lease contracts with remaining terms of less than one year to either buy, trade in or refinance the related leased vehicles prior to the related scheduled maturities of such lease contracts. TMCC estimates that, of the retail automobile and light duty truck lease contracts in its portfolio that were scheduled to mature during fiscal year 1996 or during the nine-month period ended June 30, 1997, approximately 52% and 49%, terminated prior to maturity, either because of voluntary prepayments or repossession of the leased vehicles due to default by the lessees under the related lease contracts. No assurance can be given that the Contracts will experience the same rate of prepayment or default or any greater or lesser rate than TMCC's historical rate, or that the Residual Value experience of Leased Vehicles related to Contracts that have reached their Maturity Dates will be the same as or higher or lower than from TMCC's historical residual value loss experience with respect to lease contracts in its portfolio. Moreover, there can be no assurance as to whether a Maturity Advance will be made or, if made, will be sufficient to reduce the Class Certificate Balance of any Class to zero on the related Targeted Maturity Date and, therefore, any Class may mature significantly later than its Targeted Maturity Date.



    The effective yield on, and weighted average life of, each Class of Certificates will depend upon, among other things, whether or not an Early Amortization Event occurs, whether or not a Monthly Payment Event occurs, whether or not a Maturity Advance sufficient to pay in full the related Class Certificate Balance on the related Targeted Maturity Date is made, the amount of scheduled and unscheduled payments on or in respect of the Contracts and the Leased Vehicles and the rate at which such payments are paid through to the Certificateholders pursuant to the payment priorities described herein. In the event of prepayments of the Contracts (including liquidations of the Contracts and payment of the Residual Value of the related Leased Vehicles) or payment of any Accelerated Principal Distribution Amount during the Amortization Period, Certificateholders who receive such amounts may not be able to reinvest the related payments of principal received on the Certificates at yields as high as the related Certificate Rate. Under such circumstances, the timing of changes in the rate of prepayments on the Contracts and payments in respect of the Leased Vehicles may also affect significantly an investor's actual yield to maturity and the weighted average life of the related Class of Certificates. In the event of a Monthly Payment Event, a substantial increase in the rate of payments on or in respect of the Contracts and Leased Vehicles during the Amortization Period may shorten the final maturity and weighted average lives of the Certificates. In the case of Certificates purchased at a discount to their principal amounts, a slower than anticipated rate of principal payments is likely to result in a lower than anticipated yield to the investor. In the case of Certificates purchased at a premium to their principal amounts, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield to the investor.


    Additionally, although monies on deposit in the Accounts and Principal Collections (and reimbursed Loss Amounts) that have not been reinvested in Subsequent Contracts and Subsequent Leased Vehicles during the Revolving Period will be invested in Permitted Investments, and all gain or other income from such investments will be available for making distributions on the Certificates, no assurance can be made as to the rate of return that will be realized on such Permitted Investments. Any reinvestment risk resulting from the rate of prepayment of the Contracts (and payment of the Residual Value of the related Leased Vehicles) and the making of the foregoing investments will be borne by the Certificateholders.


    The Investor Percentage of Loss Amounts as to which no funds are available for reimbursement on any Monthly Allocation Date (I.E. Certificate Principal Loss Amounts) will be allocated first to the Class B Certificates and then among the Class A Certificateholders on a pro rata basis, based on the outstanding Class A Certificate Balances thereof as of the last day of the related Collection Period, and then reimbursed out of funds available therefor, if any, until the date on which the related Class Certificate Balance is reduced to zero in the amounts and order of priority described in "Description of the Certificates--Allocations and Distributions on the Certificates--Allocations and Distributions of Collections". In addition, the Investor Percentage of the net proceeds of any sale or other disposition of the SUBI, the SUBI Certificate and other property of the Trust, which may occur under certain circumstances involving an Insolvency Event with respect to the Transferor, to the extent constituting Principal Collections, will be distributed first, on a pro rata basis, to the Class A Certificateholders based on their respective Class Certificate Balances until the Class A Certificates have been paid in full, and second, to the Class B Certificateholders.


              CLASS A CERTIFICATE FACTORS AND TRADING INFORMATION;
                     REPORTS TO CLASS A CERTIFICATEHOLDERS


    The "Certificate Factor" for each Class of Certificates will be a seven-digit decimal that the Servicer will compute each month indicating the related Class Certificate Balance, as the case may be, as of the close of business on the Monthly Allocation Date in such month as a fraction of the Initial Certificate Balance of the related Class of Class A Certificates. Each Certificate Factor will initially be 1.0000000 and will remain unchanged during the Revolving Period, except in certain limited circumstances where there are unreimbursed Certificate Principal Loss Amounts allocated to such Class, and during the Amortization Period until the related Targeted Maturity Date or the occurrence of a Monthly Payment Event, after which each Certificate Factor will decline to reflect reductions in the related Certificate Balance resulting from distributions of principal and such previously unreimbursed Certificate Principal Loss Amounts, if any. A Class A Certificateholder can determine the outstanding balance of the Certificate held thereby by multiplying the original denomination of the holder's Class A Certificate by the related Certificate Factor for such month.


    Pursuant to the Agreement, U.S. Bank, as Trustee, will provide to the Class A Certificateholders (which shall be Cede & Co. as the nominee of DTC unless Definitive Certificates are issued under the limited circumstances described herein) unaudited monthly reports concerning payments received on or in respect of the Contracts and the Leased Vehicles, the Aggregate Net Investment Value, the Investor Percentage, the Certificate Factors for each Class and various other items of information. Certificate Owners may obtain copies of such reports upon a request in writing to the Trustee. In addition, Class A Certificateholders during each calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. SEE "Description of the Certificates--Statements to Certificateholders" and "--Book-Entry Registration".

                        DESCRIPTION OF THE CERTIFICATES


    The Certificates will be issued pursuant to the Agreement which, together with the Titling Trust Agreement, the SUBI Supplement and the Servicing Supplement, has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of material provisions of the foregoing documents as well as the summaries included elsewhere in this Prospectus do not purport to be complete and are subject to, and qualified in their entirety by reference to, the actual provisions of such documents.

GENERAL

    The Class A Certificates will be issued in minimum denominations of $1,000 and integral multiples thereof in book-entry form. The Class A Certificates will initially be represented by global certificates registered in the name of Cede & Co., the nominee of DTC. No Certificate Owner will be entitled to receive a certificate representing such owner's Certificate, except as set forth below. Unless and until Definitive Class A Certificates are issued under the limited circumstances described below, all references herein to distributions, notices, reports and statements to Class A Certificateholders will refer to the same actions made with respect to DTC or Cede & Co., as the case may be, for the benefit of Certificate Owners in accordance with DTC procedures. SEE "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates".


    Each Certificate will represent the right to receive semi-annual payments of interest at the related Interest Rate and, to the extent described herein, payments in respect of principal thereof during the Amortization Period funded from Available Interest, Principal Collections allocable to the SUBI, Accelerated Principal Distribution Amounts, amounts on deposit in the Reserve Fund available therefor, amounts otherwise payable to the Transferor in respect of the Transferor Interest and, in the case of the Class A Certificates, Class B Available Principal, in each case to the extent described herein. Distributions of interest and principal on the Class B Certificates will be subordinated to the right of the Class A Certificates to receive such payments to the extent provided herein. SEE "Description of the Certificates-- Allocations and Distributions on the Certificates".



    The Transferor will permanently retain the Transferor Interest, which will represent the interest in the Trust not represented by the Certificates, including the right to receive the Transferor Percentage of Interest Collections and Principal Collections. SEE "Description of the Certificates--Calculation of Investor Percentage and Transferor Percentage". The Transferor Interest will be subordinated to the Certificates to the extent described herein, and on any day will equal the difference between the Aggregate Net Investment Value and the Adjusted Certificate Balance. SEE "Description of the Certificates--Certain Payments to the Transferor".



    The Class Certificate Balances of the Certificates of each Class will remain constant, except to the extent there are unreimbursed Certificate Principal Loss Amounts or unreimbursed Class B Available Principal Amounts previously applied to fund interest shortfalls, Loss Amounts or Certificate Principal Loss Amounts with respect to the Class A Certificates, until the earlier of its Targeted Maturity Date or the occurrence, if any, of a Monthly Payment Event. However, during the Amortization Period, the Adjusted Certificate Balance will decline, to the extent described herein, as the Investor Percentage of Principal Collections allocable to the SUBI and Accelerated Principal Distribution Amounts are deposited into the Certificateholders' Account and the Certificate Balance and Adjusted Certificate Balance will decline as (a) Certificate Principal Loss Amounts are incurred and not reimbursed or (b) Class B Available Principal Amounts are applied to cover interest shortfalls, Loss Amounts and Certificate Principal Loss Amounts allocable to the Class A Certificates and not reimbursed.



TRANSFER OF THE SUBI



    On the Closing Date, the Transferor will deliver the SUBI Certificate to the Trustee and transfer and assign to the Trustee, without recourse, all of its right, title and interest in and to the SUBI (excluding the right to proceeds of any residual value insurance policy represented thereby). Concurrently therewith, the Trustee will execute, authenticate and deliver the Certificates to or upon the order of the Transferor. Pursuant to the Agreement, the Transferor will represent and warrant that, immediately prior to the transfer and assignment of the SUBI Certificate to the Trustee, it had good title to and was the sole legal and beneficial owner of the SUBI Certificate, free and clear of liens and claims.

REALLOCATION PAYMENTS AND REALLOCATION DEPOSIT AMOUNTS


    Under certain circumstances TMCC will be required to make Reallocation Payments in respect of certain Contracts (and the related Leased Vehicles) discovered not to be in compliance with TMCC's representations or warranties or Contracts as to which certain servicing procedures have not been followed, in either case that materially and adversely affects the interests of the Transferor or the Certificateholders in the related Contract or Leased Vehicle. Upon any such payment during the Amortization Period (but not during the Revolving Period), the Aggregate Net Investment Value will decline by an amount equal to the Discounted Principal Balance of such Contract, and such Contract and the related Leased Vehicle will no longer constitute SUBI Assets as they will be reallocated and become UTI Assets. If such deduction would cause the Transferor Interest to become less than zero, TMCC will be required to deposit (or cause to be deposited) in the SUBI Collection Account the amount (the "Reallocation Deposit Amount") by which the Transferor Interest would be reduced to less than zero. Notwithstanding the foregoing, in the event a Reallocation Deposit Amount is required to be made, reallocation of the related Contract (and the related Leased Vehicle) will not be considered to have occurred unless such deposit is actually made. SEE "The Contracts--Representations, Warranties and Covenants" and "Additional Document Provisions--The Servicing Agreement--Collections"


CALCULATION OF INVESTOR PERCENTAGE AND TRANSFEROR PERCENTAGE


    Pursuant to the Servicing Agreement, to the extent allocable to the SUBI, the Servicer will allocate between the Investor Interest and the Transferor Interest, based on the applicable Investor Percentage and the Transferor Percentage for the related Collection Period, all Interest Collections and Principal Collections collected or received in respect of the related Collection Period. In addition, similar allocations will be made by the Servicer at the end of each Collection Period in respect of (i) an amount equal to the Discounted Principal Balance of any Contract that became a Charged-off Contract during such Collection Period (the aggregate of such amounts in any Collection Period, the "Charged-off Amount"), (ii) the Residual Value Loss Amount for such Collection Period and (iii) any Additional Loss Amounts incurred during such Collection Period. A "Charged-off Contract" will be a Contract (a) with respect to which the related Leased Vehicle has been repossessed and sold or otherwise disposed of or (b) which has been written off by the Servicer in accordance with its normal policies for writing off lease contracts other than with respect to repossession.



    The Investor Percentage in respect of any Collection Period will mean, with respect to (i) Charged-off Amounts, Residual Value Loss Amounts and Additional Loss Amounts (collectively, "Loss Amounts") and Interest Collections, in each case that are allocable to the SUBI, the percentage equivalent of a fraction (not to exceed 100%) the numerator of which is the Adjusted Certificate Balance on the last day of the immediately preceding Collection Period (or, in the case of the first Collection Period, the Initial Certificate Balance) and the denominator of which is the Aggregate Net Investment Value on the last day of the immediately preceding Collection Period (or, in the case of the first Collection Period, as of the Cutoff Date) and (ii) Principal Collections, the percentage equivalent of a fraction (not to exceed 100%) the numerator of which is the Adjusted Certificate Balance and the denominator of which is the Aggregate Net Investment Value, in each case as of the last day of the last Collection Period preceding (a) the Amortization Date or (b) the date on which an Early Amortization Event occurs. The "Transferor Percentage" will in all cases, be equal to 100% minus the applicable Investor Percentage.



    As a result of the calculations described above, Interest Collections allocable to the SUBI in each Collection Period will be allocated to the Certificateholders based on the relationship of the Adjusted Certificate Balance to the Aggregate Net Investment Value (which may change from Collection Period to Collection Period). As described above, the Investor Percentage applied when allocating Principal Collections allocable to the SUBI may vary monthly during the Revolving Period, because the Adjusted Certificate Balance as a percentage of the Aggregate Net Investment Value may fluctuate monthly. During the Amortization Period, however, the Principal Allocation will be determined by reference to a fixed percentage which will equal the Investor Percentage with respect to Principal Collections allocable to the SUBI as of the last day of the Revolving Period.


CERTAIN PAYMENTS TO THE TRANSFEROR


    On each Monthly Allocation Date, the Trustee will pay to the Transferor, from amounts on deposit in the SUBI Collection Account in respect of the related Collection Period that are allocable to the SUBI, the following amounts (the "Transferor Amounts"): (i) if such Monthly Allocation Date is prior to the First Principal Monthly Allocation Date, the Transferor Percentage of Interest Collections and (ii) if such Monthly Allocation Date is on or after the First Principal Monthly Allocation Date, the Transferor Percentage of Interest Collections and, to the extent that the Transferor Interest is equal to or greater than zero, the Transferor Percentage of Principal Collections. Amounts to be released to the Transferor pursuant to clause (13) under "--Allocations and Distributions on the Certificates--Allocations and Distributions of Collections" will also be considered Transferor Amounts, but will not offset or reduce amounts allocable to the Transferor Interest as described in the preceding sentence.



    Notwithstanding the foregoing, no Transferor Amounts will be paid to the Transferor on a Monthly Allocation Date unless (i) the amounts required to be allocated or distributed to Certificateholders as described under "Description of the Certificates--Allocations and Distributions on the Certificates" have been allocated or distributed in full and (ii) the amount on deposit in the Reserve Fund, after giving effect to all withdrawals therefrom and other deposits thereto on such Monthly Allocation Date, is at least equal to the Specified Reserve Fund Balance. The principal portion of any Transferor Amounts not paid to the Transferor because the Transferor Interest is less than or equal to zero ("Unallocated Principal Collections") will be retained in the SUBI Collection Account until (a) applied to cover interest shortfalls, Loss Amounts or Certificate Principal Loss Amounts allocable to the Certificates, (b) the Certificates are paid in full (in which case such amounts will be released to the Transferor) or (c) the Transferor Interest again exceeds zero (in which case such amounts will again be releasable as Transferor Amounts).


ALLOCATIONS AND DISTRIBUTIONS ON THE CERTIFICATES

    GENERAL


    On the second Business Day prior to each Monthly Allocation Date (each, a "Determination Date"), the Servicer will inform the Trustee of, among other things, the amount of Interest Collections and Principal Collections allocable to the SUBI, the Investor Percentage, the Transferor Percentage, the Certificate Factor for each Class, the amount of Advances and Maturity Advances, if any, to be made by or reimbursed to the Servicer, the aggregate amount, if any, to be withdrawn from the Reserve Fund and the Servicing Fee and other servicing compensation payable to the Servicer with respect to the related Collection Period. On or prior to each Determination Date, the Servicer shall also determine the Specified Reserve Fund Balance and the amounts to be distributed to the Certificateholders and to the Transferor in respect of the Transferor Interest and in respect of other amounts released from the Trust.


    ALLOCATIONS AND DISTRIBUTIONS OF COLLECTIONS

    On each Monthly Allocation Date, the Trustee will make the following allocations, payments and distributions in accordance with the following priorities from Available Interest (to the extent sufficient therefor):


        (1) in the event of an Early Amortization Event involving an Insolvency Event as a result of the Trustee having received written instructions from holders of Certificates evidencing Voting Interests of not less than 51% of the Class A Certificates (voting together as a single class) or 51% of the Class A Certificates and Class B Certificates (voting together as a single class) to sell or dispose of the SUBI, to the Trustee, the Investor Percentage of Capped Trust Administrative Expenses;

        (2) to or for the benefit of the Class A Certificateholders, the amount of interest accrued on the Class Certificate Balances of the Class A Certificates and unreimbursed Certificate Principal Loss Amounts previously allocated thereto during the period from and including the immediately preceding Monthly Allocation Date to but excluding the related Monthly Allocation Date at the related Class A Rates, plus any Class A Interest Carryover Shortfall;


        (3) to or for the benefit of the Class B Certificateholders, the amount of interest accrued on the Class B Certificate Balance during the period from and including the immediately preceding Monthly Allocation Date to but excluding the related Monthly Allocation Date, plus any Class B Interest Carryover Shortfall;

        (4) to the Servicer, the Investor Percentage of the Servicing Fee for such Collection Period and the aggregate of the Investor Percentage of accrued but unpaid Servicing Fees in respect of prior Collection Periods;

        (5) to the Servicer, the Investor Percentage of Capped Contingent and Excess Liability Premiums that have not yet been reimbursed to the Servicer;

        (6) to the Titling Trustee, the Investor Percentage of Capped Titling Trust Administration Expenses;

        (7) in circumstances other than as set forth in clause (1) above, to the Trustee, the Investor Percentage of Capped Trust Administration Expenses;

        (8) to or for the benefit of the Class A Certificateholders the aggregate amount of Loss Amounts allocable to the Class A Certificateholders on such Monthly Allocation Date as described below plus the aggregate amount of Certificate Principal Loss Amounts allocated thereto on any prior Monthly Allocation Date (pro rata, based on the Loss Amounts and Certificate Principal Loss Amounts so allocated to each such Class), in each case to the extent not previously reimbursed pursuant to this clause or through the application of amounts withdrawn from the Reserve Fund, Transferor Amounts and Class B Available Principal;


        (9) to or for the benefit of the Class B Certificateholders, (a) the amount, if any, of (i) interest accrued during the period from and including the immediately preceding Monthly Allocation Date to but excluding the related Monthly Allocation Date at the Class B Rate on any Certificate Principal Loss Amounts previously allocated thereto and then (ii) to reimburse the aggregate amount of Loss Amounts allocable to the Class B Certificateholders on such Monthly Allocation Date as described below plus the aggregate amount of Certificate Principal Loss Amounts allocated thereto on any prior Monthly Allocation Date, in each case to the extent not previously reimbursed pursuant to this clause or through the application of amounts withdrawn from the Reserve Fund and Transferor Amounts, and (b) the amount, if any, of Class B Available Principal applied to fund interest shortfalls, Loss Amounts or Certificate Principal Loss Amounts allocated to the Class A Certificates on any Monthly Allocation Date and not previously reimbursed pursuant to this clause;


        (10) for deposit into the Reserve Fund, until the amount on deposit therein equals the Specified Reserve Fund Balance;

        (11) to the Titling Trustee, the Investor Percentage of Uncapped Titling Trust Administration Expenses;

        (12) to the Trustee, the Investor Percentage of Uncapped Trust Administration Expenses; and

        (13) except as described below, to the Transferor, all remaining Interest Collections, which shall for all purposes thereupon be deemed to have been released from the Trust.

    Payments of interest on each Class of Certificates will be made, to the extent funds are allocated and are available therefor as described above, (i) on each Monthly Allocation Date in March and September, commencing in March 1998, as well as on the Targeted Maturity Date for such Class and (ii) for any Class of Certificates not paid in full on the related Targeted Maturity Date, on any subsequent Certificate Payment Date until the related Class Certificate Balance is reduced to zero. In addition, after the occurrence of any Monthly Payment Event, payments of interest on each Class of Certificates will be made monthly, to the extent funds are allocated and are available therefor as described above, on each Monthly Allocation Date (and each such subsequent Monthly Allocation Date will be a Certificate Payment Date). Interest amounts allocable or distributable to Holders of Class A Certificates will be allocated or distributed on a pro rata basis, based on the interest accrued thereon during the related Interest Period plus the aggregate amount of unreimbursed Class A Interest Carryover Shortfalls allocated thereto on all prior Monthly Allocation Dates.



    To the extent Available Interest is insufficient therefor, the amount of any deficiency in amounts allocable or distributable pursuant to clauses (1) through
(9) will be covered, first, from amounts withdrawn from the Reserve Fund that are available therefor and, second, from Transferor Amounts. If any Transferor Amounts are required to be applied to make any of the allocations or distributions described in clauses (1) through (10) above, the Interest Collections that are part of the Transferor Amounts will be applied before any Principal Collections that are part of the Transferor Amounts are so applied. To the extent a deficiency in the amounts to be allocated or distributed pursuant to clause (2) or clause (8) remains after application of all of the foregoing amounts, such deficiency will be covered by application of Class B Available Principal, if any.



    The amount of funds to be withdrawn from the Reserve Fund on a Monthly Allocation Date and applied to payments to be made as described above will equal the lesser of (i) the amount on deposit in the Reserve Fund on the related Deposit Date and available therefor and (ii) the amount, if any, by which the aggregate of amounts allocable or distributable pursuant to clauses (2), (3),
(8) or (9) exceeds the amount of Available Interest available to make such allocation or distribution based on the foregoing priorities. SEE "Assets of the Trust--The Accounts; Collections--The Reserve Fund".



    Notwithstanding the foregoing, Available Interest and Class B Available Principal allocated to Certificateholders to reimburse Loss Amounts or Certificate Principal Loss Amounts pursuant to clauses (8) and (9) above on a Monthly Allocation Date that is during the Revolving Period will be treated as Principal Collections for the Collection Period in which such Monthly Allocation Date occurs and, unless an Early Amortization Event happens prior to the related Transfer Date, will be available to be reinvested in Subsequent Contracts and Subsequent Leased Vehicles.



    The Investor Percentage of Loss Amounts will be allocable to the Certificates. Loss Amounts allocated to the Certificates on any Monthly Allocation Date will be allocated first to the Class B Certificates and then, on any Monthly Allocation Date on which the Class B Certificate Balance is reduced to zero, to the Class A Certificates. A "Certificate Principal Loss Amount" with respect to any Monthly Allocation Date and Class of Certificates will equal the Loss Amounts allocated to such Class of Certificates on such date less any reimbursement thereof from Available Interest, amounts withdrawn from the Reserve Fund that are available therefor, Transferor Amounts and Class B Available Principal (in the case of the Class A Certificates only). Loss Amounts allocated to the Class A Certificates will be allocated thereto on a pro rata basis, based on their respective outstanding Class Certificate Balances as of the end of the related Collection Period. Loss Amounts and Certificate Principal Loss Amounts allocated to the Class A Certificates will be reimbursable thereto on a pro rata basis, based on the aggregate amount of all unreimbursed Loss Amounts and Certificate Principal Loss Amounts allocated thereto on such Monthly Allocation Date and all prior Monthly Allocation Dates; provided, however, that no such reimbursements will be made to any Class of Class A Certificates after the Certificate Payment Date on which the related Class Certificate Balance is reduced to zero. Loss Amounts and Certificate Principal Loss Amounts allocated to the Class B Certificates will be reimbursable as described above until the Monthly Allocation

Date on which the Class B Certificate Balance has been reduced to zero. Certificate Principal Loss Amounts allocable to a Class of Certificates which are not reimbursed as provided herein will reduce the Certificate Balance of such Class of Certificates, but will bear interest at the related Certificate Rate until reimbursed or until the related Class Certificate Balance is reduced to zero.



    On each Monthly Allocation Date, Principal Collections (and if Principal Collections are insufficient therefor, Interest Collections) will be applied to reimburse the Servicer for the principal portion of unreimbursed Advances and Nonrecoverable Advances. Thereafter, the Investor Percentage of remaining Principal Collections plus any Accelerated Principal Distribution Amount will be applied first to reimburse the Transferor for unreimbursed Maturity Advances and second, for deposit into the Certificateholders' Account in respect of principal on the Certificates or, on any Monthly Allocation Date on which principal is distributable to the Holders of any Class of Certificates, as described below, for distribution to such Holders until the related Class Certificate Balance has been reduced to zero.



    On each Monthly Allocation Date that coincides with or follows a Targeted Maturity Date for a Class of Class A Certificates, the Trustee will distribute all amounts on deposit in the Collection Account and the Certificateholders' Account in respect of principal (after giving effect to any application of amounts withdrawn from the Reserve Fund and available for such application and Transferor Amounts described above) to the Holders of such Class of Class A Certificates until the Class Certificate Balance thereof is reduced to zero. To the extent such amounts are insufficient to reduce the related Class Certificate Balance to zero, the Transferor will have the option to make a Maturity Advance in any amount up to the amount of such deficiency. On each Monthly Allocation Date that follows a Monthly Payment Event, the Trustee will distribute all amounts on deposit in the Collection Account and the Certificateholders' Account in respect of principal (after giving effect to any application of amounts withdrawn from the Reserve Fund and available for such application and Transferor Amounts described above) to the Holders of each outstanding Class of Class A Certificates sequentially until the related Class Certificate Balance is reduced to zero, and then to the Class B Certificateholders until the Class B Certificate Balance is reduced to zero.



    "Available Interest" with respect to any Monthly Allocation Date is an amount equal to the sum of (i) the Investor Percentage of Interest Collections for the related Collection Period less any portion of such Interest Collections used to reimburse Advances and any Nonrecoverable Advances plus (ii) investment income (net of investment losses) on Permitted Investments of amounts in the Certificateholders' Account from the prior Monthly Allocation Date to, but not including, the current Monthly Allocation Date.



    The "Class A Interest Carryover Shortfall" with respect to any Monthly Allocation Date will equal the excess, if any, of (x) the aggregate amount of interest accrued on the Class A Certificate Balances and unreimbursed Certificate Principal Loss Amounts previously allocated thereto at the related Certificate Rates during the period from the prior Monthly Allocation Date to but not including the current Monthly Allocation Date, plus any outstanding Class A Interest Carryover Shortfall from the immediately preceding Monthly Allocation Date, plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the weighted average of the Class A Certificate Rates for such period, over (y) Available Interest allocated or distributed to Class A Certificateholders in respect of interest on such Monthly Allocation Date.



    The "Class B Interest Carryover Shortfall" with respect to any Monthly Allocation Date will equal the excess, if any, of (x) the aggregate amount of interest accrued on the Class B Certificates at the Class B Rate during the period from the prior Monthly Allocation Date to but not including the current Monthly Allocation Date, plus any outstanding Class B Interest Carryover Shortfall from the immediately preceding Monthly Allocation Date, plus interest on such outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Rate for such period, over (y) Available Interest allocated or distributed to Class B Certificateholders in respect of interest on such Monthly Allocation Date.

    "Capped Titling Trust Administrative Expenses" with respect to any Monthly Allocation Date will equal one twelfth of the aggregate amounts sufficient to pay specified administrative costs and expenses of the Titling Trust that are allocable to the SUBI up to but not exceeding $100,000 in any calendar year. "Uncapped Titling Trust Administrative Expenses" with respect to any Monthly Allocation Date will equal one twelfth of the aggregate amounts sufficient to pay specified administrative costs and expenses of the Titling Trust that are allocable to the SUBI not subject to the limitations set forth in the preceding sentence.



    "Capped Trust Administrative Expenses" will equal the amounts sufficient to pay specified administrative costs and expenses associated with the Certificates such as the Trustee's compensation, the reasonable fees and disbursements of the Transferor's accountants and attorneys up to but not exceeding $75,000 in any calendar year (or $125,000 in a calendar year in which an Early Amortization Event occurs with respect to which the Trustee sells or otherwise disposes of the SUBI). "Uncapped Trust Administrative Expenses" will equal the amounts sufficient to pay specified administrative costs and expenses associated with the Certificates such as the Trustee's compensation, the reasonable fees and disbursements of the Transferor's accountants and attorneys not subject to the limitations set forth in the preceding sentence.



    "Capped Contingent and Excess Liability Premiums" with respect to any Monthly Allocation Date will equal the amounts sufficient to pay or reserve for payment one-twelfth of the portion of the annual premium payable on the Contingent and Excess Liability Insurance Policies allocable to the SUBI, up to but not exceeding $300,000 in any calendar year.



    "Class B Available Principal" with respect to any Monthly Allocation Date means the portion of Principal Collections derived by multiplying (i) a fraction, the numerator of which is the Class B Adjusted Certificate Balance, and the denominator of which is the Adjusted Certificate Balance as of such Monthly Allocation Date, by (ii) the Investor Percentage, and by (iii) Principal Collections plus any Accelerated Principal Distribution Amount for such Monthly Allocation Date.


    "Excess Amounts" with respect to any Monthly Allocation Date are the sum of the Interest Collections distributable to the Transferor pursuant to clause (13) above.

    REVOLVING PERIOD

    No principal will be allocable or distributable on the Certificates until the First Principal Monthly Allocation Date. On each Transfer Date, the Servicer will identify lease contracts and the related leased vehicles of the Titling Trust that meet the eligibility criteria described under "The Contracts" and are not evidenced by the SUBI or any Other SUBI and, on behalf of the Titling Trustee, will allocate lease contracts and related leased vehicles having an aggregate Discounted Principal Balance as of the related Transfer Date approximately equal to, but not greater than, all Principal Collections collected or received since the Cutoff Date (together with amounts used to fund or reimburse Loss Amounts allocated to any Certificates) that have not yet been so reinvested. Upon such allocation, the related lease contracts and leased vehicles will become Subsequent Contracts and Subsequent Leased Vehicles and accordingly will become SUBI Assets. No partial interest in lease contracts (and the related leased vehicles) will be so allocated. Coincident with such allocation, the Servicer, acting on behalf of the Titling Trustee, will withdraw from the SUBI Collection Account (or apply from its own funds if the Servicer is not then subject to the requirement to make deposits therein prior to the Deposit Date) an amount of unreinvested Principal Collections (together with amounts applied to reimburse Loss Amounts) equal to the aggregate Discounted Principal Balance of such Subsequent Contracts to make such reinvestment.


    Principal Collections and reimbursements of Loss Amounts allocated to Certificates and not previously reinvested may be reinvested in additional Subsequent Contracts and Subsequent Leased Vehicles on one or more subsequent Transfer Dates each month prior to the end of the Revolving Period. During the Revolving Period, if the Servicer determines on the last day of any calendar month commencing in October

1997 that the amount of Principal Collections and reimbursed Loss Amounts and Certificate Principal Loss Amounts for the preceding Collection Period that have not been reinvested in Subsequent Contracts and Subsequent Leased Vehicles as of the first day of such month exceeds $1,000,000, an Early Amortization Event will occur, the Revolving Period will terminate and all unreinvested Principal Collections and reimbursements of Loss Amounts will be allocated or distributed as principal to the Trust and then to Certificateholders on succeeding Monthly Allocation Dates. SEE "--Early Amortization Events" below.


    AMORTIZATION PERIOD


    On each Monthly Allocation Date beginning with the First Principal Monthly Allocation Date and ending on the Monthly Allocation Date on which the Certificate Principal Balances of all Certificates have been reduced to zero (or monies sufficient to pay each outstanding Class of Certificates in full and reimburse Certificate Principal Loss Amounts have been allocated as principal and deposited into the Certificateholders' Account), the Trustee will deposit into the Certificateholders' Account and/or distribute to the Certificateholders then entitled to receive distributions in respect of principal, an amount equal to the Investor Percentage of all Principal Collections collected or received in respect of the related Collection Period, less amounts applied in reimbursement of Advances, Nonrecoverable Advances or Maturity Advances, together with any portion of Available Interest, amounts withdrawn from the Reserve Fund and available therefor, Transferor Amounts or Class B Available Principal allocable or distributable in respect of principal on such Monthly Allocation Date, rather than reinvesting such amounts in Subsequent Contracts and Subsequent Leased Vehicles. On the First Principal Monthly Allocation Date, the Trustee will also allocate or distribute to Certificateholders as a portion of Principal Collections, following the priorities described above, the Investor Percentage of any Principal Collections and reimbursements of Loss Amounts allocable to the SUBI that were not reinvested in Subsequent Contracts and Subsequent Leased Vehicles as of the end of the Revolving Period. The aggregate distributions of principal to the Holders of Certificates of any Class will not exceed the related Initial Certificate Balance thereof.



    The Class Certificate Balance of each Class of Certificates will be payable in full on the related Targeted Maturity Date. If the aggregate of amounts allocated to cover such principal payment during the Collection Periods from the end of the Revolving Period through such date (whether from Principal Collections, Transferor Amounts, Available Interest or a Maturity Advance) are insufficient to make such payment in full, all such amounts available will be paid to the related Certificateholders on the related Targeted Maturity Date and, thereafter, payments of principal and interest will be made to the related Holders to the extent described below on a monthly basis on each subsequent Monthly Allocation Date until the related Class Certificate Balance of such Class of Certificates has been reduced to zero. In addition, after the occurrence of any Monthly Payment Event, payments of principal will be made monthly to the Holders of each Class of Certificates sequentially, to the extent funds are allocated and are available therefor as described above, on each Monthly Allocation Date (and each such subsequent Monthly Allocation Date will be a Certificate Payment Date).



    The Investor Percentage of the net proceeds of any sale or other disposition of the SUBI, the SUBI Certificate or other property of the Trust, to the extent such net proceeds constitute Principal Collections, will be distributed first, to the Class A Certificateholders on a pro rata basis, based on their respective Class Certificate Balances as of the last day of the preceding Collection Period, until the Class A Certificates have been paid in full and, second, to the Class B Certificateholders.


INVESTMENT OF AVAILABLE AMOUNTS


    During the Revolving Period, Available Interest not paid out to the Trustee or Servicer and not released to the Transferor or distributed to Certificateholders will be deposited into the Certificateholders' Account on such Monthly Allocation Date and invested in Permitted Investments maturing prior to the succeeding relevant Certificate Payment Date and bearing interest at the related Required Rates. Following the termination of the Revolving Period, so long as any Certificates are outstanding, such amounts of unreleased and undistributed Available Interest and the Investor Percentage of Principal Collections with respect to any Monthly Allocation Date that is not a Certificate Payment Date will be deposited into the Certificateholders' Account on such Monthly Allocation Date and invested in Permitted Investments maturing prior to the succeeding relevant Certificate Payment Date or Targeted Maturity Date, as appropriate, and bearing interest at the related Required Rates. Such Permitted Investments are expected to include one or more TMCC Demand Notes. TMCC Demand Notes will be unsecured general obligations of TMCC and will rank pari passu with all other unsecured and unsubordinated indebtedness of TMCC outstanding from time to time. Each Demand Note will mature on the earlier of the Deposit Date prior to the next succeeding Certificate Payment Date or Targeted Maturity Date, as the case may be, and the Certificate Payment Date following the occurrence of a Monthly Payment Event. Pursuant to the terms of the TMCC Demand Notes, the Trustee will be entitled to demand payment of the principal amount of the TMCC Demand Notes, together with accrued interest thereon, on any Deposit Date.


EARLY AMORTIZATION EVENTS

    As described above, the Amortization Period will commence on the earlier of the Amortization Date or the occurrence of an Early Amortization Event and continue until the Class Certificate Balances of each Class of Certificates is reduced to zero. An "Early Amortization Event" will mean any of the following events:


        (i) failure by the Servicer (a) to make any payment or deposit required with respect to the SUBI, the SUBI or the Certificates under the Agreement or the Servicing Agreement, within five Business Days after the date the payment or deposit is required to be made, or (b) to deliver a Servicer's Certificate within ten Business Days after any Determination Date which failure continues unremedied for three Business Days;



        (ii) failure by the Transferor or the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement (other than those described in clause (i) above) or the Servicing Agreement, which failure materially and adversely affects the rights of holders of the SUBI or Certificateholders and which continues unremedied for 60 days after the giving of written notice of such failure
    (a) to the Transferor or the Servicer, as the case may be, by the Trustee or the Titling Trustee or (b) to the Transferor or the Servicer, as the case may be, and to the Trustee by holders of Certificates evidencing not less than 25% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class;


       (iii) failure to cure the inaccuracy of certain representations, warranties and certificates of the Transferor or the Servicer in the Agreement or the Servicing Agreement, which failure materially and adversely affects the rights of holders of the Transferor or Certificateholders and which continues uncured for 60 days after notice is given as described in clause (ii) above; provided that an Early Amortization Event pursuant to this subparagraph (iii) will not be deemed to occur if a related Reallocation Payment is due in connection with such breach and has been paid by the Servicer in accordance with the Servicing Agreement;

        (iv) the occurrence of certain Insolvency Events relating to the Transferor;

        (v) creation of any lien or encumbrance not otherwise permitted by the Agreement or the Servicing Agreement on the SUBI Assets, which lien or encumbrance is not released within 60 days of its creation;

        (vi) the Transferor, the Trust or the Titling Trust becomes subject to registration as an "investment company" for purposes of the Investment Company Act of 1940, as amended;


       (vii) if the Servicer determines on the last day of any calendar month commencing in October 1997 that the amount of Principal Collections and reimbursed Loss Amounts and Certificate Principal

    Loss Amounts for the preceding Collection Period that have not been reinvested in Subsequent Contracts and Subsequent Leased Vehicles as of the first day of such month exceeds $1,000,000;


      (viii) an Event of Servicing Termination occurs; or


        (ix) if on any Monthly Allocation Date the aggregate amount withdrawn from the Reserve Fund and deposited into the SUBI Collection Account or the Certificateholders' Account on or prior to such Monthly Allocation Date (without giving effect to any deposits into the Reserve Fund) exceeds $3,078,079 (i.e., 0.25% of the Aggregate Net Investment Value as of the Cutoff Date).


    If, because of the occurrence of an Early Amortization Event, the Amortization Period begins earlier than the Amortization Date, Certificateholders may (and if a Monthly Payment Event occurs, will) begin receiving distributions of principal earlier than they would otherwise have under the Agreement, which may shorten the final maturity and the weighted average life of any such Class of Certificates.


    In addition, if an Insolvency Event with respect to the Transferor were to occur during the Revolving Period, the Agreement will require the Transferor promptly to give notice of such Insolvency Event to the Trustee. Pursuant to the Agreement, within 15 days of such notice, the Trustee may, and upon receipt of written instructions from holders of Certificates evidencing Voting Interests of not less than 51% of the Class A Certificates (voting together as a single class) or 51% of the Class A Certificates and Class B Certificates (voting together as a single class) shall, publish a notice of the Insolvency Event stating that the Trustee intends to sell or dispose of the SUBI and the SUBI Certificate and the other property of the Trust in a commercially reasonable manner. Following such publication, unless otherwise prohibited by applicable law, the Trustee will sell or otherwise dispose of the SUBI, the SUBI Certificate and such other property in a commercially reasonable manner and on commercially reasonable terms; provided that such sale shall not be made without the consent of all the Certificateholders if a net loss would be realized as a result of such sale. Proceeds of the sale or disposition of the SUBI, the SUBI Certificate and such other property, net of related Trust Administrative Expenses, will be deposited into the SUBI Collection Account and treated as Collections on or in respect of the SUBI Assets. The interest portion of the Investor Percentage of such proceeds will be distributed to the Certificateholders in the priority provided for herein, and the principal portion of the Investor Percentage of such proceeds will be distributed first, on a pro rata basis, to the Class A Certificateholders based on their respective Class Certificate Balances until each such Class of Certificates has been paid in full, and second, to the Class B Certificateholders. If such proceeds, together with all amounts on deposit in the Accounts and on deposit in the Reserve Fund and available therefor, amounts otherwise payable to the Transferor in respect of the Transferor Interest and certain amounts otherwise distributable in respect of the Class B Certificates, are insufficient to pay in full the Certificate Balance of a Class of Class A Certificates and any accrued and unpaid interest thereon, the related Class A Certificateholders will suffer a corresponding loss.


    The "VOTING INTERESTS" of the (i) Class A Certificates will be allocated among the Class A Certificateholders or Certificate Owners, as the case may be, in accordance with their respective Class Certificate Balances, and (ii) Class B Certificates will be allocated among the Class B Certificateholders in accordance with the Class B Certificate Balance represented thereby. Notwithstanding the foregoing, in certain circumstances, any Class A Certificates or Class B Certificates held or beneficially owned by the Transferor, TMCC or any of their respective affiliates shall be excluded from such determination.

STATEMENTS TO CERTIFICATEHOLDERS

    On each Monthly Allocation Date, the Trustee will include with each distribution to each Certificateholder a statement, setting forth with respect to such Monthly Allocation Date or the related Collection Period, among other things, the following:

        (i) the Investor Percentage and Transferor Percentage in effect with respect to the related Collection Period;

        (ii) the amount being allocated or distributed to each Class of Certificateholders (the "Certificate Distribution Amount");

       (iii) the amount of the Certificate Distribution Amount allocable to interest on and principal of each Class of Certificates, separately identifying any Maturity Advances;

        (iv) the amount of the Certificate Distribution Amount allocable to any Class A or Class B Interest Carryover Shortfall;

        (v) the amount, if any, of any unpaid Class A or Class B Interest Carryover Shortfall, after giving effect to distribution of the Certificate Distribution Amount;

        (vi) the Certificate Balance, the Class Certificate Balance of each Class and the Certificate Factor with respect to each Class , in each case as of such Monthly Allocation Date and after giving effect to the allocation and/or distribution of the Certificate Distribution Amount;

       (vii) the aggregate amount, if any, of the reimbursement of Loss Amounts included in distribution of the Certificate Distribution Amount and the amount thereof allocated to each Class of Certificateholders;

      (viii) the amount of the Certificate Distribution Amount allocable to reimbursement of previous Certificate Principal Loss Amounts for each Class, in each case together with the amount of accrued interest thereon included in such distribution;

        (ix) the amount, if any, of the aggregate unreimbursed Certificate Principal Loss Amounts for each Class, after giving effect to distribution of the Certificate Distribution Amount;

        (x) the amount of any Class B Available Principal and unreimbursed Class B Available Principal, after giving effect to distribution of the Certificate Distribution Amount;

        (xi) the Investor Percentage of the Servicing Fee;


       (xii) the amount of any Required Amount included in the Certificate Distribution Amount and the balance on deposit in the Reserve Fund and the Class B Interest Reserve Amount on such Monthly Allocation Date, after giving effect to withdrawals therefrom and deposits thereto on such Monthly Allocation Date, the change in such balance from the immediately preceding Monthly Allocation Date and the Specified Reserve Fund Balance;


      (xiii) the amount of Transferor Amounts, if any, included in the Certificate Distribution Amount;

       (xiv) the Aggregate Net Investment Value as of the end of such Collection Period;

       (xv) the aggregate amount of Payments Ahead received by the Servicer and being held thereby or on deposit in the SUBI Collection Account in respect of future Collection Periods and the change in such amount from the immediately preceding Monthly Allocation Date;

       (xvi) the amount of Advances and Maturity Advances made, and the amount of unreimbursed Advances and Maturity Advances outstanding after giving effect to distribution of the Certificate Distribution Amount; and

      (xvii) certain information used in determining the Specified Reserve Fund Balance.

    Copies of such statements may be obtained by Certificateholders or Certificate Owners by a request in writing addressed to the Trustee. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Agreement, the Trustee will mail to each person who at any time during such calendar year shall have been a Class A or Class B Certificateholder or a Certificate Owner, a statement containing the sum of the amounts described in clauses (ii) through (xi) above for the purpose of preparing such person's federal income tax return.

TERMINATION OF THE TRUST; RETIREMENT OF THE CERTIFICATES


    The respective obligations and responsibilities of the Transferor and the Trustee created by the Agreement will terminate upon the earliest to occur of
(i) the maturity, sale or other liquidation, as the case may be, of the last outstanding Contract and Leased Vehicle evidenced by the SUBI and the distribution of all proceeds thereof, together with all amounts on deposit in the Accounts and the Reserve Fund, in the manner to be prescribed in the Agreement, (ii) the day following the Monthly Allocation Date on which the Class Certificate Balance of each Class of Certificates has been reduced to zero and
(iii) the Transferor's optional repurchase of the SUBI Certificate as described below. In order to avoid excessive administrative expenses, the Transferor will be permitted at its option to purchase the SUBI Certificate from the Trust on any Monthly Allocation Date on or after the Class A-3 Targeted Maturity Date if, either before or after giving effect to any payment of principal required to be made on such Monthly Allocation Date, the Certificate Balance is less than or equal to $123,123,151.92 (10% of the Aggregate Net Investment Value as of the Cutoff Date) or amounts sufficient to effectively reduce the Certificate Balance to such amount have been deposited in the Collection Account on such date. The purchase price will be equal to the greater of (i) the sum of the Class A Certificate Balance and the Class B Certificate Balance, in each case plus accrued and unpaid interest thereon and on all unreimbursed Certificate Principal Loss Amounts at the related Certificate Rate, plus certain other accrued and unpaid amounts, if any, due to the Investor Certificateholders or the Servicer, and (ii) the Aggregate Net Investment Value as of the last day of the preceding Collection Period. The Trustee will give written notice of termination of the Trust to each Certificateholder. In connection with any such termination, except as otherwise provided in the Agreement, the Transferor will be deemed to relinquish all claims it may have against the assets of the Trust in respect of Transferor Amounts that were not paid to the Transferor.


    The final distribution to any Certificateholder will be made only upon surrender and cancellation of such Certificateholder's Certificate at an office or agency of the Trustee specified in the notice of termination.

PRESCRIPTION

    In the event that any Certificateholder shall not surrender its Certificates for retirement within six months after the date specified in written notice given by the Trustee of the date for final payment thereof, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for retirement and receive the final distribution with respect thereto. If within one year after such second notice any Certificates shall not have been surrendered, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Trustee to a charity specified in the Agreement.

BOOK-ENTRY REGISTRATION

    Unless and until Definitive Certificates are issued with respect to the Certificates or any Class of Certificates, each Class of Certificates offered hereby will be represented by one or more certificates registered in the name of Cede & Co., as nominee of DTC. Until then, Certificate Owners will hold beneficial interests in Certificates through DTC (in the United States) or Cedel Bank or Euroclear (in Europe or Asia) directly if they are participants of such systems, or indirectly through organizations which are participants in such systems. All references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to Cede & Co., as the registered holder of the Securities, for distribution to Certificateholders in accordance with DTC procedures. As such, it is anticipated that the only Certificateholder will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders as such term is used in the Agreement or Servicing Supplement, and Certificate Owners will only be permitted to exercise their rights as such indirectly through DTC and DTC Participants, as further described below.

    Cedel Bank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in their respective names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

    Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Bank Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Bank or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant international clearing system by its Depositary. However, each such cross-market transaction will require delivery of instructions to the relevant international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Bank Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of Certificates received in Cedel Bank or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such Certificates settled during such processing will be reported to the relevant Euroclear or Cedel Bank Participant on such Business Day. Cash received in Cedel Bank or Euroclear as a result of sales of Certificates by or through a Cedel Bank Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel Bank or Euroclear cash account only as of the Business Day following settlement in DTC. As used in this paragraph, "Business Day" means a Business Day on which Cedel Bank and Euroclear are also transacting settlements in securities.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to
Section 17A of the Exchange Act. DTC was created to hold securities for its participating members ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Certificates of any class or series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the "Indirect DTC Participants"). The rules applicable to DTC and DTC Participants are on file with the Commission.

    Certificate Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through DTC Participants and Indirect DTC Participants. DTC Participants will receive a credit for the Certificates on DTC's records. The ownership interest of each Certificate Owner will in turn be recorded on respective records of the DTC Participants and Indirect DTC Participants. Certificate Owners will not receive written confirmation from DTC of their purchase, but Certificate Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Certificate Owner entered into the transaction. Transfers of ownership interests in the Certificates of any Class will be accomplished by entries made on the books of DTC Participants acting on behalf of Certificate Owners.

    The deposit of Certificates with DTC and their registration in the name of Cede & Co. will effect no change in Certificate ownership. DTC will have no knowledge of the identities of Certificate Owners and its records will reflect only the identity of the DTC Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers. While the Certificates are held in book-entry form, Certificate Owners will not have access to the list of Certificate Owners, which may impede the ability of Certificate Owners to communicate with each other.

    Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. DTC Participants and Indirect DTC Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

    DTC's practice is to credit DTC Participants' accounts on each Certificate Payment Date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on such Certificate Payment Date. Payments by DTC Participants and Indirect DTC Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such DTC Participant and not of DTC, the Trustee or Titling Trustee (or any paying agent appointed thereby), the Transferor or the Servicer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on each class of Certificates to DTC will be the responsibility of the Trustee, disbursement of such payments to DTC Participants will be the responsibility of DTC and disbursement of such payments to the related Certificate Owners will be the responsibility of DTC Participants and Indirect DTC Participants. As a result, under the book-entry format, Certificate Owners may experience some delay in their receipt of payments. DTC will forward such payments to its DTC Participants which thereafter will forward them to Indirect DTC Participants or Certificate Owners.

    The ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

    DTC has advised the Transferor that it will take any action permitted to be taken by a Certificateholder only at the direction of one or more DTC Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Transferor that it will take such actions with respect to specified percentages of the Certificateholders' interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests.

    Neither DTC nor Cede & Co. will consent or vote with respect to the Certificates. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the Trustee as soon as possible after any applicable Record Date for such a consent or vote. The Omnibus Proxy will assign Cede & Co.'s consenting or voting rights to those DTC Participants to whose accounts the related Certificates are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

    Cedel Bank is incorporated under the laws of Luxembourg as a professional depository. Cedel Bank holds securities for its participating organizations ("Cedel Bank Participants") and facilitates the clearance and settlement of securities transactions between Cedel Bank Participants through electronic book entry changes in accounts of Cedel Bank Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel Bank in any of 28 currencies, including United States dollars. Cedel Bank provides to Cedel Bank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel Bank interfaces with domestic markets in several countries. As a professional depository, Cedel Bank is subject to regulation by the Luxembourg Monetary Institute. Cedel Bank Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to any Class A Certificates offered hereby. Indirect access to Cedel Bank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Bank Participant, either directly or indirectly.

    The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any Class A Certificates offered hereby. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member Bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions with respect to Certificates held through Cedel Bank or Euroclear will be credited to the cash accounts of Cedel Bank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax withholding in accordance with relevant United States tax laws and regulations. SEE "Material Income Tax Considerations" and "Annex I--Global Clearance, Settlement and Tax Documentation Procedures-- Certain U.S. Federal Tax Documentation Requirements". Cedel Bank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder on behalf of a Cedel Bank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

    Although DTC, Cedel Bank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel Bank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES

    Definitive Certificates will be issued to Certificate Owners rather than to DTC only if (i) DTC is no longer willing or able to discharge its responsibilities with respect to the Class A Certificates, and neither the Trustee nor the Transferor is able to locate a qualified successor, (ii) the Transferor, at its option, elects to terminate the book-entry system through DTC or (iii) after an Early Amortization Event, Certificate Owners representing in the aggregate not less than 51% of the Voting Interests of the Class A Certificates (voting together as a single class) advise the Trustee through DTC or its successor in writing that the continuation of a book-entry system through DTC or its successor is no longer in the best interest of Certificate Owners.

    Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners, through Participants, of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the related Class A Certificates and the receipt of instructions for re-registration, the Trustee will issue Definitive Certificates to Certificate Owners, who thereupon will become Certificateholders for all purposes of the Agreement.

    Payments on the related Class A Certificates will thereafter be made by the Trustee directly to holders of such Class A Certificates in accordance with the procedures set forth herein and to be set forth in the Agreement. Interest payments and any principal payments on the Definitive Certificates on each Certificate Payment Date will be made to holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Payments will be made by check mailed to the address of such holders as they appear on the Certificate Register or, under the circumstances to be provided by the Agreement, by wire transfer to a bank or depository institution located in the United States and having appropriate facilities therefor. The final payment on any Class A Certificates, however, will be made only upon presentation and surrender of such Definitive Certificates or global certificates at the office or agency specified in the notice of final distribution to Class A Certificateholders.

    Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or the Certificate Registrar to be set forth in the Agreement. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                              ASSETS OF THE TRUST

GENERAL


    The property of the Trust will primarily consist of the SUBI evidenced by the SUBI Certificate, excluding the right to proceeds of the Residual Value Insurance Policy retained by the Transferor pursuant to the Agreement. The property of the Trust will also include such amounts as from time to time are held in the SUBI Collection Account and the Certificateholders' Account. The Trust will also have the collateral benefit of the Contingent and Excess Liability Insurance Policies described below (and indemnification by TMCC of the related deductibles) and the Trustee's rights as a third-party beneficiary of the Servicing Supplement and SUBI Supplement.



    As registered holder of the SUBI Certificate, the Trustee will be deemed to have ownership of the SUBI Certificate and, through such ownership, an indirect beneficial ownership interest in the Contracts and Leased Vehicles. If a court of competent jurisdiction recharacterizes the transfer of the SUBI to the Trust as a transfer for security, the Trustee may instead be deemed to have a perfected security interest in the SUBI Certificate, the Contracts and Contract Rights susceptible of perfection under the UCC, but in no event will the Trustee be deemed to have a perfected security interest in the Leased Vehicles. SEE "Material Legal Aspects of the Titling Trust--Structural Considerations".


THE ACCOUNTS; COLLECTIONS

    THE SUBI COLLECTION ACCOUNT

    On or prior to the Closing Date, the Titling Trustee will establish an account maintained at the Trust Agent in the name of the Titling Trustee as the SUBI Collection Account (the "SUBI Collection Account" and, together with the Certificateholders' Account and the Reserve Fund, the "Accounts") as a trust account for the exclusive benefit of the holders of interests in the SUBI into which collections on or in respect of the Contracts and the Leased Vehicles with respect to each Collection Period generally will be deposited on the Deposit Date.


    DEPOSITS INTO THE SUBI COLLECTION ACCOUNT. Deposits into the SUBI Collection Account will include, but will not be limited to, the following payments made in respect of the SUBI Assets: (i) Monthly Payments; (ii) early payments in full of any Contract, including an amount equal to the Residual Value of the related Leased Vehicle (each, a "Prepayment"); (iii) Matured Leased Vehicle Proceeds, Repossessed Vehicle Proceeds and other Liquidation Proceeds;
(iv) Payments Ahead; (v) Advances made by the Servicer and Maturity Advances made by the Transferor; and (vi) Reallocation Payments by TMCC (together with, under certain circumstances during the Amortization Period, Reallocation Deposit Amounts) in respect of certain Contracts as to which an uncured breach of certain representations and warranties or certain servicing covenants has occurred. Pursuant to the Agreement and the Servicing Agreement, in the event that TMCC, as Servicer, ceases to satisfy certain tests with respect to its credit ratings, the Servicer will thereafter be required to commence depositing Interest and Principal Collections and other proceeds in respect of the Contracts and Leased Vehicles into the SUBI Collection Account within two Business Days of receipt thereof, and will cease to have the right, described below, to make such deposits net of amounts payable, reimbursable or distributable to TMCC, as Servicer. SEE "Assets of the Trust-- The Accounts; Collections". Deposits also will be made to the SUBI Collection Account from, among other sources, (i) monies on deposit in the Reserve Fund and (ii) the Transferor, in the event it purchases the SUBI Certificate on or after the Class A-3 Targeted Maturity Date when the Certificate Balance is less than or equal to $123,123,151.92 (10% of the Aggregate Net Investment Value as of the

Cutoff Date) or amounts sufficient to effectively reduce the Certificate Balance to such amount have been deposited in the Collection Account on such date.


    "Net Insurance Proceeds" will include recoveries pursuant to the Contingent and Excess Liability Insurance Policies and the comprehensive, collision, public liability and property damage insurance policy required to be obtained and maintained by the lessee pursuant to each Contract (or payment by TMCC of the deductibles as to which it has indemnified the Trust as described in "Additional Document Provisions-- The Servicing Agreement--Insurance on Leased Vehicles"), and amounts paid by any insurer under any other insurance policies relating to the Contracts, the related lessees or the Leased Vehicles (excluding any Residual Value insurance policy the proceeds of which will be a SUBI Asset but will not be transferred by the Transferor to the Trust), in each case net of certain sums applied to the repair of the related Leased Vehicles.


    NET DEPOSITS. So long as TMCC is the Servicer, the Servicer will be permitted to deposit in the SUBI Collection Account only the net amount distributable to the Trustee, as holder of the SUBI Certificate, and the Transferor on the related Deposit Date. The Servicer, however, will account to the Trustee, the Titling Trustee, the Certificateholders and the Transferor as if all of the deposits and distributions described herein were made individually. This "net deposit" provision will be for the administrative convenience of the parties involved and will not affect amounts required to be deposited into the Accounts.

    CERTAIN WITHDRAWALS FROM THE SUBI COLLECTION ACCOUNT. To the extent not already netted against Collections, Matured Leased Vehicle Proceeds or Liquidation Proceeds, as the case may be, the Titling Trustee shall remit to the Servicer, without interest and prior to any other distribution from the SUBI Collection Account on such date, monies from the SUBI Collection Account representing (i) unreimbursed Matured Leased Vehicle Expenses, Repossessed Vehicle Expenses and other Liquidation Expenses; (ii) delinquent Monthly Payments with respect to which the Servicer has made an unreimbursed Advance; and (iii) an amount equal to any unreimbursed Advances that the Servicer has concluded are Nonrecoverable Advances. SEE "Additional Document Provisions--The Servicing Agreement--Advances" regarding "Nonrecoverable Advances".

    THE CERTIFICATEHOLDERS' ACCOUNT


    On or prior to the Closing Date, the Trustee will establish an account maintained at the Trust Agent in the name of the Trustee as the Certificateholders' Account (the "Certificateholders' Account") as a trust account for the exclusive benefit of the Certificateholders into which the Investor Percentage of Interest Collections and Principal Collections will be deposited on each Monthly Allocation Date to the extent allocated for distribution on subsequent Certificate Payment Dates in the amounts described above under "Description of the Certificates--Allocations and Distributions on the Certificates". Amounts so deposited will be invested in Permitted Investments (which are expected to include one or more TMCC Demand Notes) meeting the criteria and bearing a rate of interest satisfactory to the Rating Agencies that mature on or before the next relevant Certificate Payment Date. Upon the occurrence of a Monthly Payment Event, however, no further deposits will be made to the Certificateholders' Account, but instead all such investments will be liquidated and amounts on deposit therein will be distributed to Certificateholders on the next Monthly Allocation Date (which will be a relevant Certificate Payment Date with respect to interest on all Classes of Certificates and with respect to principal on the outstanding Classes of Certificates to the extent described above under "Description of the Certificates--Allocations and Distributions on the Certificates"). Thereafter, Collections will simply be deposited into the SUBI Collection Account for distribution to Certificateholders on a monthly basis on each Certificate Payment Date as described under "Description of the Certificates--Allocations and Distributions on the Certificates".

    THE RESERVE FUND


    On or prior to the Closing Date, pursuant to the Agreement, the Transferor will establish the Reserve Fund as a trust account with the Trustee for the benefit of the Certificateholders and the Transferor. The Reserve Fund will not be an asset of the Trust. On each Monthly Allocation Date, to the extent described herein, monies on deposit in the Reserve Fund will be applied to pay certain Loss Amounts and shortfalls in respect of amounts collected with respect to the related Collection Period. In addition, to the extent not otherwise required to make any of the payments specified under "Description of the Certificates-- Allocations and Distributions on the Certificates--Allocations and Distributions of Collections", monies on deposit in the Reserve Fund will be available to make payments to the Certificateholders should Collections ultimately be insufficient to reduce the Class A Certificate Balances or the Class B Certificate Balance to zero on the related Stated Maturity Date.



    A portion of the amounts on deposit in the Reserve Fund equal to the Class B Interest Reserve Amount will be available only to cover interest shortfalls with respect to the Class B Certificates, and will not be available to cover interest shortfalls, Loss Amounts or Certificate Principal Loss Amounts allocated to the Class A Certificates. The "Class B Interest Reserve Amount" with respect to any
Monthly Allocation Date, means the lesser of (i) $      less all amounts
previously withdrawn from the Reserve Fund and applied to make allocations or distributions in respect of interest accrued on the Class B Certificates or
Certificate Principal Loss Amounts allocated thereto or (ii)    % of the Class B
Certificate Balance as of the day prior to such Monthly Allocation Date; provided that the Class B Interest Reserve Amount will be zero on and after any date on which any Rating Agency reduces its rating of the Class A Certificates to less than "A" or its equivalent or withdraws its rating of any Class of Class A Certificates (unless such rating is restored). Amounts on deposit in the Reserve Fund not allocated to the Class B Interest Reserve Amount will be available for application for all of the purposes described above.



    THE SPECIFIED RESERVE FUND BALANCE. The Reserve Fund will be created on or prior to the Closing Date with the deposit by the Transferor of the Initial Deposit. On each Monthly Allocation Date, the Reserve Fund will be supplemented by certain Collections in excess of those amounts required to be allocated or distributed to the Certificateholders and certain monies that otherwise would be distributed as Transferor Amounts, until the amount on deposit therein equals the applicable Specified Reserve Fund Balance. Except as described below, the "Specified Reserve Fund Balance" with respect to any Monthly Allocation Date will equal $30,780,787.98 (2.5% of the Aggregate Net Investment Value as of the Cutoff Date), except that, if on any Monthly Allocation Date (i) the average of the Charge-off Rates for the three preceding Collection Periods exceeds 1.25%,
(ii) the average of the Delinquency Percentages for the three preceding Collection Periods exceeds 1.25%, or (iii) the Residual Value Test is not satisfied as of the related Determination Date, then the Specified Reserve Fund Balance will equal $61,561,575.96 (5.0% of the Aggregate Net Investment Value as of the Cutoff Date); provided, however, that the Specified Reserve Fund Balance shall in no event be more than the sum of the outstanding principal amounts of each Class of Certificates.


    The "Charge-off Rate" with respect to a Collection Period will equal the Aggregate Net Losses with respect to the Contracts expressed, on an annualized basis, as a percentage of the average of (i) the Aggregate Net Investment Value on the last day of the immediately preceding Collection Period and (ii) the Aggregate Net Investment Value on the last day of such Collection Period. The "Aggregate Net Losses" with respect to a Collection Period will equal the Discounted Principal Balance of all Contracts newly designated during such Collection Period as Charged-off Contracts minus the sum of (x) Net Liquidation Proceeds collected during such Collection Period with respect to all Charged-off Contracts and (y) the portion of amounts subsequently received in respect of Contracts liquidated in prior Collection Periods specified in the SUBI Supplement.


    The "Delinquency Percentage" with respect to a Collection Period will equal
(a) the number of all outstanding Contracts 60 days or more delinquent (after taking into account permitted deferrals) as of the last day of such Collection Period, determined in accordance with the Servicer's normal practices, plus (b) the number of repossessed Leased Vehicles that have not been liquidated (to the extent the related Contract is not otherwise reflected in clause (a) above), expressed as a percentage of the aggregate number of Current Contracts on the last day of such Collection Period.


    The "Residual Value Test" will not be satisfied as of any Determination Date if (i) with respect to the related Collection Period the number of Leased Vehicles returned to the Servicer during such period relating to Contracts that became Matured Contracts during such period is greater than 25% of all Contracts that, as of their respective origination dates, had been scheduled to become Matured Contracts during such period (provided that at least 500 such Contracts had been scheduled to become Matured Contracts during such Collection Period), and (ii) the average Net Matured Leased Vehicle Proceeds during the three immediately preceding calendar months (or the months of August and September 1997 in the case of the October 1997 Determination Date) is less than 75% of the average Residual Values of Leased Vehicles disposed of or liquidated during such period.


    A "Current Contract" will be a Contract that is not a Charged-off Contract, a Liquidated Contract, a Matured Contract or an Additional Loss Contract. A "Liquidated Contract" will be a Contract that has been the subject of a Prepayment in full or otherwise has been paid in full or, in the case of a Charged-off Contract, a Contract as to which the Servicer has determined that the final amounts in respect thereof have been paid. An "Additional Loss Contract" will be a Contract as to which the related SUBI Assets have been sold or otherwise disposed of by the Servicer, acting on behalf of the Titling Trust, to pay an Additional Loss Amount.

    The Transferor may, from time to time after the date of this Prospectus, request each Rating Agency to (a) approve a formula for determining the Specified Reserve Fund Balance that is different from the one described above that would result in a decrease in the amount of the Specified Reserve Fund Balance or (b) a change in the manner by which the Reserve Fund is funded or to meet the Specified Reserve Fund Balance. If each Rating Agency delivers a letter to the Trustee to the effect that the use of any such new formula or change will not result in a qualification, reduction or withdrawal of its then-current rating of any Class of Certificates, then such new formula or change will be implemented and, to the extent necessary, the Agreement will be amended, without the consent of any Certificateholder or Certificate Owner.


    WITHDRAWALS FROM THE RESERVE FUND. On each Deposit Date the Trustee shall withdraw from the Reserve Fund, to the extent available, and deposit in the SUBI Collection Account or Certificateholders' Account, as appropriate, an aggregate amount equal to the Required Amount. Amounts on deposit in the Reserve Fund will also be available to make certain other payments to Certificateholders and the Transferor. Monies on deposit in the Reserve Fund on a Monthly Allocation Date in excess of the Specified Reserve Fund Balance will be released to the Transferor. Income on investment of amounts held in the Reserve Fund will belong to the Transferor and will be distributed thereto on each Monthly Allocation Date. Any such amounts received by the Transferor shall be free of any claim of the Trust, the Trustee or the Certificateholders and shall not be available to the Trustee or the Trust for the purpose of making deposits to the Reserve Fund or making payments to the Investor Certificateholders, nor shall the Transferor be required to refund any amount properly received by it.


    MAINTENANCE OF THE ACCOUNTS

    The Accounts will be maintained with the Trustee so long as either (i) the short-term unsecured debt obligations of the Trustee are rated at least P-1 by Moody's and A-1+ by Standard & Poor's or (ii) the Trustee is a depository institution or trust company having a long-term unsecured debt rating from Moody's of at least Baa3 and corporate trust powers and the related Account is maintained in a segregated trust account in the corporate trust department of the Trustee. If the Trustee at any time does not qualify under either of these criteria, the Servicer shall, with the assistance of the Trustee, as necessary, cause the related Account to be moved to a depository institution organized under the laws of the United States or any state thereof that does so qualify, or moved to a segregated trust account located in a corporate trust department of a depository institution or trust company as described above.

    PERMITTED INVESTMENTS


    At the direction of the Servicer, the Trustee or the Trust Agent, as the case may be, shall invest funds on deposit in the SUBI Collection Account and the Reserve Fund in one or more Permitted Investments maturing no later than the Deposit Date succeeding the date of such investment. Additionally, at the direction of the Servicer, the Trustee or the Trust Agent, as the case may be, shall invest funds on deposit in the Certificateholders' Account in one or more Permitted Investments maturing no later than the Deposit Date preceding the next relevant Certificate Payment Date or the Target Maturity Date, as appropriate and bearing interest at the Required Rate. It is expected that all or substantially all Permitted Investments identified by the Servicer with respect to amounts on deposit in the Certificateholders' Account will be TMCC Demand Notes.



    "Permitted Investments" will be specified in the SUBI Supplement and will include, among other things, U.S. treasury securities, certificates of deposit issued by highly rated U.S. depository institutions or trust companies (including the Trustee), demand or time deposits of, bankers acceptances issued by, or federal funds sold by highly rated U.S. depository institutions or trust companies or other savings institutions that are fully insured by the FDIC, certain repurchase obligations held by any Securitization Trustee backed by similar securities, certain highly rated mutual funds, certain debt securities issued by highly rated U.S. corporations, certain highly rated money market funds for which the Trustee or an Affiliate of the Trustee serves as an investment advisor, administrator, shareholder servicing agent and/or custodian and the TMCC Demand Notes. Notwithstanding the foregoing, (a) investments on which the obligor is the entity at which the related Account is located may mature on the related Deposit Date or Monthly Allocation Date, as the case may be, and (b) investments during the Revolving Period of Principal Collections and reimbursements of Loss Amounts and Certificate Principal Loss Amounts on deposit in the SUBI Collection Account may mature on such dates as in the Servicer's discretion will maintain sufficient cash to acquire Subsequent Contracts and Subsequent Leased Vehicles on the related Transfer Dates.



    All income or other gain from the foregoing investments generally shall be retained in the related Account with such gain in respect of funds in the SUBI Collection Account generally being treated as Interest Collections received in respect of the related Collection Period. Any loss resulting from such investments shall be charged to the related Account.



    The "Required Rate" with respect to any Permitted Investment of amounts held in the Certificateholders' Account in respect of principal for any Class of Certificates will be the related Certificate Rate, and with respect to amounts held in the Certificateholders' Account in respect of interest for any Class of Certificates will be the one month commercial paper rate, which rate will reset monthly.


THE CONTINGENT AND EXCESS LIABILITY INSURANCE POLICIES

    In addition to the physical damage and liability insurance coverage required to be obtained and maintained by the lessees pursuant to the Contracts, and as additional protection in the event that any lessee fails to maintain all such required insurance, TMCC maintains contingent liability insurance with third party insurers for bodily injury and property damage suffered by third persons caused by any vehicle owned by any insured. TMCC also maintains with such insurers substantial amounts of excess insurance coverage for which the Titling Trust is an additional named insured (together with the aforementioned primary contingent liability insurance policy, the "Contingent and Excess Liability Insurance Policies"). These insurance policies collectively provide insurance coverage of $100 million per occurrence, and permit multiple claims in any policy period (with no annual or aggregate cap on the number of claims thereunder). Such Contingent and Excess Liability Insurance Policies are subject to significant per occurrence deductibles (generally $125,000, but $250,000 if the related lessees primary insurance policy has lapsed or the related insurer denies coverage on the basis that TMCC or an approved TMCC affiliate is named as loss payee instead of the Titling Trust) in respect of which TMCC will indemnify the Trust. However, in the event that all such insurance coverage were exhausted and/or TMCC did not satisfy its indemnity obligations such that damages were assessed against the Titling Trust, various claims could be imposed against the Titling Trust Assets, including the SUBI Assets. In such event, investors in the Class A Certificates could incur a loss on their investment. However, the Titling Trust will be an additional named insured under the Contingent and Excess Liability Insurance Policies and payments made thereunder in respect of Leased Vehicles comprising SUBI Assets, and indemnity payments made by TMCC in respect of related deductibles, will constitute SUBI Assets. To the extent that payments under the Contingent and Excess Liability Insurance Policies are made to third party claimants, they will reduce the Additional Loss Amounts that otherwise would be required to be paid out of the SUBI Assets. SEE "Risk Factors--Risks Associated with Vicarious Tort Liability with Respect to Leased Vehicles", "--Structural Considerations-- Allocation of Titling Trust Liabilities" and "--Third-Party Liens on SUBI Assets" and "Certain Legal Aspects of the Contracts and the Leased Vehicles--Vicarious Tort Liability".


    The Servicing Agreement will provide that so long as any Certificates are outstanding, the Titling Trustee and TMCC will maintain one or more Contingent and Excess Liability Insurance Policies with coverages specified in the Servicing Supplement unless each Rating Agency has delivered notice to the Trustee to the effect that failure to maintain any such insurance policy will not cause it to qualify, reduce or withdraw its then-current rating of any Class of Certificates. The foregoing obligations of TMCC will survive any termination of TMCC as Servicer under the Servicing Agreement.


SUBORDINATION

    The rights of the Class B Certificateholders will be subordinated to the rights of the Class A Certificateholders to the extent described herein. This subordination is intended to enhance the likelihood of timely receipt by Class A Certificateholders of the full amount of interest and principal required to be paid to them, and to afford such Certificateholders limited protection against losses in respect of the Contracts.


    The Class B Certificateholders will not receive any distributions of interest with respect to a Certificate Payment Date until the full amount of interest accrued on the Class A Certificate Balances and on unreimbursed Certificate Principal Loss Amounts previously allocated thereto has been distributed to the Class A Certificateholders. The Class B Certificateholders will not receive any distributions of principal with respect to any Certificate Payment Date until the Class Certificate Principal Balance and each Class of Class A Certificates has been reduced to zero. Distributions of interest on the Class B Certificates, to the extent of collections on Contracts allocable to interest and the amount on deposit in the Reserve Fund, will not be subordinated to the payment of principal of or reimbursement of Loss Amounts allocated to the Class A Certificates.


    In addition, the rights of the Certificateholders to receive certain distributions with respect to the Contracts will be subordinated to the rights of the Servicer (to the extent that the Servicer is paid the Servicing Fee with respect to the related Collection Period, including any unpaid Servicing Fees with respect to one or more prior Collection Periods and any additional servicing compensation as described herein, and to the extent the Servicer is reimbursed for certain unreimbursed Advances).

                         ADDITIONAL DOCUMENT PROVISIONS

    The following summaries of certain provisions of the Agreement, the Titling Trust Agreement, the Servicing Agreement, TMCC Demand Notes and of the Indenture do not purport to be complete and are qualified in their entirety by reference to such agreements, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part. Capitalized terms used but not defined in such summaries have the meanings given to them in the respective agreements.

ADDITIONAL AGREEMENT PROVISIONS

    Certain additional provisions of the Agreement are summarized below.

    NO PETITION

    The Trustee will agree not to institute, or join in, any bankruptcy or similar proceeding against the Transferor, TMCC, the Titling Trust or the Titling Trustee until one year and one day after the later of (i) payment of the Certificates in full and (ii) final payment of all other financings involving interests in the Titling Trust (including the transaction described herein and all other transactions involving the UTI and each Other SUBI).

    AMENDMENT

    The Agreement may be amended by the Transferor and the Trustee, without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to add any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of the Agreement or to add or amend any provision therein in connection with permitting transfers of the Class B Certificates; provided that any such action will not, in the good faith judgment of the parties, materially and adversely affect the interest of any Certificateholder and the Trustee shall have been furnished with an opinion of counsel to the effect that such amendment will not materially and adversely affect the interest of any Certificateholder.

    The Agreement may also be amended from time to time by the Transferor and the Trustee (including with respect to changing the formula for determining the Specified Reserve Fund Balance, the manner in which the Reserve Fund is funded, changing the remittance schedule for collection deposits in the SUBI Collection Account or changing the definition of Permitted Investments) if (a) the Trustee has been furnished with a letter from each Rating Agency to the effect that such amendment would not cause its then-current rating on any Class of Certificates to be qualified, reduced or withdrawn or (b) the Trustee has received the consent of the holders of Certificates evidencing not less than 51% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of each Class of Certificateholders; provided, however, that no such amendment shall increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the SUBI or the SUBI Certificate or distributions that shall be required to be made on any Class of Certificates or the applicable Certificate Rate and no amendment of any type shall reduce the percentage of the aggregate Voting Interests of the Certificates of any Class required to consent to any such amendment, in each case without the consent of all Certificateholders and Certificate Owners.

    Any amendment eliminating the Reserve Fund or reducing the Specified Reserve Fund Balance shall also require the Transferor to deliver to the Trustee an opinion of counsel to the effect that after such amendment, for federal income tax purposes, the Trust will not be treated as an association taxable as a corporation, and the Class A Certificates will, and the Class B Certificates should, properly be characterized as indebtedness that is secured by the assets of the Trust.

    LIST OF CERTIFICATEHOLDERS

    Upon a written request of the Servicer, the Trustee, as Certificate Registrar, will provide to the Servicer within 15 days after receipt thereof a list of the names and addresses of all Certificateholders. In addition, three or more Certificateholders or holders of Certificates evidencing not less than 25% of the Voting Interests of any Class of Certificates, upon compliance by such Certificateholders with certain provisions of the Agreement, may request that the Trustee, as Certificate Registrar, afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Agreement. SEE "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates".

    The Agreement will not provide for the holding of any annual or other meetings of Certificateholders.

    THE TRUSTEE

    U.S. Bank will be the Trustee under the Agreement. The Corporate Trust Office of the Trustee is located at One Illinois Center, 111 E. Wacker Drive, Suite 3000, Chicago, Illinois 60601. U.S. Bank is not affiliated with TMCC, although it does act as a service provider to TMCC.

    The Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Trustee. The Transferor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, becomes legally unable to act or becomes insolvent. In such circumstances, the Transferor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by such successor Trustee.

    The Trustee must be a bank or trust company organized under the laws of the United States, any state of the United States, the District of Columbia or the Commonwealth of Puerto Rico, authorized to exercise corporate trust powers under those laws, and subject to supervision or examination by federal or state laws, with a combined capital and surplus of at least $50,000,000 and a long-term deposit rating no lower than Baa3 by Moody's, or must be otherwise acceptable to each Rating Agency. A co-trustee or separate trustee appointed as described above need not meet these eligibility requirements.

    Holders of Certificates evidencing not less than 25% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class, generally will have the power to direct any proceeding for any remedy available to the Trustee under the Agreement, and the exercise of any trust or power conferred on the Trustee by the Agreement (including actions by the Trustee in its capacity as a party to, or a third-party beneficiary of, the SUBI Supplement or the Servicing Supplement). However, the Trustee will not be required to follow such a direction if, after being advised by counsel, it concludes that the action is unlawful, or if it in good faith determines that the proceedings directed would be illegal, would subject it to personal liability or would be unduly prejudicial to the rights of other Certificateholders.

    A Certificateholder may institute proceedings under the Agreement, but only if (i) such holder previously has given to the Trustee written notice of default, (ii) holders of Certificates evidencing not less than 25% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class, have made written request upon the Trustee to institute such proceeding in its own name as Trustee and have offered to the Trustee reasonable indemnity and (iii) the Trustee for 30 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Certificateholders will have no express right to institute a proceeding directly under the Titling Trust Agreement or the Servicing Agreement.

    GOVERNING LAW

    The Agreement will be governed by the laws of the State of California.

THE TITLING TRUST AGREEMENT

    THE SUBI, THE OTHER SUBIS AND THE UTI

    TMCC is the grantor and (as holder of the UTI) a beneficiary of the Titling Trust. In its capacity as grantor, TMCC will from time to time assign, transfer, grant and convey (or cause to be assigned, transferred, granted and conveyed) to the Titling Trustee in trust the Titling Trust Assets. TMCC will hold the UTI, which represents a beneficial interest in all Titling Trust Assets other than the SUBI Assets and the Other SUBI Assets. TMCC may pledge the UTI as security for obligations to third-party lenders and may create and sell or pledge Other SUBIs in connection with financings similar to the transaction described herein. Each holder or pledgee of the UTI and any Other SUBI will be required expressly to disclaim any interest in the Titling Trust Assets other than the UTI Assets or the Other SUBI Assets, respectively, and to subordinate fully any claims to such other Titling Trust Assets in the event that this disclaimer is not given effect. Except under the limited circumstances described under "Certain Legal Aspects of the Titling Trust--Structural Considerations--Allocation of Titling Trust Liabilities", the SUBI Assets will not be available to make payments in respect of, or pay expenses relating to, the UTI or any Other SUBIs, and the Other SUBI Assets evidenced by any Other SUBIs will not be available to make payments on, or pay expenses relating to, the SUBI, the UTI or any other SUBI.

    Each Other SUBI will be created pursuant to a supplement to the Titling Trust Agreement (each, an "Other SUBI Supplement") which will amend the Titling Trust Agreement only with respect to the Other SUBI to which it relates. The SUBI Supplement will amend the Titling Trust Agreement only as it relates to the SUBI, and no Other SUBI Supplement will amend the Titling Trust Agreement as it relates to the SUBI.

    All Titling Trust Assets, including the SUBI Assets, will be owned by the Titling Trust on behalf of the beneficiaries of the Titling Trust. The SUBI Assets will be segregated from the rest of the Titling Trust Assets on the books and records of the Titling Trustee and the Servicer and the holders of other beneficial interests in the Titling Trust (including the UTI and any Other SUBIs) will have no rights to the SUBI Assets. Liabilities of the Titling Trust shall be allocated to the SUBI Assets, the UTI Assets or Other SUBI Assets, respectively, if incurred with respect thereto, or will be allocated pro rata among all Titling Trust Assets if incurred with respect to the Titling Trust Assets generally.

    TMCC has obtained an insurance policy naming the Titling Trust as an additional loss payee and providing coverage with respect to shortfalls in amounts collected in respect of the Residual Values of lease contracts and related leased vehicles that are Titling Trust Assets and that are or become SUBI Assets. The proceeds of such policy with respect to Contracts and Leased Vehicles that are SUBI Assets will also be SUBI Assets, but will be retained by the Transferor and not transferred to the Trust with the SUBI Certificate and will therefore not be available as Collections, Net Insurance Proceeds or otherwise for the benefit of the Certificateholders.

    Additional Loss Amounts will be incurred in the event that any uninsured liability to third parties (i.e., litigation risk) on the part of the Titling Trust is ultimately borne by the SUBI Assets, whether such liability is incurred
(i) with respect to the SUBI Assets and is therefore allocated to the SUBI Assets pursuant to the SUBI Supplement, (ii) with respect to the Titling Trust Assets generally and a pro rata portion of such liability is allocated to the SUBI Assets pursuant to the Titling Trust Agreement or (iii) with respect to UTI Assets or Other SUBI Assets if such UTI Assets or Other SUBI Assets are insufficient to pay such liability. SEE "Certain Legal Aspects of the Titling Trust--Structural Considerations--Allocation of Titling Trust Liabilities" and "--Third-Party Liens on SUBI Assets". For purposes of making calculations with respect to distributions on the Certificates, "Additional Loss Amounts" will include both losses incurred with respect to the foregoing uninsured liabilities and monies reserved within the SUBI Collection Account against future losses in respect of such liabilities by the Servicer on behalf of the Trustee.

    SPECIAL OBLIGATIONS OF TMCC AS BENEFICIARY AND GRANTOR

    TMCC, as grantor and holder of the UTI Certificate, will be liable for all debts and obligations arising with respect to the Titling Trust Assets or the operation of the Titling Trust; provided, however, that its liability to any holder, assignee or pledgee of the SUBI or the SUBI Certificate will be governed by the SUBI Supplement, the Agreement and the agreement pursuant to which TMCC transfers the SUBI to the Transferor, and its liability with respect to any transfer, pledge or other financing of the UTI or any UTI Certificate, or any Other SUBI or Other SUBI Certificate shall be as set forth in the documents relating thereto. To the extent that TMCC shall pay or suffer any liability or expense with respect to the Titling Trust Assets or the operation of the Titling Trust (including reasonable attorneys' fees and expenses, but excluding all obligations with respect to making Advances, Reallocation Payments and Reallocation Deposits), TMCC shall be indemnified, defended and held harmless out of the Titling Trust Assets.

    TITLING TRUSTEE DUTIES AND POWERS; FEES AND EXPENSES

    Pursuant to the Titling Trust Agreement, the Titling Trustee will be required to, among other things, (i) apply for and maintain, or cause to be applied for and maintained, all licenses, permits and authorizations necessary and appropriate to accept assignments of the Contracts and the Leased Vehicles and to carry out its duties as Titling Trustee, including motor vehicle dealer licenses, and (ii) file, or cause to be filed, applications for certificates of title as are necessary and appropriate so as to cause the Titling Trust to be recorded as the holder of legal title of record to the Leased Vehicles.

    The Titling Trustee may be replaced by TMCC only if it ceases to be qualified in accordance with the terms of the Titling Trust Agreement and shall be removed if certain representations and warranties made by the Titling Trustee therein prove to have been materially incorrect when made, or in certain events of bankruptcy or insolvency thereof. The Trustee, as holder of the SUBI Certificate, on behalf of the Certificateholders may, or at the direction of holders of Certificates evidencing not less than 51% of the Voting Interests of the Class A Certificates and the Class B Certificates voting together as a single class will, exercise its powers under the Titling Trust Agreement to cause the Trustee to be removed or replaced for a material breach of its obligations.

    The Titling Trustee will make no representations as to the validity or sufficiency of the SUBI or the SUBI Certificate (other than as to the execution and authentication of the SUBI Certificate), or of any Contract, Leased Vehicle or related document, will not be responsible for performing any of the duties of TMCC or the Servicer and will not be accountable for the use or application by any owners of beneficial interests in the Titling Trust Assets of any funds paid in respect of the Titling Trust Assets, or the investment of any of such monies before such monies are deposited into the accounts relating to the SUBI, the Other SUBIs and the UTI. The Titling Trustee will not independently verify the Contracts or the Leased Vehicles. The duties of the Titling Trustee will generally be limited to the holding and liquidation of lease contracts, the titling of the related leased vehicles in the name of the Titling Trust, the creation of the SUBI, the Other SUBIs and the UTI, the maintenance of the SUBI Collection Account and accounts relating to the Other SUBIs and the UTI and the receipt of the various certificates, reports or other instruments required to be furnished to the Titling Trustee under the Titling Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Titling Trust Agreement.

    The Titling Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Titling Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of the Servicer, the UTI Beneficiary or by the holders of a majority in interest in the SUBI, unless such party or parties have offered to the Titling Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. The reasonable expenses of every such exercise of rights or powers or examination shall be paid by the party or parties requesting such exercise or examination or, if paid by the Titling Trustee, shall be a reimbursable expense of the Titling Trustee.

    The Titling Trustee may enter from time to time into one or more agency agreements (each, an "Agency Agreement") with such person or persons, including without limitation any affiliate of the Titling Trustee (each, a "Trust Agent"), as are by experience and expertise qualified to act in a trustee capacity and otherwise acceptable to TMCC. The Titling Trustee has engaged U.S. Bank as the Trust Agent. Pursuant to the Agency Agreement, the Trust Agent shall perform each and every obligation of the Titling Trustee under the Titling Trust Agreement.


    The Titling Trustee shall be paid out of Titling Trust Assets reasonable compensation and reimbursement of all reasonable expenses (including reasonable attorneys' fees). However, with regard to the SUBI Assets allocable to the SUBI, this requirement is subject to provisions regarding Capped Titling Trust Administrative Expenses. SEE "Description of the Certificates--Allocations and Distributions on the Certificates--Allocations and Distributions of Collections".


    INDEMNITY OF TITLING TRUSTEE AND TRUST AGENTS

    The Titling Trustee and each Trust Agent will be indemnified and held harmless out of and to the extent of the Titling Trust Assets with respect to any loss, liability or expense, including reasonable attorneys' fees and expenses (collectively "Claims"), arising out of or incurred in connection with
(i) any of the Titling Trust Assets (including without limitation any Claims relating to lease contracts or leased vehicles of the Titling Trust, any personal injury or property damage claims arising with respect to any such leased vehicle or any claim with respect to any tax arising with respect to any Titling Trust Asset) or (ii) the Titling Trustee's or the Trust Agent's acceptance or performance of the trusts and duties contained in the Agreement or any Agency Agreement. Notwithstanding the foregoing, neither the Titling Trustee nor any Trust Agent will be indemnified or held harmless out of the Titling Trust Assets as to any Claim (i) which TMCC shall have satisfied because of its liability therefor pursuant to the Servicing Agreement, (ii) incurred by reason of the Titling Trustee's or such Trust Agent's willful misfeasance, bad faith or negligence or (iii) incurred by reason of the Titling Trustee's or Trust Agent's breach of its respective representations and warranties pursuant to the Titling Trust Agreement or the Servicing Supplement. Such indemnities may result in Additional Loss Amounts to the extent payable in respect of the SUBI Assets or allocated to the SUBI.

    TERMINATION


    The Titling Trust and the respective obligations and responsibilities of TMCC and the Titling Trustee shall terminate upon the last to occur of (i) the payment to TMCC and each permitted purchaser, assignee and pledgee of any of TMCC's interests in the Titling Trust (including the Trustee, with respect to the SUBI) of all amounts and obligations required to be paid to them, and the expiration or termination of all financings secured by the Titling Trust Assets by their respective terms and (ii) the maturity or liquidation and the disposition of all Titling Trust Assets and the disposition to or upon the order of TMCC or any permitted purchaser, assignee or pledgee of all net proceeds thereof.


    NO PETITION

    The Titling Trustee and the Trust Agent will agree not to institute, or join in, any bankruptcy or similar proceeding against the Transferor or TMCC until one year and one day after final payment of all financings involving interests in the Titling Trust. Each pledgee or assignee of any UTI or other SUBI must give a similar non-petition covenant.

    AMENDMENT

    The Titling Trust Agreement may be amended by written agreement between TMCC and the Titling Trustee, with the approval of the Trustee (which may be given in the circumstances described under "Additional Document Provisions--Additional Agreement Provisions--Amendment"). To the extent that any such amendment relates to or affects the UTI or any Other SUBI in addition to the SUBI, the SUBI Certificate or the SUBI Assets, such amendment may require certain other approvals.

    GOVERNING LAW

    The Titling Trust Agreement will be governed by the laws of the State of Delaware.

    TRUSTEE AS THIRD-PARTY BENEFICIARY


    As the holder of the SUBI Certificate, the Trustee will be a third-party beneficiary of the Titling Trust Agreement. Therefore, the Trustee may, and, upon the direction of Certificateholders representing at least 51% of the Voting Interests of the Class A Certificates and the Class B Certificates (voting together as a single class) will, exercise any right conferred by the Titling Trust Agreement upon a holder of any interest in the SUBI.


THE SERVICING AGREEMENT

    Pursuant to the Servicing Agreement, the Servicer will perform on behalf of the Titling Trustee all of the obligations of the Trust as lessor under the Contracts, including, but not limited to, collecting and posting payments, responding to inquiries of the lessees, investigating delinquencies, sending payment statements to the lessees, collecting and remitting certain sales and use and other taxes to state and local governments and agencies, advancing certain licensing fees, payments of fines for citations and costs of disposition of Leased Vehicles related to Charged-off Contracts, Matured Contracts and Additional Loss Contracts and policing the Contracts, commencing legal proceedings to enforce a Contract on behalf of the Titling Trust, administering the Contracts, including accounting for collections and furnishing monthly and annual statements to the Titling Trustee with respect to distributions and generating federal income tax information. The Titling Trustee will furnish the Servicer with all powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out such servicing and administrative duties under the Servicing Agreement. The Trustee will be a third-party beneficiary of the Servicing Agreement.

    CUSTODY OF CONTRACT DOCUMENTS AND CERTIFICATES OF TITLE

    To assure uniform quality in servicing the Contracts and TMCC's own portfolio of automobile and light duty truck lease contracts and to reduce administrative costs, the Titling Trustee will appoint TMCC, as Servicer, to be its agent, bailee and custodian of the Contracts, the certificates of title relating to the Leased Vehicles and insurance policies and other documents relating to the Contracts, the related lessees and the Leased Vehicles. Such documents will not be physically segregated from other automobile and light duty truck lease contracts, certificates of title and insurance policies and other documents relating to such lease contracts and leased vehicles of TMCC, or those which TMCC services for others, including those leased vehicles constituting Titling Trust Assets that are not evidenced by the SUBI. The accounting records and computer systems of TMCC will reflect the interests of the holders of interest in the SUBI in the Initial Contracts, the Subsequent Contracts, the Initial Leased Vehicles, the Subsequent Leased Vehicles and all related Contract Rights, and "protective" UCC financing statements reflecting certain interests in the Contracts and the Contract Rights will be filed. SEE "Material Legal Aspects of the Titling Trust--Structural Considerations--Back-up Security Interest in Certain SUBI Assets" and "Certain Legal Aspects of the Contracts and Leased Vehicles--Back-up Security Interests". The Servicer will be responsible for filing all periodic sales and use tax or property (real or personal) tax reports, periodic renewals of licenses and permits, periodic renewals of qualification to act as a trust and a business trust and other periodic governmental filings, registration or approvals arising with respect to or required of the Titling Trustee or the Titling Trust.

    COLLECTIONS

    The Servicer will service, administer and collect all amounts due on or in respect of the Contracts. The Servicer will make reasonable efforts to collect all such amounts and, in a manner consistent with the Servicing Agreement, will be obligated to service the Contracts generally in accordance with its customary and usual procedures in respect of lease contracts serviced by it for its own account.

    Consistent with its usual procedures, the Servicer may, in its discretion, defer one or more payments (having the practical effect of extending the Maturity Date of any Contract) by up to four months in the aggregate, provided that no Contract may be deferred more than four times and that the new Maturity Date of any such Contract must not be later than the last day of the Collection Period with respect to the Stated Maturity Date in respect of the Class B Certificates occurs. The amount of any Deferral Fee received by the Servicer in connection with the deferral of a Contract will be treated as additional servicing compensation and will not be deposited into the SUBI Collection Account. The Servicing Agreement will provide that Advances be made with respect to Contracts as to which deferrals of payments are made that result in any diminution of the amount of Collections received in connection therewith relative to the originally scheduled Monthly Payments. The Servicing Agreement will also provide for the reallocation to the UTI from the SUBI (accompanied by an appropriate Reallocation Payment by TMCC) of each Contract as to which more than four deferrals are made or as to which, through deferrals or extensions, the maturity date is extended beyond the last day of the Collection Period relating to the Stated Maturity Date in respect of the Class B Certificates. Upon any such reallocation, such Contract and the related Leased Vehicle and other related assets and rights will be UTI Assets and will no longer constitute SUBI Assets.

    NOTIFICATION OF LIENS AND CLAIMS

    The Servicer will be required to notify the Transferor (in the event that TMCC is not acting as the Servicer), the Trustee and the Titling Trustee as soon as practicable of all liens or claims of whatever kind made by a third party that would materially adversely affect the interests of, among others, the Transferor, the Titling Trust, the Trust or any Certificateholder in or with respect to the Contracts or Leased Vehicles. Following its learning of any such lien or claim with respect to the Contracts or Leased Vehicles, the Servicer will take whatever actions it deems reasonably necessary to cause such lien or claim to be removed. SEE "Certain Legal Aspects of the Titling Trust--Structural Considerations".

    ADVANCES

    In addition to Advances with respect to delinquent Monthly Payments, on each Deposit Date, the Servicer will be obligated to make, by deposit into the SUBI Collection Account, an advance with respect to delinquent Contracts and Contracts as to which it has deferred payments as described above under "Collections" in an amount equal to the aggregate amount of Monthly Payments due thereon but not received during the related Collection Period.

    Notwithstanding the foregoing, the Servicer will not be required to make an Advance to the extent that such Advance would constitute a Nonrecoverable Advance. A "Nonrecoverable Advance" will be any Advance that, in the reasonable judgment of the Servicer, may not be ultimately recoverable by the Servicer from Net Liquidation Proceeds or otherwise. In making Advances, the Servicer will assist in maintaining a regular flow of scheduled principal and interest payments on such delinquent or deferred Contracts, rather than to guarantee or insure against losses. Accordingly, all Advances including Nonrecoverable Advances shall be reimbursable to the Servicer monthly, without interest, from Collections prior to the deposit thereof into the SUBI Collection Account.

    SECURITY DEPOSITS

    The Contract Rights will include all rights under the Contracts to the security deposits paid by the lessees at the time of origination of the Contracts (the "Security Deposits") to the extent applied to cover excess wear and tear charges or treated as Liquidation Proceeds as described below. As part of its general servicing obligations, the Servicer will retain possession of each Security Deposit remitted by the lessees as an agent for the Titling Trust and will apply the proceeds of Security Deposits in accordance with the terms of the Contracts, its customary and usual servicing procedures and applicable law. However, in the event that any Contract becomes a Charged-off Contract or the related Leased Vehicle is repossessed, the related Security Deposit will, to the extent provided by applicable law and such Contract, constitute Liquidation Proceeds. The Titling Trustee may not have an interest in the Security Deposits that is enforceable against third parties until such time as they are deposited into the SUBI Collection Account. The Servicer will not be required to segregate Security Deposits from its own funds, and any income earned from any investment thereof by the Servicer shall be for the account of the Servicer as additional servicing compensation.

    INSURANCE ON LEASED VEHICLES


    The terms of the Contracts require each lessee to maintain in full force and effect during the term of a Contract a comprehensive collision and physical damage insurance policy covering the actual cash value of the related Leased Vehicle and naming the Titling Trust as loss payee. The terms of the Contracts also require each lessee to maintain bodily injury and property damage liability insurance in amounts equal to the greater of the amount prescribed by applicable state law or industry standards as set forth in the Contract and naming the Titling Trust as an additional insured. Since lessees may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary. If a lessee fails to obtain or maintain the required insurance, the related Contract will be in default. It is the practice of TMCC not to obtain insurance on behalf of and at the expense of the related lessee. TMCC's central insurance tracking unit, which monitors compliance with such lease contract provisions, will initiate follow-up procedures, including the telephone and mail contact with the related lessee, upon being alerted by the tracking system that any lessee has not obtained or is not maintaining required insurance. Typically, if such default is not cured within 70 days from the date TMCC's central insurance tracking unit becomes aware of such default by the tracking system, the related lease contract is forwarded to the appropriate TMCC branch for follow-up handling, including possible repossession of the related Leased Vehicles if the related lessee does not timely obtain a satisfactory replacement policy.


    The policies issued with respect to a significant number of the Contracts may name TMCC rather than the Titling Trust as additional loss payee. If a primary insurer makes payment under such a policy to TMCC, TMCC will apply such amounts or forward such amounts to the Titling Trust for application as a portion of Net Insurance Proceeds. If a primary insurer failed to make payments under a policy to the lessee and also to TMCC and the Titling Trust, losses could be experienced by the Certificateholders. However, the Transferor has been advised by the primary provider of the Contingent and Excess Liability Policies described herein that such provider will not refuse any claim under the Contingent and Excess Liability Policies solely because a primary policy names TMCC or an approved TMCC affiliate, rather than the Titling Trust, as additional loss payee (although under such circumstances, if the primary insurer denies a claim on such basis, a deductible of $250,000 (rather than the standard deductible of $125,000) will be payable by TMCC, as to which TMCC will indemnify the Trust).

    TMCC does not require lessees to carry credit disability, credit life or credit health insurance or other similar insurance coverage which provides for payments to be made on the Contracts on behalf of such lessees in the event of disability or death. To the extent that such insurance coverage is obtained by a lessee, payments received in respect of such coverage may be applied to payments on the related Contract to the extent that the lessee's beneficiary chooses to do so.

    REALIZATION UPON CHARGED-OFF CONTRACTS

    The Servicer will use commercially reasonable efforts to repossess and liquidate the Leased Vehicle relating to a Contract that comes into and continues in default and for which no satisfactory arrangements can be made for collection of delinquent payments. Such liquidation may be through repossession of such Leased Vehicle and disposition at a public or private sale, or the Servicer may take any other action permitted by applicable law. The Servicer may enforce all rights under any such Contract, sell the Leased Vehicle in accordance with the Contract and commence and prosecute any proceedings in connection with the Contract. In connection with any such repossession, the Servicer will follow its usual and customary practices and procedures in respect of lease contracts serviced by it for its own account, and in any event will act in compliance with all applicable laws. The Servicer will be required to repair the Leased Vehicle if it reasonably determines that such repairs will increase the related Net Repossessed Vehicle Proceeds. The Servicer will be responsible for all costs and expenses incurred in connection with the sale or other disposition of Leased Vehicles related to Charged-off Contracts and other Contracts as to which a lessee has defaulted, but will be entitled to reimbursement to the extent that such costs constitute Repossessed Vehicle Expenses or other Liquidation Expenses or expenses recoverable under an applicable insurance policy. Proceeds from the sale or other disposition of repossessed Leased Vehicles will constitute Repossessed Vehicle Proceeds and will be deposited into the SUBI Collection Account. The Servicer will be entitled to reimbursement of all related Repossessed Vehicle Expenses, and Principal Collections in respect of a Collection Period will include all Net Repossessed Vehicle Proceeds collected during such Collection Period.

    MATURED LEASED VEHICLE INVENTORY

    Upon the scheduled maturity of a Contract, the related lessee has the option to acquire the related Leased Vehicle for an amount equal to its Residual Value plus any applicable taxes and all other incidental charges which may be due under such Contract. If the lessee chooses not to exercise this option but instead returns the Leased Vehicle, the dealer to whom such vehicle is returned will have the option to purchase such vehicle for the same price. TMCC disposes of off-lease and repossessed vehicles not purchased by the related lessee or dealer to whom the vehicle is returned through regional automobile auctions. Off-lease and repossessed vehicles not yet disposed of constitute Matured Leased Vehicle Inventory.

    Principal Collections in respect of a Collection Period will include all Net Matured Leased Vehicle Proceeds collected during such Collection Period. The Servicer also will be entitled to reimbursement of certain payments made and expenses and charges incurred by it in the ordinary course of servicing the Contracts (including payments it makes on behalf of the related lessees in connection with the payment of taxes, vehicle registration, clearance of parking tickets and similar items) from Collections with respect to the related Contracts, separate payment thereof by the related lessees or from amounts realized upon the final disposition of the related Leased Vehicle. To the extent such amounts are reimbursed prior to or at the final disposition of the related leased vehicle but remain unpaid by the related lessee, such unreimbursed amounts (together with any unpaid Monthly Payments under the related Contract) will be treated as Matured Leased Vehicle Expenses or Liquidation Expenses, as the case may be, and will therefor reduce Net Matured Leased Vehicle Proceeds or Liquidation proceeds, as the case may be. Related Matured Leased Vehicle Expenses may be retained by the Servicer or released from amounts on deposit in the SUBI Collection Account upon request therefor presented to the Trustee by the Servicer together with any supporting documentation reasonably requested by the Trustee. Any Residual Value Surplus for a Collection Period will be released to the Transferor on the related Monthly Allocation Date, and thereafter neither the Trust nor any Certificateholder will have a claim to or interest in such amounts.

    RECORDS, SERVICER DETERMINATIONS AND REPORTS

    The Servicer will retain or cause to be retained all data (including, without limitation, computerized records, operating software and related documentation) relating directly to or maintained in connection with the servicing of the Contracts for at least 2 years after the termination of the Trust. Upon the occurrence and continuance of an Event of Servicing Termination and termination of the Servicer's obligations under the Servicing Agreement, the Servicer will use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the Contracts, including all such records to the extent necessary, to a successor servicer.

    The Servicer will perform certain monitoring and reporting functions on behalf of the Transferor, the Trustee, the Titling Trustee and Certificateholders, including the preparation and delivery to the Trustee, the Titling Trustee and each Rating Agency of a monthly certificate, on or before each Determination Date, setting forth all information necessary to make all distributions required in respect of the related Collection Period (the "Servicer's Certificate"), and the preparation and delivery of (i) monthly statements setting forth information described under "Description of the Certificates--Statements to Certificateholders" and (ii) an annual officer's certificate specifying, among other things, the occurrence and status of any Event of Servicing Termination.

    EVIDENCE AS TO COMPLIANCE

    The Servicing Agreement will provide that a firm of nationally recognized independent public accountants will furnish to the Trustee annually, commencing in 1998, a statement as to compliance by the Servicer during the preceding twelve months (or since the Closing Date in the case of the first such statement) with certain standards relating to the servicing of the Contracts. The Servicing Agreement will also provide for delivery to the Trustee, substantially simultaneously with the delivery of such accountants' statement, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Servicing Agreement throughout the preceding twelve months (or since the Closing Date in the case of the first such certificate) or, if there has been a default in the fulfillment of any such obligation, describing each such default.

    Copies of such statements and certificates may be obtained by Certificate Owners or Class A Certificateholders by a request in writing addressed to the Trustee at its Corporate Trust Office.

    SERVICING COMPENSATION

    The Servicer will be entitled to compensation for the performance of its servicing obligations under the Servicing Agreement. The Servicer will be entitled to receive on each Monthly Allocation Date, the Servicing Fee in respect of the related Collection Period equal to one-twelfth of the product of 1.00% and the Aggregate Net Investment Value as of the first day of the related Collection Period (or, in the case of the first Monthly Allocation Date, as of the Cutoff Date). The Servicing Fee will be calculated and paid based upon a 360-day year consisting of twelve 30-day months. So long as TMCC is the Servicer, it may, by notice to the Trustee and the Titling Trustee, on or before a Determination Date, elect to waive the Servicing Fee with respect to the related Collection Period, so long as TMCC believes that sufficient collections will be available from Interest Collections on one or more future Monthly Allocation Dates to pay such waived Servicing Fee, without interest. In such event, the Servicing Fee for such Collection Period shall be deemed to equal zero for all purposes of the Agreement and the Servicing Agreement.


    The Servicer will also be entitled to additional servicing compensation in the form of certain late payment fees, Deferral Fees and other administrative fees or similar charges paid with respect to the Contracts, and earnings from the investment of Security Deposits (to the extent lawful and as provided in the Contracts). SEE "Additional Document Provisions--The Servicing Agreement-- Security Deposits". The Servicer will be entitled to retain Deferral Fees paid in connection with deferred Contracts as additional servicing compensation. The Servicer will pay all expenses incurred by it in connection with its servicing activities under the Servicing Agreement, including the payment of Uncapped Titling Trust Administrative Expenses allocable to the SUBI, and will not be entitled to reimbursement of such expenses except to the extent any such expenses constitute Liquidation Expenses in respect of a Contract or Leased

Vehicle or reasonable expenses under an applicable insurance policy, or to the extent that Uncapped Titling Trust Administrative Expenses are reimbursed out of Interest Collections.


    The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of the Contracts as an agent for the Trustee under the Servicing Agreement, including collecting and posting payments, responding to inquiries of lessees on the Contracts, investigating delinquencies, policing the SUBI Assets, administering the Contracts, making Advances, accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions and generating federal income tax information.

    SERVICER RESIGNATION AND TERMINATION

    The Servicer may not resign from its obligations and duties under the Servicing Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable law or regulations. No such resignation will become effective until a successor servicer has assumed the Servicer's obligations under the Servicing Agreement. The Servicer may not assign the Servicing Agreement or any of its rights, powers, duties or obligations thereunder except as otherwise provided therein or except in connection with a consolidation, merger, conveyance, transfer or lease made in compliance with the Servicing Agreement.

    The rights and obligations of the Servicer under the Servicing Agreement may be terminated following the occurrence and continuance of an Event of Servicing Termination. SEE "Additional Document Provisions--The Servicing Agreement-- Rights Upon Event of Servicing Termination".

    INDEMNIFICATION BY THE SERVICER

    The Servicer will indemnify the Trustee and its agents for any and all liabilities, losses, damages and expenses that may be incurred by them as a result of any act or omission by the Servicer in connection with the performance of its duties under the Servicing Agreement.

    EVENTS OF SERVICING TERMINATION


    "Events of Servicing Termination" under the Servicing Agreement with respect to the SUBI Assets will consist of, among other things: (i) any failure by the Servicer to deliver to the Titling Trustee for distribution to holders of interests in the SUBI or to the Trustee for distribution to the Certificateholders any required payment on the related Certificates as to allocations and distributions, which failure continues unremedied for three Business Days after discovery of such failure by an officer of the Servicer or receipt by the Servicer of notice thereof from the Trustee, the Titling Trustee or holders of Certificates evidencing not less than 25% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement which failure materially and adversely affects the rights of holders of interests in the SUBI or the Certificateholders and which continues unremedied for 90 days after written notice of such failure is given as described in clause (i) above; or (iii) the occurrence of certain Insolvency Events relating to the Servicer. Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of ten Business Days shall not constitute an Event of Servicing Termination if such failure or delay was caused by an event of force majeure. Upon the occurrence of any such event, the Servicer shall not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement and the Servicer shall provide to the Trustee, the Titling Trustee, the Transferor and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

    RIGHTS UPON EVENT OF SERVICING TERMINATION


    As long as an Event of Servicing Termination remains unremedied, the Titling Trustee, upon the direction of the Trustee or holders of Certificates evidencing not less than 51% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class, may terminate all of the rights and obligations of the Servicer under the Servicing Agreement with respect to the SUBI Assets. In the event of such a termination affecting the SUBI Assets, the Trust Agent generally will succeed to the rights, powers, responsibilities, duties and liabilities of the Servicer under the Servicing Agreement with respect to the SUBI Assets (excluding certain specific obligations listed in the Servicing Agreement) or provide for a new Servicer to be approved by each Rating Agency. The Trust Agent or other new Servicer will receive substantially the same servicing compensation to which the Servicer otherwise would have been entitled. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Event of Servicing Termination other than such appointment has occurred, such trustee or official may have the power to prevent the Titling Trustee, the Trustee or such Certificateholders from effecting a transfer of servicing. Notwithstanding the termination of the Servicer's rights and powers in such event, the Servicer will remain obligated to perform certain specific obligations listed in the Servicing Agreement and to reimburse the Trust Agent for any losses incurred in performing certain such obligations, and will be entitled to payment of certain amounts payable to it for services rendered prior to such termination.


    The holders of Certificates evidencing not less than 51% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class, with the consent of the Titling Trustee and the Trustee (which consents shall not be unreasonably withheld) may waive any default by the Servicer in the performance of its obligations under the Servicing Agreement and its consequences with respect to the SUBI Assets, other than a default in making any required deposits to or payments from an Account in accordance with the Servicing Agreement or in respect of a covenant or provision of the Servicing Agreement that cannot be modified or amended without the consent of each Certificateholder, in which event the related waiver will require the approval of holders of all of the Certificates. No such waiver will impair the rights of the Certificateholders with respect to subsequent defaults.


    COMPLIANCE WITH ERISA



    If the credit rating of TMCC becomes less than investment grade, then on a quarterly basis, TMCC shall provide the Trustee and each Rating Agency with an officer's certificate stating that none of TMCC and its affiliates for purposes of ERISA (i) maintains an ERISA plan which, as of its last valuation date, had unfunded current liability, (ii) anticipates that the value of the assets of any ERISA plan it maintains would not be sufficient to cover any current liability and (iii) is contemplating benefit improvements with respect to any plans then maintained or the establishment of any new ERISA plans, either of which would cause it to maintain an ERISA plan with unfunded current liability (the "ERISA Compliance Test"). In the event that TMCC does not timely make the foregoing certifications, all Excess Amounts in respect of each Monthly Allocation Date, after giving effect to all payments or allocations required to be made therefrom on such Monthly Allocation Date, will be deposited into the Reserve Fund until the ERISA Compliance Test is satisfied. On the Monthly Allocation Date following the date on which such failure is cured, monies on deposit in the Reserve Fund in excess of the Specified Reserve Fund Balance shall be distributed to the Transferor.


    NO PETITION

    The Servicer will agree not to institute, or join in, any bankruptcy or similar proceeding against the Transferor, the Titling Trustee or the Titling Trust until one year and one day after final payment of all financings involving interests in the Titling Trust.

    AMENDMENT

    The Servicing Agreement may be amended from time to time in a writing signed by the Titling Trustee and the Servicer, with the approval of the Trustee (which approval may be given in the circumstances described under "Additional Document Provisions--Additional Agreement Provisions--Amendment"). Any such amendment relating to the UTI or any Other SUBI may require certain other approvals.

    TERMINATION

    The Servicing Agreement shall terminate upon the earlier to occur of (i) the termination of the Titling Trust, (ii) the discharge of the Servicer in accordance with its terms or (iii) the termination of the Agreement.

    GOVERNING LAW

    The Servicing Supplement will be governed by the laws of the State of Delaware.

TMCC DEMAND NOTES

    GENERAL


    So long as a Monthly Payment Event has not occurred, and so long as the Certificates of any Class are outstanding, amounts allocated to interest on or principal of the Certificates of such Class on a Monthly Allocation Date that is not also a Certificate Payment Date will be deposited into the Certificateholders' Account on such Monthly Allocation Date and invested in Permitted Investments maturing prior to the succeeding relevant Certificate Payment Date or Targeted Maturity Date, as appropriate. The Servicer will have the power to direct the investment of such funds in Permitted Investments. Due to the incremental administrative difficulty in obtaining highly rated investments in variable amounts and with variable maturities that bear the required interest rate, the Servicer expects initially to invest all such funds in TMCC Demand Notes. The TMCC Demand Notes will be issued under an indenture, dated as of September 1, 1997, as such indenture may be amended from time to time (the "Indenture"), between TMCC and U.S. Bank, as trustee thereunder (in such capacity, the "Indenture Trustee"). The terms of the TMCC Demand Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").



    The principal amount of the TMCC Demand Notes outstanding will change from time to time on Monthly Allocation Dates. The aggregate principal amount of TMCC Demand Notes that may be issued under the Indenture is limited to $1.6 billion. The principal amount of TMCC Demand Notes will bear interest from and including the date of issuance of such principal amount, to but excluding its date of Maturity. Interest on the TMCC Demand Notes will only be paid at Maturity. Each TMCC Demand Note will mature on the earlier of (x) in the case of the TMCC Demand Notes issued with respect to the investment of Available Interest, the next succeeding Certificate Payment Date, and in the case of the TMCC Demand Notes issued with respect to the investment of Principal Collections and other amounts allocable as principal, the next succeeding Targeted Maturity Date, and
(y) the date on which the Trustee demands payment of the TMCC Demand Notes (each such date, a "Maturity"). Each TMCC Demand Note will bear interest at the related Required Rate. Interest accrued on TMCC Demand Notes will be calculated on the basis of a 360 day year of twelve 30-day months.



    The TMCC Demand Notes will be unsecured general obligations of TMCC and will rank pari passu with all other unsecured and unsubordinated indebtedness of TMCC from time to time outstanding. Currently, no outstanding debt of TMCC is senior in right of payment to the TMCC Demand Notes. The TMCC Demand Notes will be obligations solely of TMCC and will not be obligations of, or guaranteed by, TMS or any affiliate of TMCC or TMS, directly or indirectly. The TMCC Demand Notes will not be subject to redemption by TMCC and will not have the benefit of any sinking fund.

    The TMCC Demand Notes will be issued only in fully registered form without coupons and payment of principal of and interest on TMCC Demand Notes will be made by the Indenture Trustee as paying agent by wire transfer to an account maintained by the Trustee, as the holder of the TMCC Demand Notes.


    No Certificateholder will have a direct interest in the TMCC Demand Notes or have any direct rights under the TMCC Demand Notes or the Indenture. The Trustee will be the only holder of the TMCC Demand Notes, which it will hold for the benefit of the Certificateholders. In the event any vote or other action, including action upon the occurrence of an Event of Default under the Indenture, is required or permitted by the holders of the TMCC Demand Notes under the Indenture, the Trustee as such holder will be permitted to vote or take such other action as it shall deem fit. However, the Trustee shall be permitted to seek the direction of the Certificateholders, who in such case shall be permitted to vote in the manner set forth under "--Additional Agreement Provisions--Amendment" above. References under this caption to "holders of the TMCC Demand Notes" and phrases of similar import shall be to the Trustee as the holder of the TMCC Demand Notes.



    REMOVAL OF INDENTURE TRUSTEE; SUCCESSOR INDENTURE TRUSTEE



    The Indenture Trustee may resign by providing written notice to TMCC and the Trust, as holder of the TMCC Demand Notes. The Trust, as holder of the TMCC Demand Notes, may remove the Indenture Trustee by written notice thereto and to TMCC, and may appoint a successor Indenture Trustee. TMCC may remove the Indenture Trustee in the event that: (a) the Indenture Trustee fails to continue to satisfy the criteria for eligibility to act as Indenture Trustee; (b) the Indenture Trustee is adjudged a bankrupt or insolvent; (c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or (d) the Indenture Trustee otherwise becomes incapable of acting in such capacity.



    If the Indenture Trustee resigns, is removed or is unable to act as Indenture Trustee for any reason, TMCC shall promptly appoint a successor Indenture Trustee, unless the Trust shall already have done so. Within one year after a successor Indenture Trustee takes office, the Trust may appoint a successor Indenture Trustee to replace any successor Indenture Trustee appointed by TMCC. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee shall become effective only upon such successor's acceptance of such appointment and the payment of outstanding fees and expenses due to the prior Indenture Trustee as set forth in the Indenture.


    SUCCESSOR CORPORATION

    The Indenture provides that TMCC may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation, provided, that in any such case: (i) either TMCC shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States or any state thereof and shall expressly assume, by execution and delivery to the Indenture Trustee of a supplemental indenture in form satisfactory thereto, all of the obligations of TMCC under the TMCC Demand Notes and the Indenture; and (ii) TMCC or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such obligation. Subject to certain limitations in the Indenture, the Indenture Trustee may receive from TMCC an officer's certificate and an opinion of counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, complies with the provisions of the Indenture.

    SUPPLEMENTAL INDENTURES

    Supplemental indentures may be entered into by TMCC and the Indenture Trustee with the consent of the holder of the TMCC Demand Notes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights with respect to the TMCC Demand Notes, provided that no supplemental indenture may, among other things, reduce the principal amount of or interest on any TMCC Demand Notes, change the maturity date for the payment of the principal, the date on which interest will be payable or other terms of payment or reduce the percentage of holders of TMCC Demand Notes necessary to modify or alter the Indenture, without the consent of each holder of Certificates affected thereby. Under certain circumstances, supplemental indentures may also be entered into without the consent of the holders.

    EVENTS OF DEFAULT UNDER THE INDENTURE

    The Indenture defines an Event of Default with respect to the TMCC Demand Notes as being any one of the following events: (i) default in payment of principal on the TMCC Demand Notes; (ii) default in payment of any interest on the TMCC Demand Notes and continuance of such default for a period of 30 days;
(iii) default in the performance, or breach, of any other covenant or warranty of TMCC in the Indenture continued for 60 days after appropriate notice; and
(iv) certain events of bankruptcy, insolvency or reorganization. If an Event of Default occurs and is continuing, the Indenture Trustee or the holders of at least 25% in aggregate principal amount of TMCC Demand Notes may declare the TMCC Demand Notes to be due and payable. Any past default with respect to the TMCC Demand Notes may be waived by the holders of a majority in aggregate principal amount of the outstanding TMCC Demand Notes, except in a case of failure to pay principal of or interest on the TMCC Demand Notes for which payment has not been subsequently made or a default in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each outstanding TMCC Demand Note. TMCC will be required to file with the Indenture Trustee annually an officer's certificate as to the absence of certain defaults. The Indenture Trustee may withhold notice to holders of the TMCC Demand Notes of any default with respect to such series (except in payment of principal or interest) if it in good faith determines that it is in the interest of such holders to do so.

    Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee in case an Event of Default shall occur and be continuing, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered to the Indenture Trustee reasonable indemnity or security against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to provisions in the Indenture for the indemnification of the Indenture Trustee and to certain other limitations, the holders of a majority in principal amount of the outstanding TMCC Demand Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to the TMCC Demand Notes.

    ABSENCE OF COVENANTS

    The provisions of the Indenture do not contain any covenants that limit the ability of TMCC to subject its properties to liens, to enter into any type of transaction or business or to secure any of its other indebtedness without providing security for the TMCC Demand Notes. The provisions of the Indenture do not afford the holders of the TMCC Demand Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, change in control, merger or similar transaction or other event.

    DEFEASANCE AND DISCHARGE OF INDENTURE


    The Company may satisfy and discharge its obligations under the Indenture by delivering to the Indenture Trustee for cancellation all outstanding TMCC Demand Notes, or depositing with the Indenture Trustee money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money sufficient to pay the principal of and interest on the outstanding TMCC Demand Notes on the date on which any such payments are due and payable in accordance with the terms of the Indenture and the TMCC Demand Notes, and in each case by satisfying certain additional conditions in the Indenture. However, in the case of any such deposit, certain of the

Company's obligations under the Indenture (including the obligation to pay the principal and interest on the outstanding TMCC Demand Notes) will continue until all of the TMCC Demand Notes are paid in full.

    REGARDING THE INDENTURE TRUSTEE

    The Indenture Trustee is the Trustee under the Agreement. The Indenture contains certain limitations on the right of the Indenture Trustee, should it become a creditor of TMCC, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Indenture Trustee is permitted to engage in other transactions with TMCC; provided, however, that if the Indenture Trustee acquires any conflicting interest (as defined) it must eliminate such conflict or resign.

    The Indenture provides that, in case an Event of Default has occurred and is continuing, the Indenture Trustee is required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs in the exercise of its powers.

    GOVERNING LAW

    The Indenture and the TMCC Demand Notes will be governed by and construed in accordance with the laws of the State of New York.

                   CERTAIN LEGAL ASPECTS OF THE TITLING TRUST

THE TITLING TRUST

    The Titling Trust was formed as a Delaware business trust. The Titling Trust also has been qualified as a business trust authorized to transact business in certain other states where it is required to be so qualified.

    Because the Titling Trust has been registered as a business trust for Delaware and other state law purposes, like a corporation, it may be eligible to be a debtor in its own right under the United States Bankruptcy Code. SEE "Risk Factors--Risks Associated with Possible Future Insolvency of TMCC; Substantive Consolidation with TMCC".

STRUCTURAL CONSIDERATIONS

    Unlike many structured financings in which the holders of the related securities have a direct ownership interest or a perfected security interest in the underlying assets being securitized, the Trust will not own directly the SUBI Assets. Instead, the Titling Trust will own the Titling Trust Assets, including the SUBI Assets, and the Titling Trustee will take action with respect thereto in the name of the Titling Trust on behalf of and as directed by the beneficiaries of the Titling Trust (i.e. the holders of the UTI Certificate and each SUBI Certificate or Other SUBI Certificate). The Trust will own the assets of the Trust, the primary asset of which will be the SUBI Certificate evidencing a 100% beneficial interest in the SUBI Assets, and the Trustee will take action with respect thereto in the name of the Trust and on behalf of the Certificateholders and the Transferor. Beneficial interests in the Contracts and Leased Vehicles, rather than direct legal ownership thereof, are transferred under this structure in order to avoid the administrative difficulty and expense of retitling the Leased Vehicles in the name of the transferee. The SUBI Assets will be segregated from the other Titling Trust Assets on the books and records maintained with respect thereto by the Servicer and/or the Titling Trustee. Except under the limited circumstances described below, neither the Servicer nor any holders of other beneficial interests in the Titling Trust will have rights in the SUBI Assets, and payments made on or in respect of any Titling Trust Assets other than the SUBI Assets will not be available to make payments on the Certificates or to cover expenses of the Titling Trust allocable to the SUBI Assets.

ALLOCATION OF TITLING TRUST LIABILITIES

    Pursuant to the Titling Trust Agreement, the various liabilities of the Titling Trust will be allocated to and charged against (i) to the extent incurred specifically with respect thereto, the SUBI Assets, the Titling Trust Assets allocated to Other SUBIs ("Other SUBI Assets") or Titling Trust Assets not allocated to the SUBI or any Other SUBI (the "UTI Assets"), respectively, or
(ii) pro rata among the Titling Trust Assets if incurred with respect to the Titling Trust Assets generally. The Titling Trustee and the beneficiaries of the Titling Trust and their assignees and pledgees will be bound by the foregoing allocation. Thus, any liability to third parties arising from or in respect of a Contract or Leased Vehicle will be borne by the Trust as a holder of interests in the SUBI. If any such liability arises from or in respect of a contract or leased vehicle that is an Other SUBI Asset or a UTI Asset, the SUBI Assets will not be subject to such liability unless such Other SUBI Assets or UTI Assets are insufficient to pay the liability. However, to the extent that there are no other assets from which to satisfy such liability, and such liability is owed to entities other than the Titling Trustee or other beneficiaries of the Titling Trust, the SUBI Assets may be used to satisfy such liabilities. Under such circumstances, investors in the Class A Certificates could incur a loss on their investment.

THIRD-PARTY LIENS ON SUBI ASSETS

    Because the Trustee will not own directly the SUBI Assets, and since its interest therein generally will be an indirect beneficial ownership interest, perfected liens of third-party creditors of the Titling Trust in one or more SUBI Assets will take priority over the interest of the Trustee therein. With respect to claims relating to the SUBI Assets, this result is no different than would be the case if a claim were made against the Trust and the Trust directly owned the SUBI Assets. However, because the Titling Trust also will hold Other SUBI Assets and UTI Assets, and third-party creditors of the Titling Trust may not be bound in all cases by the allocation of liabilities described above, a general creditor of the Titling Trust may obtain a lien on one or more SUBI Assets. Such liens could include tax liens arising against the Transferor or the Trust, liens arising under various federal and state criminal statutes, judgment liens arising from successful claims under federal and state consumer protection laws and Lemon Laws with respect to leases and leased vehicles that are Titling Trust Assets and judgment liens arising from successful claims against the Titling Trust arising from the operation of such leased vehicles. Various liens could be imposed upon all or part of the SUBI Assets that, by operation of law, would take priority over the Trustee's interest therein. SEE "Risk Factors--Risks Associated with Consumer Protection Laws", "--Risks Associated with ERISA Liabilities" and "--Risks Associated with Vicarious Tort Liability with Respect to Leased Vehicles" and "Certain Legal Aspects of the Contracts and the Leased Vehicles--Back-up Security Interests".

    The Titling Trust Agreement provides that, to the extent that such a third-party claim is satisfied out of one or more SUBI Assets rather than Other SUBI Assets or UTI Assets, as the case may be, the Titling Trustee will reallocate the remaining Titling Trust Assets (i.e., the Other SUBI Assets and the UTI Assets) so that each portfolio will bear the expense of the claim as nearly as possible as if the claim had been allocated as provided in the Titling Trust Agreement. However, if a third party claim exceeds the value of the portfolio or portfolios of Titling Trust Assets to which it should be allocated, and as a result the damages and expenses with respect to such claim are borne by the SUBI Assets, investors in the Class A Certificates could incur a loss on their investment. SEE "Additional Document Provisions--The Titling Trust Agreement--The SUBI, the Other SUBIs and the UTI".

    TMCC may pledge the UTI as security for obligations to third-party lenders, and may create and sell or pledge Other SUBIs in connection with other financings. Each holder or pledgee of the UTI or any Other SUBI will be required expressly to disclaim any interest in the SUBI Assets, and to fully subordinate any claims to the SUBI Assets in the event that this disclaimer is not given effect. Although no assurance can be given, in the unlikely event of a bankruptcy of TMCC, the Transferor believes that the SUBI Assets would not be treated as part of TMCC's bankruptcy estate and that, even if they were so treated, the subordination by holders and pledgees of the UTI and Other SUBIs should be enforceable. In addition, a pledge of the UTI will not impair the Titling Trustee's ability to reallocate leases and leased vehicles out of the UTI Assets as Subsequent Contracts and Subsequent Leased Vehicles during the Revolving Period.

BACK-UP SECURITY INTEREST IN CERTAIN SUBI ASSETS

    The transfer of the SUBI Certificate by the Transferor to the Trust is intended to constitute a sale of the SUBI Certificate and of the beneficial interest in the SUBI Assets evidenced thereby, subject in each case to the rights of the Transferor as the holder of the Transferor Interest. Although unlikely, it is possible that a court could recharacterize (for accounting and general state law purposes) the transactions contemplated by the Titling Trust Agreement and SUBI Supplement as a financing secured by a pledge of the SUBI Certificate or the SUBI Assets rather than as a sale. In such an event, absent prior perfection of the Trustee's security interest in the SUBI Assets, the holder of a perfected lien in one or more SUBI Assets would have priority over the interest of the Trustee in such SUBI Assets.


    Certain actions have been taken to ensure that, if the transfer of the SUBI were to be so recharacterized as a transfer to secure a loan, the Trustee would be deemed to have a perfected security interest in the SUBI Certificate (and the SUBI evidenced thereby) and in the Contracts and the Contract Rights susceptible of perfection under the Uniform Commercial Code (the "UCC") as in effect in the Trust States. The "Contract Rights" are all rights relating to the Contracts and the proceeds thereof, including the documents evidencing such Contracts, Monthly Payments received or due on or after the related Cutoff Date, Security Deposits (to the extent applied to cover excess wear and tear charges or treated as Liquidation Proceeds as described herein and as provided for in the Contracts), Prepayments, Liquidation Proceeds and Net Insurance Proceeds (to the extent constituting proceeds of the related Contract rather than proceeds of the related Leased Vehicle) received on or after the related Cutoff Date. The SUBI Certificate will constitute an "instrument" under the UCC and, by virtue of its possession thereof, the Trustee will be deemed to have a perfected security interest therein (and the SUBI evidenced thereby). The Contracts will not be stamped to reflect the Trustee's indirect interest therein. On or prior to the Closing Date, however, "protective" UCC-1 financing statements will be filed in California, Illinois and Delaware with respect to the Contracts and the Contract Rights to reflect the perfection of any security interest that the Trustee would be deemed to have therein. However, no action will be taken to perfect the lien that the Trustee would be deemed to have in the Leased Vehicles in the event of such a recharacterization. Therefore, to the extent that a valid lien is imposed by a third party against a Leased Vehicle, the interest of the lienholder will be superior to the unperfected beneficial interest of the Trustee in such Leased Vehicle. The Servicing Agreement will require the Servicer to contest all such liens and cause the removal of any liens that may be imposed, but investors in the Class A Certificates could incur a loss on their investment if any such liens are imposed against the Leased Vehicles. SEE "Additional Document Provisions--The Servicing Agreement--Notification of Liens and Claims".


    Additionally, any perfected security interest of the Trustee in all or part of the property of the Trust could be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the Transferor prior to any perfection of the transfer of the assets transferred by the Transferor to the Trust pursuant to the Agreement. SEE "Risk Factors--Risks Associated with Possible Future Insolvency of TMCC; Substantive Consolidation with TMCC".

INSOLVENCY RELATED MATTERS

    Although no assurance can be given, the Transferor believes that in the unlikely event of a bankruptcy of TMCC the SUBI Assets would not be treated as part of TMCC's bankruptcy estate and that, even if they were so treated, the subordination by holders and pledgees of the UTI and Other SUBIs should be enforceable. In addition, the Transferor has taken steps in structuring the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by TMCC under any Insolvency Laws will result in consolidation of the assets and liabilities of the Transferor, the Titling Trust or the Trust with those of TMCC. If, however, (i) a court concluded that the assets and liabilities of the Transferor, the Titling Trust or the Trust should be consolidated with those of TMCC in the event of the application of applicable Insolvency Laws to TMCC, (ii) a filing were made under any Insolvency Law by or against the Transferor, the Titling Trust or the Trust or (iii) an attempt were made to litigate any of the foregoing issues, delays in payments on the Certificates and possible reductions in the amount of such payments could occur.

                          CERTAIN LEGAL ASPECTS OF THE
                       CONTRACTS AND THE LEASED VEHICLES

    Although all Contracts have been or will be originated in the Trust States, in some instances the related lessees may live in other states at the time of origination or may move to another state after the time of origination. Consequently, the related Leased Vehicles may be operated and registered in states other than Trust States and the related certificates of title may be recorded in such other states. The following discussion of certain legal aspects of the Contracts and Leased Vehicles does not purport to address the laws of every state in which a Leased Vehicle may be operated or registered or in which title may be recorded.

BACK-UP SECURITY INTERESTS

    The Contracts are "chattel paper" as defined in the UCC. Pursuant to the California UCC, a non-possessory security interest in or transfer of chattel paper in favor of the Titling Trust and the Transferor may be perfected by filing a UCC-1 financing statement with the appropriate state authorities in the jurisdiction in which the principal place of business of the transferor is located (i.e. the California Secretary of State). On or prior to the Closing Date, "protective" UCC-1 financing statements will be filed in California, Delaware and Illinois to effect this perfection. If the Certificates were to be recharacterized as loans secured by the SUBI Assets, the Trustee will be deemed to have a perfected security interest in certain SUBI Assets, including the Contracts. The Trustee's security interest in that circumstance could be subordinate to the interest of certain other parties, if any, who take possession of the Contracts before the filing described above has been completed. Specifically, the Trustee's security interest in a Contract could be subordinate to the rights of a purchaser of such Contract who takes possession thereof without knowledge or actual notice of the Trustee's security interest. The Contracts will not be stamped to reflect the foregoing back-up security arrangements. Any perfected security interest of the Trustee in the Contracts will be unaffected by any change of location of any lessee, since, under the UCC, this back-up security interest will be perfected by the filing of a UCC-1 financing statement in the jurisdiction in which the chief executive office of the "debtor" (in this case, the Titling Trust) is located, not the location of any lessee.

    Various liens could be imposed upon all or part of the SUBI Assets (including the Leased Vehicles) that, by operation of law, would take priority over the Trustee's interest therein. Such liens could include tax liens arising against the Transferor or the Trust, mechanic's, repairmen's, garagemen's and motor vehicle accident liens and certain liens for personal property taxes, in each case arising with respect to a particular Leased Vehicle, and liens arising under various state and federal criminal statutes. Additionally, any perfected security interest of the Trustee in all or part of the property of the Trust could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the Transferor prior to any perfection of the transfer of the assets transferred by the Transferor to the Trust pursuant to the Agreement.

VICARIOUS TORT LIABILITY

    Although the Titling Trust will own the Leased Vehicles, they will be operated by the lessees and their respective invitees. State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership. To the extent that applicable State law permits such an action, the Titling Trust and the Titling Trust Assets may be subject to liability to such an injured party.

    For example, in California, where a majority of the Initial Contracts were originated, under Section 17150 of the California Vehicle Code, the owner of a motor vehicle subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the vehicle by any person using the vehicle with the owner's permission. The owner's liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident and for property damage is limited to $5,000 per accident. However, recourse for any judgment arising out of the operation of the vehicle must first be had against the operator's property if the operator is within the jurisdiction of the court.

    The laws of most states, including the Trust States, either do not permit such suits, or limit the lessor's liability to the amount of any liability insurance that the lessee was required under applicable law to maintain (or in the case of Florida, the lessor was permitted to maintain), but failed to maintain. Notwithstanding the foregoing, in the event that vicarious liability is imposed on the Titling Trust as owner of a Leased Vehicle in a state that does not so limit liability, and the coverage provided by the Contingent and Excess Liability Insurance Policies is insufficient to cover such loss, including in certain circumstances with respect to a leased vehicle that is an Other SUBI Asset or a UTI Asset, investors in the Class A Certificates could incur a loss on their investments.

    The Titling Trust's insurance coverage is substantial. However, in the event that all applicable insurance coverage were exhausted and damages were assessed against the Titling Trust, claims could be imposed against the Titling Trust Assets, including the Leased Vehicles. Such claims would not take priority over any SUBI Assets to the extent that the Trustee has a prior perfected security interest therein (such as would be the case, in certain limited circumstances, with respect to the Contracts). If any such claims were imposed against the Titling Trust Assets and the Trustee did not have a prior perfected security interest, investors in the Class A Certificates could incur a loss on their investment. SEE "Certain Legal Aspects of the Titling Trust--Structural Considerations--Back-up Security Interest in Certain SUBI Assets".

REPOSSESSION OF LEASED VEHICLES

    In the event that a default by a lessee has not been cured within a certain period of time after notice, the Servicer will ordinarily retake possession of the related leased vehicle. Some jurisdictions require that the lessee be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right to cure may be exercised on a limited number of occasions in any one-year period. In these jurisdictions, if the lessee objects or raises a defense to repossession, an order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. Other jurisdictions (including each of the Trust States) permit repossession without notice, but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action is required. If a breach of the peace cannot be avoided, the lessor typically must seek a writ of possession or replevin in a state court action or pursue other judicial action to repossess such leased vehicle.

    After the Servicer has repossessed a Leased Vehicle, it may provide the lessee with a period of time within which to cure the default under the related Contract. If by the end of such period the default has not been cured, the Servicer will attempt to sell the Leased Vehicle. The Net Repossessed Vehicle Proceeds therefrom may be less than the remaining amounts due under the Contract at the time of default by the lessee.

DEFICIENCY JUDGMENTS

    The proceeds of sale of a leased vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the related lease contract. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale of a leased vehicle do not cover the full amounts due under the related lease contract, a deficiency judgment can be sought in those states (including each of the Trust States) that do not prohibit directly or limit such judgments. However, in some states (including California), a lessee may be allowed an offsetting recovery for any amount not recovered at resale because the terms of the resale were not commercially reasonable. In any event, a deficiency judgment would be a personal judgment against the lessee for the shortfall, and a defaulting lessee might have little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Because it is a personal judgment against an obligor who may have few if any assets remaining after the repossession, even if a deficiency judgment is obtained, it may be settled at a significant discount or it may prove impossible to collect all or any portion thereof.

CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws impose requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, issued by the Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a vehicle is leased, including, among other things, all amounts due at the time of origination of the lease, a description of the lessee's liability at the end of the lease term, the amount of any periodic payments, the circumstances under which the lessee may terminate the lease prior to the end of the lease term and (beginning in October 1997) the capitalized cost of the vehicle and a warning regarding possible charges for early termination. Each of the Trust States has adopted Article 2A of the uniform commercial code which provides protection to lessees through certain implied warranties and the right to cancel a lease contract relating to defective goods. In addition, California and Florida have enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased. The various federal and state consumer protection laws would apply to the Titling Trust as a "co-lessor" of the Contracts and may also apply to the Trust as holder of a beneficial interest in the Contracts. The failure to comply with such consumer protection laws may give rise to liabilities on the part of the Servicer, the Titling Trust and the Titling Trustee, including liabilities for statutory damages and attorneys' fees. In addition, claims by the Servicer, the Titling Trust and the Titling Trustee may be subject to set-off as a result of such noncompliance.

    Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

    In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

    Many states, including each of the Trust States, have adopted laws (each, a "Lemon Law") providing redress to consumers who purchase or lease a vehicle that remains out of conformance with its manufacturer's warranty after a specified number of attempts to correct a problem or after a specific time period. Should any Leased Vehicle become subject to a Lemon Law, a lessee could compel the Titling Trust to terminate the related Contract and refund all or a portion of payments that previously have been paid. Although the Titling Trust may be able to assert a claim against the manufacturer of any such defective Leased Vehicle, there can be no assurance any such claim would be successful. To the extent a lessee is able to compel the Titling Trust to terminate the related Contract, such Contract will be deemed to be a Liquidated Contract and amounts received thereafter on such Contract will be deemed to be Liquidation Proceeds. As noted below, TMCC will represent and warrant to the Trustee as of the Cutoff Date and as of each Transfer Date that none of the Initial Leased Vehicles or the related Subsequent Leased Vehicles, as the case may be, is out of compliance with any law, including any Lemon Law. Nevertheless, there can be no assurance that one or more Leased Vehicles will not become subject to return (and the related Contract terminated) in the future under a Lemon Law.

    Representations and warranties will be made in the Titling Trust Agreement that each Contract complies with all requirements of law in all material respects. If any such representation and warranty proves to be incorrect with respect to any Contract, has certain material adverse effects, and is not timely cured, TMCC will be required under the Servicing Agreement to deposit an amount equal to the Reallocation Payment (together with, in certain circumstances during the Amortization Period, an amount equal to the Reallocation Deposit Amount) in respect of such Contract into the SUBI Collection Account unless the breach is cured. SEE "Additional Document Provisions--The Titling Trust Agreement--The SUBI, the Other SUBIs and the UTI" and "The Contracts--Representations, Warranties and Covenants".

OTHER LIMITATIONS

    In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable Insolvency Laws, may interfere with or affect the ability of a lessor to enforce its rights under an automobile or light duty truck lease contract. For example, if a lessee commences bankruptcy proceedings, the lessor's receipt of rental payments due under the lease contract is likely to be delayed. In addition, a lessee who commences bankruptcy proceedings might be able to assign the lease contract to another party even though the lease prohibits assignment.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

    Set forth below is a discussion representing the opinion of Andrews & Kurth L.L.P., special federal income tax counsel to the Transferor, as to material federal income tax consequences to holders of the Class A Certificates who are original owners and who hold the Class A Certificates as capital assets under the Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not purport to be complete or to deal with all aspects of federal income taxation or any aspects of state or local taxation that may be relevant to Class A Certificateholders or Certificate Owners in light of their particular circumstances, nor to certain types of Class A Certificateholders or Certificate Owners subject to special treatment under the federal income tax laws (for example, banks and life insurance companies). This discussion is based upon present provisions of the Code, the regulations promulgated thereunder and judicial and ruling authorities, all of which are subject to change, which change may be retroactive. The parties do not intend to seek a ruling from the Internal Revenue Service ("IRS") on any of the issues discussed below. Moreover, there can be no assurance that if such a ruling were sought, the IRS would rule favorably. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their respective tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. Prospective investors should consult their own tax advisors with regard to the federal income tax consequences of the purchase, ownership or disposition of the Class A Certificates, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction.

CHARACTERIZATION OF THE CLASS A CERTIFICATES AS INDEBTEDNESS


    The Transferor and the Trustee (by entering into the Agreement) and each Certificateholder, and each Certificate Owner (by acquiring a beneficial interest in a Class A Certificate) will agree to and will express their intent that the Class A Certificates be treated as indebtedness, secured by the assets of the Trust, for all federal, state and local income and franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Transferor will treat the transfer of the SUBI to the Trust, for financial accounting purposes, as a sale of an ownership interest in the Titling Trust Assets and not as the issuance of a debt obligation.


    In general, the characterization of a transaction for federal income tax purposes is based upon economic substance, and the substance of the transaction in which the Class A Certificates are issued is consistent with the treatment of the Class A Certificates as debt for federal income tax purposes. Although there are certain judicial precedents holding that under appropriate circumstances a taxpayer should be required to treat a transaction in accordance with the form chosen by the taxpayer regardless of the transaction's substance, the operative provisions of the transaction and the Agreement will not be inconsistent with treating the Class A Certificates as debt and, accordingly, these authorities should not be applied to require sale characterization for federal income tax purposes. The determination of whether the economic substance of a property transfer is a sale or a loan secured by the transferred property depends upon numerous factors designed to determine whether the Transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. The primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon its analysis of such factors, Andrews & Kurth L.L.P. is of the opinion that, for federal income tax purposes, the characterization of the Class A Certificates should be governed by the substance of the transaction and accordingly, (i) the Trust will not be treated as an association or a publicly traded partnership taxable as a corporation and (ii) the Class A Certificates will properly be characterized as indebtedness that is secured by the assets of the Trust.

TAXATION OF INTEREST AND DISCOUNT INCOME

    Assuming that the Certificate Owners are owners of debt obligations for federal income tax purposes, interest generally will be taxable as ordinary income for federal income tax purposes when received by the Certificate Owners utilizing the cash method of accounting and when accrued by Certificate Owners utilizing the accrual method of accounting. Interest received on the Class A Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

    ORIGINAL ISSUE DISCOUNT. Under regulations issued with respect to the original issue discount ("OID") provisions of the Code, the Class A Certificates will be deemed to have been issued with OID in an amount equal to the excess of the "stated redemption price at maturity" of the Class A Certificates (generally equal to their Initial Class Certificate Balances plus all interest other than "qualified stated interest" payable prior to or at maturity), over their original issue price (in this case, the initial offering price at which a substantial amount of the related Class of Class A Certificates is sold to the public). Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the relevant Class A Certificates. Under the OID provisions of the Code, interest will only be treated as qualified stated interest if it is "unconditionally payable". Interest will be treated as "unconditionally payable" only if Certificateholders have reasonable remedies to compel payment of interest deficiencies (E.G., default and acceleration rights). Because Class A Certificateholders will not be entitled to penalty payments of interest on interest deficiencies, and Class A Certificateholders will have no default and acceleration rights in the event of interest shortfalls, interest paid on the Class A Certificates may not be treated by the IRS as qualified stated interest, and, in such event, would be treated as OID. A Class A Certificateholder must include OID income over the term of the related Class A Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income, regardless of the Certificateholder's method of accounting.

    The issue price of a Class A Certificate is the first price at which a substantial amount of Class A Certificates are sold to the public (excluding brokers, underwriters or wholesalers). If less than a substantial amount of a particular Class of Class A Certificates is sold for cash on or prior to the Closing Date, the issue price of such Class will be treated as the fair market value of such Class on the Closing Date. The issue price of a Class A Certificate also includes the amount paid by a Class A Certificateholder for accrued interest that relates to a period prior to the issue date of the Class A Certificate. The stated redemption price at maturity of a Class A Certificate includes the initial Certificate Balance of the Class A Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

    Under the de minimis rule, OID on a Class A Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Class A Certificate multiplied by the weighted average maturity of the Class A Certificate. Certificateholders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Class A Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

    The holder of a Class A Certificate issued with OID must include in gross income, for all days during its taxable year on which it holds such Class A Certificate, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a Certificateholder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. If a Certificateholder purchases a Class A Certificate issued with OID at an "acquisition premium" (i.e., at a price in excess of the adjusted issue price of the Class A Certificate, but less than or equal to the "stated redemption price at maturity"), the amount includible by such Certificateholder in income in each taxable year as OID will be reduced by that portion of the premium properly allocable to such year.

    Although the matter is not entirely clear, the Transferor currently intends to report all stated interest on the Class A Certificates as qualified stated interest and not as OID.

    MARKET DISCOUNT.

    Certificate Owners should be aware that the resale of a Class A Certificate may be affected by the market discount rules of the Code. These rules generally provide that, subject to a de minimis exception, if a holder acquires a Class A Certificate at a market discount (i.e., at a price below its "adjusted issue price") and thereafter recognizes gain upon a disposition of the Class A Certificate, the lesser of such gain or the portion of the market discount that accrued while the Class A Certificate was held by such holder will be treated as ordinary interest income realized at the time of the disposition. A taxpayer may elect to include market discount currently in gross income in taxable years to which it is attributable, computed using either a ratable accrual or a yield to maturity method.

    PREMIUM.

    A Certificate Owner who purchases a Class A Certificate for more than its stated redemption price at maturity will be subject to the premium amortization rules of the Code. Under those rules, the Certificate Owner may elect to amortize such premium on a constant yield method. Amortizable premium reduces interest income on the related Class A Certificate. If the Certificate Owner does not make such an election, the premium paid for the Class A Certificate generally will be included in the tax basis of the Class A Certificate in determining the gain or loss on its disposition.

    Each Certificate Owner should consult his own tax advisor regarding the impact of the original issue discount, market discount, and premium amortization rules.

SALES OF CLASS A CERTIFICATES

    In general, a Certificate Owner will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a Class A Certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued stated interest) and (ii) the Certificate Owner's tax basis in the Class A Certificate (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments, other than qualified stated interest payments, received with respect to such Class A Certificate). Subject to the market discount rules discussed above and to the applicable holding period requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain or loss, provided that the Class A Certificate was held as a capital asset. Moreover, capital losses generally may be used only to offset capital gains. The recently enacted Tax Relief Act of 1997 reduces the maximum rate of tax on net capital gains for individuals on sales of certain assets (including stocks and securities) and increases the time period for which an asset must be held for the gain from its sale to be eligible for the lowest rate. Generally, the holding period is increased from 12 to 18 months for the lowest rate, with a further rate reduction scheduled to take effect after the year 2000 for the sale of certain assets that have been held at least five years.

FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS

    The following information describes the United States federal income tax treatment of investors that are not United States persons ("Foreign Investors") if the Class A Certificates are treated as debt. The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any state or political subdivision thereof, or (iii) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source or (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States fiduciaries who have authority to control all substantial decisions of the trust.

    The Code and Treasury regulations generally subject interest paid to a Foreign Investor to a withholding tax at a rate of 30% (unless such rate were changed by an applicable treaty). The withholding tax, however, is eliminated with respect to certain "portfolio debt investments" issued to Foreign Investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The Class A Certificates will be issued in registered form; therefore, if the information required by the Code is furnished (as described below) and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the Class A Certificates.

    For the Class A Certificates to constitute portfolio debt investments exempt from United States withholding tax, the withholding agent must receive from the Certificate Owner an executed IRS Form W-8 signed under penalty of perjury by the Certificate Owner stating that the Certificate Owner is a Foreign Investor and providing such Certificate Owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

    A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Class A Certificate, provided that (i) such gain is not effectively connected with a trade or business carried on by the Certificate Owner in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

BACKUP WITHHOLDING

    A Certificate Owner may be subject to a backup withholding at the rate of 31% with respect to interest paid on the Class A Certificates if the Certificate Owner, upon issuance, fails to supply the Trustee or his broker with such Certificate Owner's taxpayer identification number, fails to report interest, dividends or other "reportable payments" (as defined in the Code) properly, or under certain circumstances, fails to provide the Trustee or his broker with a certified statement, under penalty of perjury, that such Certificate Owner is not subject to backup withholding. Information returns will be sent annually to the IRS and to each Certificate Owner setting forth the amount of interest paid on the Class A Certificates and the amount of tax withheld thereon.

POSSIBLE ALTERNATIVE TREATMENT OF THE CLASS A CERTIFICATES

    Although, as described above, it is the opinion of Andrews & Kurth L.L.P. that the Class A Certificates will properly be characterized as debt for federal income tax purposes, such opinion will not be binding on the IRS and thus no assurance can be given that such a characterization shall prevail. If the IRS were to contend successfully that the Class A Certificates did not represent debt for federal income tax purposes, certain adverse tax consequences to the Class A Certificateholders could result. For example, the Trust generally should be required to pay corporate income tax on its taxable income (thus reducing the cash available to make payments on the Class A Certificates). In addition, income to certain tax-exempt entities (including pension funds) generally should be "unrelated business taxable income", and income to foreign holders generally should be subject to U.S. withholding tax and reporting requirements. Prospective investors are advised to consult with their own tax advisors regarding the federal income tax consequences of the purchase, ownership and disposition of the Class A Certificates.

                              ERISA CONSIDERATIONS

    Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit pension, profit sharing or other employee benefit plans ("Benefit Plans") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plans. ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such Benefit Plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may result in liability under ERISA and the Code for such persons.

    Neither ERISA nor the Code defines the terms "plan assets". Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. The Transferor believes that the Certificates will give Certificateholders an equity interest in the Trust for purposes of the Regulation. Under the Regulation, when a Plan acquires an equity interest that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity will be considered "plan assets" unless the entity is an "operating company" or equity participation in the entity by benefit plan investors is not "significant".

    A "publicly-offered security" is a security that is (a) freely transferable,
(b) part of a class of securities that is owned, immediately subsequent to the initial offering, by 100 or more investors who were independent of the issuer and of one another ("Independent Investors") and (c) either is (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. For purposes of the 100 Independent Investor criterion, each Class of Certificates should be deemed to be a "class" of securities that would be tested separately from any other securities that may be issued by the Trust.


    Except to the extent otherwise disclosed herein, it is anticipated that each Class of Class A Certificates will meet the foregoing criteria for treatment as "publicly-offered securities." No restrictions will be imposed on the transfer of the Class A-1, Class A-2 or Class A-3 Certificates. Although no assurances can be given, and no monitoring or other measures will be taken to ensure, that such condition will be met, the Underwriters expect that the Class A-1, Class A-2 and Class A-3 Certificates will be held by at least 100 independent investors at the conclusion of the initial public offering. The Class A Certificates will be sold as part of an offering pursuant to an effective registration statement under the Act and then will be timely registered under the Exchange Act except as described below.



    The Transferor has applied to the DOL for the Requested Exemption described herein pursuant to which the Class A-1, Class A-2 and Class A-3 Certificates would be eligible to be held by employee benefit plan investors meeting the conditions specified therein as of the effective date of the Requested Exemption. In the event the Requested Exemption is granted substantially in the form for which such application was made, the Transferor intends to deregister the Class A Certificates under the Exchange Act as soon as permitted by law or not to register such Classes if the Requested Exemption is granted prior to the date such registration is required. As a result, the Class A-1, Class A-2 or Class A-3 Certificates may no longer be eligible to be held by Benefit Plans that did not meet the eligibility criteria for the Requested Exemption, even if more than 100 other qualified investors continued to hold securities of each such Class. Accordingly, Benefit Plans intending to purchase any Class A Certificates should confirm that they meet the conditions specified in the Requested Exemption. The Transferor anticipates that all of the conditions of the Exemption that are within its control will be satisfied if and when the Exemption is granted. There can be no assurance that the Exemption will be granted, or the date on which the Exemption might be granted.


    Equity participation in an entity by "benefit plan investors" (i.e., Plans and other employee benefit plans not subject to ERISA, such as governmental or foreign plans, as well as entities holding assets deemed to be "plan assets") is not "significant" on any date on which any series of certificates is issued and outstanding if, immediately after the most recent acquisition of any equity interest therein, less than 25% of the value of each class of equity interests therein (excluding interests held by the related transferor, the trustee or their affiliates in the case of a trust) is held by benefit plan investors. No assurance can be given by the Transferor as to whether the value of each Class of Certificates that might be deemed to be equity interests in the Trust held by benefit plan investors will be "significant" upon completion of the offering of any Certificates or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception.

    TMCC, on behalf of itself and certain of its affiliates (including the Transferor), has applied to the DOL for an administrative exemption (the "Requested Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates similar to the Class A Certificates. There can be no assurance that the Requested Exemption will be granted or that, if granted, it will be made retroactive through the date of the issuance of the Class A Certificates. Should the Requested Exemption be granted, it would apply to the acquisition, holding and resale by Benefit Plans of the Class A Certificates provided that specified conditions (including those described below) are met. The Transferor believes that all conditions of the Requested Exemption other than those within the control of the investors have or will be met.

    For the Requested Exemption to apply to the acquisition by a Benefit Plan of Class A Certificates, the Class A Certificates would be required to be offered and sold initially to the public (including Benefit Plans) pursuant to an underwriting arrangement with one or more underwriters which have received one of a group of administrative exemptions from certain of the prohibited transaction rules of ERISA. Such exemptions apply with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of such exemption. The DOL has granted such an administrative exemption to one of the underwriters (Prohibited Transaction Exemption 90-25; Exemption Application No. D-8102, 55 Fed. Reg. 42597 (1990), as amended).


    Among the other conditions that are required to be satisfied for the Requested Exemption to apply to the acquisition by a Benefit Plan of the Class A Certificates are the following (each of which the Transferor believes has been or will be met in connection with the Class A Certificates):


        (i) The acquisition of the Class A Certificates by a Benefit Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party.


        (ii) The rights and interests evidenced by the Class A Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by any other Class of Certificates, and the rights and interests evidenced by the SUBI are not subordinated to the rights and interests evidenced by Other SUBI Certificates or UTI Certificates.


       (iii) The Class A Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from Standard & Poor's,

    Moody's, Duff & Phelps Credit Rating Co. ("Duff & Phelps") or Fitch Investors Service, Inc. ("Fitch").


        (iv) The sum of all payments made to the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates. The sum of all payments made to and retained by the Transferor pursuant to the sale of the SUBI to the Trust represents not more than the fair market value of the interest in the Contracts and Leased Vehicles represented thereby. The sum of all payments made to and retained by the Servicer with regard to the SUBI Assets represents not more than reasonable compensation for the Servicer's services under the Servicing Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith.


        (v) The Revolving Period ends no more than 15 consecutive months from the Closing Date and (A) all Subsequent Contracts meet the terms and conditions for eligibility described in this Prospectus, and (B) the addition of Subsequent Contracts does not result in the reduction of the ratings on the Class A Certificates received from any of Moody's, Standard & Poor's, Duff & Phelps or Fitch.

        (vi) After the Revolving Period ends, the average Lease Rate for the Contracts included in the SUBI Assets shall not be more than 200 basis points greater than the average Lease Rate for the Initial Contracts.

       (vii) Principal Collections that are reinvested in Subsequent Contracts during the Revolving Period are first invested in an eligible lease contract with the earliest origination date, then in an eligible lease contract with the next earliest origination date and so forth, beginning with the lease contracts that have been reserved specifically for such purpose at the time of the initial allocation of lease contracts to the SUBI, but excluding those specific lease contracts reserved for allocation to or allocated to Other SUBIs.

    In addition, it is a condition that the Benefit Plan investing in the Class A Certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

    The Requested Exemption would not apply to Benefit Plans sponsored by the Transferor, the Underwriters, the Trustee, the Servicer, any lessee with respect to Contracts allocated to the SUBI Assets constituting more than 5% of the aggregate unamortized principal balance of the SUBI Assets, or any affiliate of such parties (the "Restricted Group"). As of the date hereof, no lessee with respect to the Contracts allocated to the SUBI Assets constitutes more than 5% of the aggregate unamortized principal balance of the Trust (i.e., more than 5% of the Aggregate Net Investment Value as of the Cutoff Date). Moreover, the Requested Exemption would provide relief for sales, exchanges or transfers between a Benefit Plan and the underwriter or sponsor with discretionary investment authority over such Benefit Plan's assets, from certain self-dealing/conflict of interest prohibited transactions, only if, among other requirements, (i) a Benefit Plan's investment in the Class A Certificates does not exceed 25% of all of the Class A Certificates outstanding at the time of the acquisition, and (ii) immediately after the acquisition, no more than 25% of the assets of a Benefit Plan with respect to which the person who has discretionary authority or renders investment advice are invested in Class A Certificates representing an interest in a trust containing assets sold or serviced by the same entity.

    Due to the complexities of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of a Benefit Plan considering the purchase of Class A Certificates consult with its counsel regarding the grant and applicability of the Requested Exemption and the prohibited transaction provisions of ERISA and the Code to such investment. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                  UNDERWRITING

    Under the terms and subject to the conditions contained in an Underwriting
Agreement dated September   , 1997 (the "Underwriting Agreement"), among the
Transferor, TMCC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated (the "Underwriters"), the Transferor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Transferor, severally but not jointly, the following respective amounts of Class A Certificates:

                                                           CLASS A-1    CLASS A-2    CLASS A-3
                      UNDERWRITER                         CERTIFICATES CERTIFICATES CERTIFICATES
--------------------------------------------------------  -----------  -----------  -----------
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated..................................   $            $            $
Lehman Brothers Inc.....................................   $            $            $
Morgan Stanley & Co. Incorporated.......................   $            $            $
                                                          -----------  -----------  -----------
          Total.........................................   $            $            $
                                                          -----------  -----------  -----------
                                                          -----------  -----------  -----------

    In the Underwriting Agreement the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Class A Certificates if any are purchased. The Underwriting Agreement provides that, in the event of a default by an Underwriter, in certain circumstances the purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting Agreement may be terminated.

    The Transferor has been advised by the Underwriters that they propose to offer the Class A Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus and to certain dealers at
such prices less a concession of    %,    % and    % of the principal amount per
Class A-1, Class A-2 and Class A-3 Certificate, respectively, and that the
Underwriters and such dealers may allow a discount of    %,    % and    % of
such principal amount per Class A-1, Class A-2 and Class A-3 Certificate, respectively, on sales to certain other dealers. After the initial public offering, the public offering price and concessions and discounts to dealers may be changed by the Underwriters.

    The Transferor and TMCC have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

    The Class A Certificates are a new issue of securities with no established trading markets. The Transferor has been advised by the Underwriters that the Underwriters intend to make a market in each Class of Class A Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in any Class of Class A Certificates and any such market-making may be discontinued at any time at the sole discretion of the Underwriters without notice. Accordingly, no assurance can be given as to the liquidity of or trading markets for any Class of Class A Certificates.

    The Underwriters have advised the Transferor that, pursuant to Regulation M under the Securities Act, certain persons participating in this offering may engage in transactions, including stabilizing bids and syndicate covering transactions, which may have the effect of stabilizing or maintaining the market price of any Class of Class A Certificates at levels above those that might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of any Class A Certificates on behalf of the Underwriters for the purpose of fixing or maintaining the price of such Certificates. A "syndicate covering transaction" is the bid for or the purchase of Class A Certificates on behalf of the Underwriters to reduce a short position incurred by the Underwriters in connection with this offering.

    Stabilizing bids and syndicate covering transactions may have the effect of causing the price of the Class A Certificates of any Class to be higher than it might be in the absence thereof. Neither the Transferor nor the Underwriters makes any representation or prediction as to the direction or magnitude of any such effect on the prices for the Certificates. Neither the Transferor nor the Underwriters makes any representation that the Underwriters will engage in any such transactions or that, once commenced, any such transactions will not be discontinued without notice.

    The Trust may, from time to time, invest the funds in the Accounts in Permitted Investments acquired from one or more of the Underwriters or the Servicer.

    It is expected that delivery of the Class A Certificates will be made against payment therefor on or about the date specified in the last paragraph of
the cover page of this Prospectus, which is the       business day following the
date hereof. Under Rule 15c6-1 of the Commission under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Class A Certificates on the date hereof will be required, by virtue of the fact that the Class A Certificates initially will
settle       business days after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

    TMCC has agreed to pay the Underwriters a fee for certain advisory, analytical and structuring services relating to the Titling Trust.

    Upon receipt of a request by an investor who has received an electronic Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, the Transferor or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus.


             LISTING AND GENERAL INFORMATION FOR NON-U.S. INVESTORS



REPRESENTATIONS OF TRANSFEROR AND UNDERWRITERS



    The Transferor, having made all reasonable inquiries, confirms that this Prospectus contains all information with regard to the Trust and the Class A Certificates offered hereby that is material in the context of the issuance of the Class A Certificates, that such information is true and accurate in all material respects and is not misleading, that the opinions and intentions expressed herein are honestly held and that there are no other facts the omission of which makes this Prospectus, including any information incorporated by reference herein, as a whole, or any of such information or the expression of any such opinions or intentions misleading. The Transferor accepts responsibility accordingly.



    The Stock Exchange of Hong Kong Limited and the Luxembourg Stock Exchange take no responsibility for the contents of this Prospectus, make no representation as to their accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of its contents.



    In connection with the listing of the Class A Certificates on The Stock Exchange of Hong Kong Limited, the Underwriters have each represented and agreed that they have not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell in Hong Kong, by means of any document, the Class A Certificates other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Underwriters have further represented and agreed that, unless they are persons who are permitted to do so under the securities laws of Hong Kong, they have not issued, or had in their possession for the purposes of issuing, and they will not issue, or have in their possession for the purposes of issuing, any advertisement, invitation or document relating to the Class A Certificates other than with respect to Class A Certificates intended to be disposed of to persons outside Hong Kong or to persons whose business involves the acquisition, or disposal or holding of securities, whether as principal or agent.



    This Prospectus includes particulars given in compliance with the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited for the purpose of giving information with regard to the Class A Certificates. For the purposes of such Rules, the Class A Certificates are treated as "selectively marketed debt securities".



    Bankers Trust Company Luxembourg S.A., 14 Boulevard F.D. Roosevelt, L-2450, Luxembourg, has been appointed as paying agent in Luxembourg in relation to the Class A Certificates. The Transferor will maintain a paying agent in relation to the Class A Certificates in Luxembourg for so long as any Class A Certificates are listed on the Luxembourg Stock Exchange.



    Each Underwriter will represent that: (i) it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any Class A Certificates to persons in the United Kingdom, except to persons whose activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Class A Certificates in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Class A Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom the document can otherwise lawfully be issued or passed on.



    No action has been taken or will be taken by the Transferor or the Underwriters that would permit a public offering of any Class A Certificates in any country or jurisdiction other than in the United States where action for that purpose is required. Accordingly, the Class A Certificates may not be offered or sold, directly or indirectly, and neither this Prospectus nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this Prospectus comes are required by the Transferor and the Underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver Class A Certificates or have in their possession or distribute this Prospectus, in all cases at their own expense.



    Each Underwriter will represent and agree that it will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers or sells Class A Certificates or possesses or distributes this Prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of Class A Certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and neither the Transferor nor TMCC shall have any responsibility therefor. Each Underwriter will also represent and agree that it will not offer, sell or deliver any of the Class A Certificates or distribute any such offering material in or from any jurisdiction except under circumstances which will result in compliance with applicable laws and regulations and which will not impose any obligation on the Transferor, TMCC or the Underwriters.



LISTING



    Application will be made for listing the Class A Certificates on the Luxembourg Stock Exchange and for listing and permission to deal in the Class A Certificates on The Stock Exchange of Hong Kong Limited. The Trust has requested that such permission become effective on September 23, 1997. In connection with the listing application made to the Luxembourg Stock Exchange, the Articles of Incorporation and Bylaws of the Transferor and the Agreement and a legal notice relating to the issuance of the Class A Certificates will be deposited prior to the listing with the Chief Registrar of the District Court of Luxembourg, where copies thereof may be obtained upon request.

TOYOTA LEASING, INC.



    The Transferor was incorporated in the State of California in April 1997 as a wholly owned, limited purpose subsidiary of TMCC. The principal executive offices of the Transferor are located at 19001 South Western Avenue, Torrance, California 90509 and its telephone number is (310) 618-4000.



DOCUMENTS AVAILABLE FOR COLLECTION AND INSPECTION



    Copies of the Articles of Incorporation and Bylaws of the Transferor, the Agreement, the Titling Trust Agreement, the SUBI Supplement, the Servicing Supplement and the Indenture will be available for inspection during the term of the Class A Certificates, and for so long as any Class A Certificates are listed on the Luxembourg Stock Exchange or The Stock Exchange of Hong Kong Limited, copies of the reports to Certificateholders to be delivered by the Trustee will be obtainable at the offices of Bankers Trust Company Luxembourg S.A., 14 Boulevard F.D. Roosevelt, L-2450, Luxembourg and at the offices of Merrill Lynch & Co. at Asia Pacific Financial, 3 Garden Road, Hong Kong.



AUTHORIZATION



    The execution and delivery of the Agreement, the Titling Trust Agreement, the SUBI Supplement, the Servicing Supplement and the Indenture and the sale of the Class A Certificates were authorized by the Boards of Directors of the Transferor and/or TMCC, as appropriate, on July 29, 1997 and August 15, 1997.



NO MATERIAL CHANGE



    There has been no material adverse change in the information provided in this Prospectus with respect to the SUBI, the Contracts, the Leased Vehicles or the Trust since August 1, 1997 except as otherwise disclosed herein.



LITIGATION



    Neither the Trust nor TMCC or any of its subsidiaries are involved in, nor are there any, legal or arbitration proceedings pending or threatened of which TMCC is aware, which may have or have had during the 12 months prior to the date hereof a material effect on the financial position of TMCC and its subsidiaries on a consolidated basis.



INDEPENDENT ACCOUNTANTS



    Price Waterhouse LLP of Los Angeles, California are independent public accountants of TMCC.



EUROCLEAR AND CEDEL



    The Class A Certificates have been accepted for clearance through the Cedel Bank and Euroclear systems. The Common Codes and ISIN numbers for the Class A Certificates are:



   CLASS         COMMON CODE         ISIN
-----------  -------------------  -----------
Class A-1
Class A-2
Class A-3



UNITED STATES LAW



    Andrews & Kurth L.L.P., a law firm licensed in the states of California, New York and Texas, and in the District of Columbia, in the United States, has given and has not withdrawn its consent to the inclusion in the Registration Statement and this Prospectus of the descriptions of its opinions regarding matters of

United States federal income taxation and other matters with respect to the Class A Certificates in the forms and contexts in which they are included, in each case effective as of the dates of such documents.



NOTICES



    For so long as any Class A Certificates are listed on the Luxembourg Stock Exchange, notices to Certificateholders will be given by publication in a leading daily newspaper of general circulation in Luxembourg or, if publication in Luxembourg is not practical, in Europe. Such publication is expected to be made in the Luxembourg Wort. For so long as the Class A Certificates are listed on The Stock Exchange of Hong Kong Limited, notices to Certificateholders will be given by publication in a leading daily newspaper of general circulation in the English language in Hong Kong. Such publication is expected to be made in the South China Morning Post. In addition, if Definitive Certificates are issued, such notices will be mailed to the addresses of holders thereof at the addresses therefor as they appear in the register maintained by the Trustee prior to such mailing. Such notices will be deemed to have been given on the date of such publication or mailing.


                          NOTICE TO CANADIAN RESIDENTS

RESALE RESTRICTIONS


    The distribution of the Class A Certificates in Canada is being made only on a private placement basis exempt from the requirement that the Transferor, on behalf of the Trust, prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Class A Certificates are effected. Accordingly, any resale of the Class A Certificates in Canada must be made in accordance with applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with available statutory exemptions or pursuant to a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Class A Certificates.



REPRESENTATIONS OF PURCHASERS



    Each purchaser of Class A Certificates in Canada who receives a purchase confirmation will be deemed to represent to the Transferor, the Trust, the Trustee, TMCC and the dealer from whom such purchase confirmation is received that (i) such purchaser is entitled under applicable provincial securities laws to purchase such Class A Certificates without the benefit of a prospectus qualified under such securities laws, (ii) where required by law, that such purchaser is purchasing as principal and not as agent, and (iii) such purchaser has reviewed the text above under "Resale Restrictions".



RIGHTS OF ACTION AND ENFORCEMENT (ONTARIO PURCHASERS)


    The securities being offered are those of foreign issuers and Ontario purchasers will not receive the contractual right of action prescribed by section 32 of the Regulation under the SECURITIES ACT (Ontario). As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liabilities provisions of the U.S. federal securities laws. All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Ontario purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgment obtained in Canadian courts against such issuer or persons outside of Canada. Following a recent decision of the U.S. Supreme Court, it is possible that Ontario purchasers will not be able to rely upon the remedies set out in Section 12(2) of the Securities Act if the securities are being offered under a U.S. private placement memorandum.

NOTICE TO BRITISH COLUMBIA RESIDENTS


    A purchaser of Class A Certificates to whom the SECURITIES ACT (British Columbia) applies is advised that such purchaser is required to file with the British Columbia Securities Commission a report within ten days of the sale of any Class A Certificates acquired by such purchaser pursuant to this offering. Such report must be in the form attached to British Columbia Securities Commission Blanket Order BOR #95/17, a copy of which may be obtained from the Transferor. Only one such report must be filed in respect of Class A Certificates acquired on the same date and under the same prospectus exemption.


TAXATION AND ELIGIBILITY FOR INVESTMENT



    Canadian purchasers of Class A Certificates should consult their own legal and tax advisers with respect to the tax consequences of an investment in the Class A Certificates in their particular circumstances and with respect to the eligibility of the Class A Certificates for investment by the purchaser under relevant Canadian legislation.


                      RATINGS OF THE CLASS A CERTIFICATES

    It is a condition of issuance that each of Moody's and Standard & Poor's rates each Class of Class A Certificates in its highest rating category. The ratings of the Class A Certificates will be based primarily upon the value of the Initial Contracts, the Reserve Fund and the terms of the Transferor Interest and the Class B Certificates. There is no assurance that any such rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. In the event that a rating with respect to any Class of Class A Certificates is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to such Class of Class A Certificates.

    The ratings of the Class A Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold the related Class A Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of each Class of Class A Certificates addresses the likelihood of the payment of principal of and interest on such Certificates pursuant to their terms.

    There can be no assurance as to whether any rating agency other than Moody's and Standard & Poor's will rate the Class A Certificates, or, if one does, what rating will be assigned by such other rating agency. A rating on any Class of Class A Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to such Class A Certificates by each of Moody's and Standard & Poor's.

                                 LEGAL MATTERS


    Certain legal matters, including certain federal income tax matters, with respect to the Class A Certificates have been passed upon for TMCC and the Transferor by Andrews & Kurth L.L.P., Los Angeles, California. Brown & Wood LLP, New York, New York will act as counsel for the Underwriters and has performed certain legal services for TMCC in connection with the Titling Trust.


                                    EXPERTS

    The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Toyota Motor Credit Corporation for the year ended September 30, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

    With respect to the unaudited consolidated financial information of Toyota Motor Credit Corporation for the three-month periods ended December 31, 1996 and 1995, the six-month periods ended March 31, 1997 and 196, and the nine-month periods ended June 30, 1997 and 1996 incorporated by reference in this Prospectus, Price Waterhouse LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated February 12, 1997, May 12, 1997 and August 12, 1997 incorporated by reference herein state that they did not audit and they do not state an opinion on that unaudited consolidated financial information. Price Waterhouse LLP has not carried out any significant additional audit tests beyond those which would have been necessary if their reports had not been included. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Price Waterhouse LLP is not subject to the liability provisions of section 11 of the Securities Act for their reports on the unaudited consolidated financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by Price Waterhouse LLP within the meaning of section 7 and 11 of the Securities Act.

                           INDEX OF CAPITALIZED TERMS


Accelerated Principal Distribution Amount........................................         10
Accounts.........................................................................         60
Additional Loss Amounts..........................................................         68
Additional Loss Contract.........................................................         63
Adjusted Certificate Balance.....................................................         10
Advance..........................................................................         18
Agency Agreement.................................................................         70
Aggregate Net Investment Value...................................................         11
Aggregate Net Losses.............................................................         62
Agreement........................................................................          i
Amortization Date................................................................          7
Amortization Period..............................................................         10
Available Interest...............................................................         49
Benefit Plans....................................................................         92
Business Day.....................................................................          4
Capped Contingent and Excess Liability Premiums..................................         50
Capped Origination Trust Administrative Expenses.................................         50
Capped Titling Trust Administrative Expenses.....................................         50
Capped Trust Administrative Expenses.............................................         50
Cedel Bank.......................................................................         12
Cedel Bank Participants..........................................................         58
Certificate Balance..............................................................          5
Certificate Distribution Amount..................................................         54
Certificate Factor...............................................................         43
Certificate Owners...............................................................         12
Certificate Payment Date.........................................................          6
Certificate Principal Loss Amounts...............................................      5, 48
Certificate Rates................................................................          6
Certificateholders' Account......................................................         61
Certificateholders...............................................................         ii
Certificates.....................................................................          i
Charge-off Rate..................................................................         62
Charged-off Amount...............................................................         45
Charged-off Contract.............................................................         45
Claims...........................................................................         70
Class A Certificate Balance......................................................          5
Class A Certificates.............................................................         ii
Class A Interest Carryover Shortfall.............................................         49
Class A-1 Certificates...........................................................         ii
Class A-1 Rate...................................................................          6
Class A-2 Rate...................................................................          6
Class A-3 Rate...................................................................          6
Class B Available Principal......................................................         50
Class B Certificates.............................................................         ii
Class B Interest Carryover Shortfall.............................................         49
Class B Interest Reserve Amount..................................................         62
Class B Rate.....................................................................          6
Class Certificate Balance........................................................          5
Closing Date.....................................................................          4

Code.............................................................................     19, 88
Collection Period................................................................          9
Collections......................................................................          9
Commission.......................................................................        iii
Contingent and Excess Liability Insurance Policies...............................         64
Contract Rights..................................................................         83
Contracts........................................................................          2
Cooperative......................................................................         58
Current Contract.................................................................         63
Cutoff Date......................................................................          2
Dealers..........................................................................          1
Deferral Fee.....................................................................         32
Definitive Certificates..........................................................         59
Delinquency Percentage...........................................................         62
Deposit Date.....................................................................         14
Determination Date...............................................................         46
Discounted Contract..............................................................      9, 11
Discounted Principal Balance.....................................................         11
DOL..............................................................................         92
DTC..............................................................................         12
DTC Participants.................................................................         56
Early Amortization Event.........................................................         52
ERISA............................................................................     19, 92
Euroclear........................................................................     12, 61
Euroclear Operator...............................................................         58
Euroclear Participants...........................................................         58
Events of Servicing Termination..................................................         76
Excess Amounts...................................................................         50
Exchange Act.....................................................................        iii
First Principal Monthly Allocation Date..........................................          7
Full Term Ratio..................................................................         23
Indenture........................................................................         78
Indenture Trustee................................................................         78
Indirect DTC Participants........................................................         57
Initial Certificate Balance......................................................          4
Initial Class A Certificate Balance..............................................          4
Initial Class A-1 Certificate Balance............................................          4
Initial Class A-2 Certificate Balance............................................          4
Initial Class A-3 Certificate Balance............................................          4
Initial Class B Certificate Balance..............................................          4
Initial Contracts................................................................          2
Initial Deposit..................................................................         16
Initial Leased Vehicles..........................................................          2
Insolvency Event.................................................................         26
Insolvency Laws..................................................................         26
Interest Collections.............................................................          9
Interest Period..................................................................          7
Investor Interest................................................................          4
Investor Percentage..............................................................         10
IRS..............................................................................         88
Lease Rate.......................................................................         13

Leased Vehicles..................................................................          2
Lemon Law........................................................................         86
Liquidated Contract..............................................................         63
Liquidation Expenses.............................................................         15
Liquidation Proceeds.............................................................         15
Loss Amounts.....................................................................     20, 45
Matured Contract.................................................................         11
Matured Leased Vehicle Expenses..................................................         15
Matured Leased Vehicle Inventory.................................................         11
Matured Leased Vehicle Proceeds..................................................         14
Maturity.........................................................................         78
Maturity Advance.................................................................         18
Maturity Date....................................................................         36
Monthly Allocation Date..........................................................         ii
Monthly Payment..................................................................         13
Monthly Payment Events...........................................................         12
Moody's..........................................................................         19
Net Insurance Proceeds...........................................................         61
Net Liquidation Proceeds.........................................................          9
Net Matured Leased Vehicle Proceeds..............................................         16
Net Repossessed Vehicle Proceeds.................................................          9
Nonrecoverable Advance...........................................................         72
OID..............................................................................         89
Other SUBI Assets................................................................         82
Other SUBI Certificates..........................................................         29
Other SUBIs......................................................................          1
Other SUBI Supplement............................................................         68
Outstanding Principal Balance....................................................         13
Payment Ahead....................................................................         14
Payoff Amount....................................................................         36
Permitted Investments............................................................         64
Prepayment.......................................................................         60
Principal Allocation.............................................................         10
Principal Collections............................................................          9
Rating Agencies..................................................................         19
Realized Value...................................................................         36
Reallocation Deposit Amount......................................................         45
Reallocation Payment.............................................................         41
Record Date......................................................................          4
Registration Statement...........................................................        iii
Repossessed Vehicle Expenses.....................................................         15
Repossessed Vehicle Proceeds.....................................................         15
Requested Exemption..............................................................         93
Required Amount..................................................................         16
Required Rate....................................................................         64
Reserve Fund.....................................................................         16
Residual Value...................................................................         13
Residual Value Loss Amount.......................................................         20
Residual Value Surplus...........................................................         16
Residual Value Test..............................................................         63
Revolving Period.................................................................          8

Schedule of Contracts and Leased Vehicles........................................         40
Securities Act...................................................................        iii
Security Deposits................................................................         73
Servicer.........................................................................          3
Servicer's Certificate...........................................................         75
Servicing Agreement..............................................................          3
Servicing Fee....................................................................         18
Servicing Supplement.............................................................          3
Specified Reserve Fund Balance...................................................         62
Standard & Poor's................................................................         19
Stated Maturity Date.............................................................       i, 6
SUBI.............................................................................       i, 1
SUBI Supplement..................................................................         28
SUBI Assets......................................................................       i, 2
SUBI Certificate.................................................................         13
SUBI Collection Account..........................................................     14, 60
Subsequent Contracts.............................................................          2
Subsequent Leased Vehicles.......................................................          2
Targeted Maturity Date...........................................................          6
Titling Trust....................................................................          i
Titling Trust Agreement..........................................................          2
Titling Trust Assets.............................................................      i, 30
Titling Trustee..................................................................          2
TMA..............................................................................          3
TMC..............................................................................          3
                                                                                     i, iii,
TMCC.............................................................................         31
TMCC Demand Note.................................................................         11
TMS..............................................................................          3
Transfer Date....................................................................          8
Transferor.......................................................................          i
Transferor Amounts...............................................................         46
Transferor Interest..............................................................      ii, 1
Transferor Percentage............................................................         45
Trust............................................................................          i
Trust Administrative Expenses....................................................         55
Trust Agent......................................................................      2, 70
Trust Indenture Act..............................................................         78
Trust States.....................................................................  1, 13, 23
Trustee..........................................................................          i
U.S. Bank........................................................................          1
Unallocated Principal Collections................................................         46
Uncapped Titling Trust Administrative Expenses...................................         50
Uncapped Trust Administrative Expenses...........................................         50
Underwriters.....................................................................         95
Underwriting Agreement...........................................................         95
UTI..............................................................................          1
UTI Assets.......................................................................         82
UTI Certificates.................................................................         29
Voting Interests.................................................................         53

                                                                         ANNEX 1

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered Class A-1 Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC, Cedel Bank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through Cedel Bank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and prior asset-backed securities issues. Secondary cross-market trading between Cedel Bank or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the Relevant Depositaries of Cedel Bank and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel Bank and Euroclear will hold positions on behalf of their participants through their Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date. Investors electing to hold their Global Securities through Cedel Bank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

    TRADING BETWEEN CEDEL BANK AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Bank Participants or Euroclear Participants will be settled using the Procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CEDEL BANK OR EUROCLEAR PARTICIPANTS. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Bank Participant or a Euroclear Participant, the purchaser will send instructions to Cedel Bank or Euroclear through a Cedel

Bank Participant or Euroclear Participant at least one business day prior to settlement. Cedel Bank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Bank Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New
York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel Bank or Euroclear cash debt will be valued instead as of the actual settlement date.

    Cedel Bank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel Bank or Euroclear. Under this approach, they may take on credit exposure to Cedel Bank or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if Cedel Bank or Euroclear has extended a line of credit to them, Cedel Bank Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Bank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Bank Participants or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Bank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CEDEL BANK OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Bank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel Bank or Euroclear through a Cedel Bank Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel Bank or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Bank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Bank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Bank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Bank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Cedel Bank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Bank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing though Cedel Bank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel Bank or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel Bank or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Bank Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through Cedel Bank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or their agents.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person though whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years, and Form 4224 is effective for one calendar year.

    As used in the foregoing discussion, the term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to United States federal income tax, regardless of the source of its income or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States fiduciaries have the authority to control all substantial decisions of the Trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

                      PRINCIPAL OFFICES OF THE TRANSFEROR



                              Toyota Leasing, Inc.
                           19001 South Western Avenue
                           Torrance, California 90509
                                 United States



                               JOINT BOOKRUNNERS



Merrill Lynch & Co.             Lehman Brothers       Morgan Stanley Dean Witter



(GLOBAL COORDINATOR)



                   TRUSTEE, REGISTRAR AND PAYING AGENT (U.S.)



                         U.S. Bank National Association
                              One Illinois Center
                        111 E. Wacker Drive, Suite 3000
                            Chicago, Illinois 60601
                                 United States



                            ADDITIONAL PAYING AGENT



                     Bankers Trust Company Luxembourg S.A.
                          14 Boulevard F.D. Roosevelt
                               L-2450, Luxembourg



      LUXEMBOURG LISTING AGENT                 HONG KONG LISTING AGENT
Bankers Trust Company Luxembourg S.A.              Clifford Chance
     14 Boulevard F.D. Roosevelt              30th Floor, Jardine House
         L-2450, Luxembourg                      One Connaught Place
                                                      Hong Kong



            LEGAL ADVISER                  INDEPENDENT PUBLIC ACCOUNTANTS
      (as to United States law)                    OF THE COMPANY
       Andrews & Kurth L.L.P.                   Price Waterhouse LLP
     601 S. Figueroa, Suite 4200          400 South Hope Street, 22nd Floor
    Los Angeles, California 90017        Los Angeles, California 90071-2889
            United States                           United States

------------------------------------------------
                                ------------------------------------------------
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                                ------------------------------------------------


    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRANSFEROR OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRANSFEROR SINCE SUCH DATE.


                              -------------------

                               TABLE OF CONTENTS


                                                         PAGE
                                                       ---------
Available Information................................        iii
Documents Incorporated by Reference..................        iii
Reports to Certificateholders........................         iv
Summary..............................................          1
Risk Factors.........................................         20
The Trust and the SUBI...............................         27
The Titling Trust....................................         28
Use of Proceeds......................................         30
The Transferor.......................................         30
TMCC.................................................         31
TMCC's Leasing Operations............................         31
The Contracts........................................         35
Maturity, Prepayment and Yield Considerations........         42
Class A Certificate Factors and Trading Information;
  Reports to Class A Certificateholders..............         43
Description of the Certificates......................         43
Assets of the Trust..................................         60
Additional Document Provisions.......................         65
Certain Legal Aspects of the Titling Trust...........         82
Certain Legal Aspects of the Contracts and the Leased
  Vehicles...........................................         84
Material Federal Income Tax Considerations...........         88
ERISA Considerations.................................         92
Underwriting.........................................         95
Listing and General Information for Non-U.S.
  Investors..........................................         96
Notice to Canadian Residents.........................         99
Ratings of the Class A Certificates..................        100
Legal Matters........................................        100
Experts..............................................        100
Index of Capitalized Terms...........................        102
Global Clearance, Settlement and Tax Documentation
  Procedures.........................................        A-1



                         TOYOTA AUTO LEASE TRUST 1997-A



                          $410,000,000    % Auto Lease
                      Asset Backed Certificates, Class A-1



                          $650,000,000    % Auto Lease
                      Asset Backed Certificates, Class A-2



                          $72,750,000    % Auto Lease
                      Asset Backed Certificates, Class A-3



                              TOYOTA LEASING, INC.
                                   TRANSFEROR



                        TOYOTA MOTOR CREDIT CORPORATION
                                    SERVICER


                              -------------------

                                   PROSPECTUS

                              -------------------

                               JOINT BOOKRUNNERS

                              MERRILL LYNCH & CO.
                              (GLOBAL COORDINATOR)

                                LEHMAN BROTHERS
                           MORGAN STANLEY DEAN WITTER
                                           , 1997

------------------------------------------------
                                ------------------------------------------------
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                                ------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND PAYMENT.

    Expenses in connection with the offering of the Class A Certificates being registered herein are estimated as follows:


SEC registration fee..........................................  $ 347,272.73
Legal fees and expenses.......................................    617,500.00
Accounting fees and expenses..................................     90,000.00
Blue sky fees and expenses....................................     10,000.00
Rating agency fees............................................    203,181.00
Trustee fees and expenses.....................................     45,000.00
Printing......................................................     75,000.00
Miscellaneous.................................................     62,046.27
                                                                ------------
    Total.....................................................  $1,450,000.00
                                                                ------------
                                                                ------------


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Toyota Motor Credit Corporation ("TMCC") and Toyota Leasing, Inc. ("TLI") were incorporated as California corporations. Section 317 of the California Corporations Code authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an officer or director of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful.

    Each of TMCC's and TLI's Bylaws authorize TMCC and the Transferor to indemnify their officers and directors to the maximum extent permitted by the California Corporations Code. TMCC has entered into indemnification agreements with its officers and directors to indemnify such officers and directors to the maximum extent permitted by the California Corporations Code.

    This item is not applicable to the other Registrants.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

    Not applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    a.  Exhibits:


      1.1  Form of Underwriting Agreement.*

      3.1  Articles of Incorporation of Toyota Leasing, Inc.

      3.2  Bylaws of Toyota Leasing, Inc.

      4.1  Form of Securitization Trust Agreement between Toyota Leasing, Inc. and First Bank
             National Association ("First Bank")+, as Trustee (including forms of Class A
             Certificates).

      5.1  Opinion of Andrews & Kurth L.L.P. with respect to legality.

      8.1  Opinion of Andrews & Kurth L.L.P. with respect to federal income tax matters.

     10.1  Amended and Restated Trust and Servicing Agreement among Toyota Motor Credit
             Corporation ("TMCC"), TMTT, Inc., as Trustee and First Bank, as Trust Agent, dated as of October 1, 1996.**

     10.2  UTI Supplement to Amended and Restated Trust and Servicing Agreement among TMCC,
             TMTT, Inc., as Trustee, and First Bank, as Trust Agent, dated October 1, 1996
             (including form of UTI Certificate).**

     10.3  Form of SUBI Supplement 1997-A to Amended and Restated Trust Agreement among TMCC,
             TMTT, Inc., as Trustee and U.S. Bank National Association (f/k/a First Bank
             National Association, "U.S. Bank")+, as Trust Agent (including form of SUBI
             Certificate).**

     10.4  Form of 1997-A SUBI Servicing Supplement to Amended and Restated Trust and Servicing
             Agreement between TMTT, Inc., TMCC and Toyota Leasing, Inc.**

     10.5  Form of SUBI Certificate Purchase and Sale Agreement between TMCC and Toyota Leasing,
             Inc.**

     10.6  Form of Indenture with respect to TMCC Demand Notes between TMCC and U.S. Bank, as
             Trustee.

     15.1  Awareness Letter of Price Waterhouse LLP.**

     23.1  Consent of Andrews & Kurth L.L.P. (included as part of Exhibit 5.1).

     23.2  Consent of Andrews & Kurth L.L.P. (included as part of Exhibit 8.1).

     23.3  Consent of Price Waterhouse LLP.**

     24.1  Powers of Attorney.**

     25.1  Statement of Eligibility on Form T-1 of U.S. Bank.


------------------------

 *  To be filed by amendment.

**  Previously filed.

 + First Bank changed its name to U.S. Bank National Association following its merger therewith in July 1997.

    b.  Financial Statement Schedules:

      Not applicable.

ITEM 17.  UNDERTAKINGS.

    The undersigned Registrants hereby undertake as follows:

    (a) To provide to the Underwriters at the closing date specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to provide prompt delivery to each purchaser.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act will be deemed to be part of this registration statement as of the time it was declared effective.

    (d) For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial BONA FIDE offering thereof.

    (e) TMCC, one of the undersigned registrants, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) and 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (f) The undersigned Registrants hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (f)(1)(i) and (f)(1)(ii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance and State of California, on the 28th day of August, 1997.


                                        TOYOTA AUTO LEASE TRUST 1997-A

                                        By:  TOYOTA LEASING, INC., solely as
                                             originator of Toyota Auto Lease
                                             Trust 1997-A

                                By:              /s/ GREGORY WILLIS
                                     -----------------------------------------
                                                  Gregory Willis,
                                               DIRECTOR AND PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

      /s/ GREGORY WILLIS        Director and Principal
------------------------------    Executive Officer of        August 28, 1997
        Gregory Willis            Toyota Leasing, Inc.

                                Director and Principal
      /s/ NOBU SHIGEMI*           Financial Officer and
------------------------------    Principal Accounting        August 28, 1997
         Nobu Shigemi             Officer of Toyota
                                  Leasing, Inc.

   /s/ WILLIAM LATHAM, III*
------------------------------  Director of Toyota            August 28, 1997
     William Latham, III          Leasing, Inc.



*By:     /s/ GREGORY WILLIS
      -------------------------
           Gregory Willis
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance and State of California, on the 28th day of August, 1997.


                                TOYOTA LEASING, INC.

                                By:              /s/ GREGORY WILLIS
                                     -----------------------------------------
                                                  Gregory Willis,
                                               DIRECTOR AND PRESIDENT


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

      /s/ GREGORY WILLIS        Director and Principal
------------------------------    Executive Officer of        August 28, 1997
        Gregory Willis            Toyota Leasing, Inc.

                                Director and Principal
      /s/ NOBU SHIGEMI*           Financial Officer and
------------------------------    Principal Accounting        August 28, 1997
         Nobu Shigemi             Officer of Toyota
                                  Leasing, Inc.

   /s/ WILLIAM LATHAM, III*
------------------------------  Director of Toyota            August 28, 1997
     William Latham, III          Leasing, Inc.



*By:     /s/ GREGORY WILLIS
      -------------------------
           Gregory Willis
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Torrance and State of California, on the 28th day of August, 1997.


                                TOYOTA MOTOR CREDIT CORPORATION, solely as transferor of the SUBI to the Transferor and issuer of the TMCC Demand Notes

                                By:               /s/ GEORGE BORST
                                     -----------------------------------------
                                                    George Borst
                                     SENIOR VICE PRESIDENT AND GENERAL MANAGER

                                TOYOTA LEASE TRUST

                                By:             TOYOTA MOTOR CREDIT
                                         CORPORATION, solely as originator
                                             of the Toyota Lease Trust

                                By:               /s/ GEORGE BORST
                                     -----------------------------------------
                                                    George Borst
                                     SENIOR VICE PRESIDENT AND GENERAL MANAGER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director, Senior Vice
       /s/ GEORGE BORST           President and General
------------------------------    Manager of TMCC             August 28, 1997
         George Borst             (principal executive
                                  officer)

      /s/ ROBERT PITTS*
------------------------------  Director and Secretary of     August 28, 1997
         Robert Pitts             TMCC

                                Director, Senior Vice
      /s/ NOBU SHIGEMI*           President and Treasurer
------------------------------    of TMCC (principal          August 28, 1997
         Nobu Shigemi             financial officer)

      /s/ DOUGLAS WEST*
------------------------------  Director of TMCC              August 28, 1997
         Douglas West

                                Vice President of Finance
      /s/ GREGORY WILLIS          and Administration
------------------------------    (principal accounting       August 28, 1997
        Gregory Willis            officer)



*By:     /s/ GREGORY WILLIS
      -------------------------
           Gregory Willis
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


                                                                                                         SEQUENTIALLY
  EXHIBIT    DESCRIPTION                                                                                 NUMBERED PAGE
-----------  ----------------------------------------------------------------------------------------  -----------------
       1.1   Form of Underwriting Agreement.*........................................................

       3.1   Articles of Incorporation of Toyota Leasing, Inc........................................

       3.2   Bylaws of Toyota Leasing, Inc...........................................................

       4.1   Form of Securitization Trust Agreement between Toyota Leasing, Inc. and First Bank
               National Association ("First Bank")+, as Trustee (including forms of Class A
               Certificates).........................................................................

       5.1   Opinion of Andrews & Kurth L.L.P. with respect to legality..............................

       8.1   Opinion of Andrews & Kurth L.L.P. with respect to federal income tax matters............

      10.1   Amended and Restated Trust and Servicing Agreement among Toyota Motor Credit Corporation
               ("TMCC"), TMTT, Inc., as Trustee and First Bank, as Trust Agent, dated as of October
               1, 1996.**............................................................................

      10.2   UTI Supplement to Amended and Restated Trust and Servicing Agreement among TMCC, TMTT,
               Inc., as Trustee, and First Bank, as Trust Agent, dated October 1, 1996 (including form of UTI Certificate).**...........................................................

      10.3   Form of SUBI Supplement 1997-A to Amended and Restated Trust Agreement among TMCC, TMTT,
               Inc., as Trustee and U.S. Bank National Association (f/k/a First Bank National
               Association, "U.S. Bank")+, as Trust Agent (including form of SUBI Certificate).**....

      10.4   Form of 1997-A SUBI Servicing Supplement to Amended and Restated Trust and Servicing
               Agreement between TMTT, Inc., TMCC and Toyota Leasing, Inc.**.........................

      10.5   Form of SUBI Certificate Purchase and Sale Agreement between TMCC and Toyota Leasing,
               Inc.**................................................................................

      10.6   Form of Indenture with respect to TMCC Demand Notes between TMCC and U.S. Bank, as
               Trustee...............................................................................

      15.1   Awareness Letter of Price Waterhouse LLP.**.............................................

      23.1   Consent of Andrews & Kurth L.L.P. (included as part of Exhibit 5.1).....................

      23.2   Consent of Andrews & Kurth L.L.P. (included as part of Exhibit 8.1).....................

      23.3   Consent of Price Waterhouse LLP.**......................................................

      24.1   Powers of Attorney.**...................................................................

      25.1   Statement of Eligibility on Form T-1 of U.S. Bank.......................................


------------------------

 *  To be filed by amendment.

**  Previously filed.

 + First Bank changed its name to U.S. Bank National Association following its merger therewith in July 1997.